AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                         JULY 8, 1996.

                                       REGISTRATION NO. 333-4402


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                         AMENDMENT NO. 2
                               TO
                            FORM S-4
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                     SHOWBOAT MARINA CASINO
                           PARTNERSHIP
     (Exact name of registrant as specified in its charter)

         INDIANA                   7011                35-1978576
     (State or other         (Primary Standard      (I.R.S. Employer
     jurisdiction of            Industrial        Identification No.)
     incorporation or       Classification Code
      organization)               Number)

                         2001 EAST COLUMBUS DRIVE
                       EAST CHICAGO, INDIANA  46312
                             (219) 392-1111
          (Address, including zip code, and telephone number,
   including area code, of registrant's principal executive offices)

               SHOWBOAT MARINA FINANCE CORPORATION
     (Exact name of registrant as specified in its charter)

         NEVADA                 9999             88-0356197
    (State or other      (Primary Standard    (I.R.S. Employer
    jurisdiction of          Industrial       Identification No.)
    incorporation or       Classification
     organization)          Code Number)

                       2001 EAST COLUMBUS DRIVE
                      EAST CHICAGO, INDIANA  46312
                           (219) 392-1111
         (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)


                        JOHN N. BREWER, ESQ.
                  KUMMER KAEMPFER BONNER & RENSHAW
                     3800 HOWARD HUGHES PARKWAY
                            SEVENTH FLOOR
                       LAS VEGAS, NEVADA 89109
                           (702) 792-7000
          (Name, address, including zip code, and telephone
           number, including area code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: As promptly as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION,

ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT
BE SOLD NOR  MAY  OFFERS  TO  BUY  BE ACCEPTED  PRIOR TO THE TIME
THE REGISTRATION STATEMENT  BECOMES EFFECTIVE.   THIS REGISTRATION
STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

               SHOWBOAT MARINA CASINO PARTNERSHIP
                               AND
               SHOWBOAT MARINA FINANCE CORPORATION

                      CROSS REFERENCE TABLE

    PURSUANT TO RULE 404(A) AND ITEM 501(B) OF REGULATION S-K



REGISTRATION STATEMENT ITEM           PROSPECTUS CAPTION
AND FORM S-4 CAPTION

1.    Forepart of the Registration
       Statement and Outside Front
       Cover Page of Prospectus       Outside Front Cover Page

2.    Inside Front and Outside
       Back Cover Pages of            Inside Front and Outside
       Prospectus                      Back Cover Pages

3.    Risk Factors, Ratio of
       Earnings to Fixed Charges      Summary; Risk Factors;
       and Other Information           Selected Financial Data

4.    Terms of the Transaction        Summary; The Exchange
                                       Offer; Description of New
                                       Notes; Certain U.S.
                                       Income Tax Considerations

5.    Pro Forma Financial
       Information                    Not Applicable

6.    Material Contacts with the
       Company Being Acquired         Not Applicable

7.    Additional Information
       Required for Reoffering by
       Persons and Parties Deemed
       to be Underwriters             Not Applicable

8.    Interests of Named Experts
       and Counsel                    Legal Matters; Experts

9.    Disclosure of Commission
       Position on Indemnification
       for Securities Act             Certain Relationships and
       Liabilities                     Related Transactions

10.   Information with Respect to
       S-3  Registrants               Not Applicable

11.   Incorporation of Certain
       Information by Reference       Not Applicable

12.   Information with Respect to
       S-2 or S-3 Registrants         Not Applicable

13.   Incorporation of Certain
       Information by Reference       Not Applicable

14.   Information with Respect to     Summary; Risk Factors;
       Registrants Other than S-3      Capitalization;
       or S-2 Registrants              Management's Discussion
                                       and Analysis of Financial
                                       Condition and Results of
                                       Operations; Business

15.   Information with Respect to
       S-3 Companies                  Not Applicable

16.   Information with Respect to
       S-2 or S-3 companies           Not Applicable

17.   Information with Respect to
       Companies Other than S-3 or
       S-2 companies                  Not Applicable

18.   Information if Proxies,
       Consents or Authorizations
       are to be Solicited            Not Applicable

19.   Information if Proxies,
       Consents or Authorizations
       are not to be Solicited or     Management
       in an Exchange Offer

      [THIS TEXT APPEARS PRINTED ALONG THE RIGHT MARGIN
                OF PAGE 1 OF THE PROSPECTUS]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


           SUBJECT TO COMPLETION, DATED JULY 8, 1996

               SHOWBOAT MARINA CASINO PARTNERSHIP
               SHOWBOAT MARINA FINANCE CORPORATION
                        OFFER TO EXCHANGE
                         ALL OUTSTANDING
         13 1/2% SERIES A FIRST MORTGAGE NOTES DUE 2003
     AGGREGATE PRINCIPAL AMOUNT OF $140,000,000 OUTSTANDING
                               FOR
         13 1/2% SERIES B FIRST MORTGAGE NOTES DUE 2003


     This exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on August 9, 1996 (as such date may be extended, the "Expiration Date").



     Showboat Marina Casino Partnership, an Indiana general partnership (the "Showboat Partnership"), and Showboat Marina Finance Corporation, a Nevada corporation and a wholly-owned subsidiary of Showboat Partnership (the "Finance Corporation" and, together with Showboat Partnership, the "Company") hereby offer (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 in principal amount of its 13 1/2% Series B First Mortgage Notes due 2003 (the "New Notes") for each $1,000 in principal amount of its outstanding 13 1/2% Series A First Mortgage Notes due 2003 (the "Old Notes") (the Old Notes and the New Notes are collectively referred to herein as the "Notes") of which an aggregate principal amount of $140.0 million is outstanding. Currently, there are no guarantors of the New Notes. See, "Description of New Notes - Note Guarantees" on page 80. At June 15, 1996, on a pro forma basis after giving effect to the Exchange Offer, and the obtaining of Capital Lease Financing (as defined on page 15), the Company would have approximately $156.0 million in aggregate principal amount of indebtedness on a consolidated basis which indebtedness (excluding trade payables and other accrued liabilities) consists of (a) $140.0 million of the New Notes and (b) approximately $16.0 million of Capital Lease Financing. The Company has no indebtedness which is senior to or would be on a parity with the New Notes.



     The Company will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the
Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Rights Agreement dated as of March 28, 1996 (the "Registration Rights Agreement") among the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Nomura Securities International, Inc. and Bear, Stearns & Co. Inc. (collectively the "Initial Purchasers"). The Old Notes may be tendered only in multiples of $1,000. See "The Exchange Offer." The Old Notes were issued by the Company to finance, in part, the design, development, construction, equipping and opening of the Company's riverboat casino and supporting ancillary facilities (the "East Chicago Showboat") on Lake Michigan in East Chicago, Indiana. East Chicago Showboat will be managed by Showboat Marina Partnership, an Indiana general partnership (the "Manager," the "Predecessor" or the "Parent Partnership"), and an affiliate of Showboat, Inc., a Nevada corporation ("Showboat").



     The Showboat Partnership and the Finance Corporation issued $140.0 million aggregate principal amount of the Old Notes to the Initial Purchasers on March 28, 1996 (the "Closing Date") pursuant to a Purchase Agreement dated March 21, 1996 (the "Purchase Agreement") among the Showboat Partnership and the Finance Corporation and the Initial Purchasers. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Showboat Partnership and the Finance Corporation and the Initial Purchasers also entered into the Registration Rights Agreement, pursuant to which the Showboat Partnership and the Finance Corporation granted certain registration rights for the benefit of the holders of the Old Notes ("Holders"). The Exchange Offer is intended to satisfy certain of the Showboat Partnership and Finance Corporation's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer - Purpose and Effect."



     The Old Notes were, and the New Notes will be, issued under the Indenture dated as of the Closing Date (the "Indenture") between the Showboat Partnership, the Finance Corporation and American Bank National Association as Trustee (in such capacity, the "Trustee" or "Registrar"). The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of New Notes will not be entitled to Liquidated Damages (as defined on page 28) otherwise payable under the Registration Rights Agreement in respect of Old Notes held by such holders during any period in which a registration statement has not been filed and/or is not effective and (iii) holders of New Notes will not be, and upon the consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities; provided, however, that certain holders of the Old Notes shall have the right to require the Showboat
Partnership  and  the  Finance  Corporation   to  file  a   shelf
registration statement pursuant to Rule 415 under the Securities Act solely for the benefit of such holders and will be entitled
to   receive   Liquidated  Damages  if  such  shelf  registration
statement is not declared effective within 135 days after the Closing Date, or August 10, 1996. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Showboat Partnership and the Finance Corporation to the Registrar of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that were tendered by Holders pursuant to the Exchange Offer. See "The Exchange Offer
- - Termination of Certain Rights" and "-Procedures for Tendering Old Notes" and "Description of New Notes."


SEE  "RISK  FACTORS"  BEGINNING ON PAGE 15 FOR  INFORMATION  THAT
SHOULD BE CONSIDERED BY HOLDERS IN EVALUATING THE EXCHANGE OFFER.

THESE  SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED  BY  THE
SECURITIES  AND  EXCHANGE

COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NEITHER  THE  INDIANA  GAMING COMMISSION  NOR  ANY  OTHER  GAMING
AUTHORITY  HAS  PASSED  UPON THE ADEQUACY  OR  ACCURACY  OF  THIS
PROSPECTUS  OR  THE  INVESTMENT MERITS OF THE NEW  NOTES  OFFERED
HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

       THE DATE OF THIS PROSPECTUS IS  _____________, 1996

      The New Notes will bear interest at a rate equal to 13 1/2% per annum from and including their date of issuance ("New Note Issuance Date"). Interest on the New Notes is payable semiannually on each March 15 and September 15 (each, an "Interest Payment Date") commencing September 15, 1996. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of issuance of the Old Notes (the "Issuance Date") or the last Interest Payment Date, as applicable to, but not including, the New Note Issuance Date, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue on the day prior to the New Note Issuance Date. The New Notes will mature on March 15, 2003. See "Description of New Notes - General."


     The New Notes will not be redeemable, in whole or in part, prior to March 15, 2000 (except as otherwise required by a Gaming Authority (as defined on page 92)). On and after March 15, 2000, the New Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date. Upon the occurrence of a Change of Control (as defined on page 89), each holder of the New Notes will have the right to require the Company to purchase all or a portion of such holder's New Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the repurchase date. Within 90 days after the end of each Operating Year (as defined on page 95), the Company will be required to offer to repurchase, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, the maximum principal amount of New Notes that may be repurchased with 50% of the Company's Excess Cash Flow (as defined on page 90) for such Operating Year. In addition, if the Certificate of Suitability (as defined on page 89) has not been transferred from the Parent Partnership to the Company by July 1, 1996, the Company will be required to offer to repurchase all or any part of the New Notes then outstanding at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Until the earlier of the completion of such repurchase offer or transfer of the Certificate of Suitability from the Parent Partnership to the Company, the Company will cause the amount of funds remaining in the Escrow Account (as defined on page 91) to be no less than $147.0 million. On March 27, 1996 the Certificate of Suitability was transferred to the Company.



     The New Notes will be senior secured obligations of the Company and will rank PARI PASSU, or on a parity with, in right of
payment  with all other senior indebtedness of the Company.   The
New Notes will be secured by a first priority lien, subject to preferred maritime liens (see "Risk Factors - Preferred Maritime
Liens   and  Liens  Arising  During  Construction,  Payment   and
Performance Bond"), on substantially all of the assets of East Chicago Showboat. The net proceeds from the sale of the Old Notes, together with the proceeds of the Capital Contribution (as defined on page 89), to the extent of cash remaining, are held in the Escrow Account and invested in Cash Equivalents (as defined on page 89) and disbursed only in accordance with the terms and conditions of the Escrow and Disbursement Agreement (as defined on page 91). Pending disbursement of such funds, the Notes will be secured by a pledge of such funds. Under the Completion Guarantee (as defined on page 12), Showboat agreed to cause East Chicago Showboat to become Operating (as defined on page 95) and guaranteed the payment of all Project Costs (as defined on page
97) owing prior to such completion up to a maximum aggregate amount of $30.0 million. Showboat also provided the Standby Equity Commitment (as defined on page 13) pursuant to which it agreed to cause to be made up to an aggregate of $30.0 million in additional capital contributions to the Company during the first three Operating Years if the Company's Combined Cash Flow (as defined on page 89) is less than $35.0 million for any one such Operating Year; however, in no event will Showboat be required to cause to be contributed more than $15.0 million to the Company in respect of any one such Operating Year. The Completion Guarantee and the Standby Equity Commitment are subject to a number of limitations, qualifications and exceptions.


     Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to a Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or (ii) a person who is an affiliate of the Company within the meaning of Rule 405 of the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes. Holders wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offer - Resales of the New Notes." This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.

     The Company will not receive any proceeds from any sale of the New Notes. New Notes received by any broker-dealer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Any such sale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealers and/or the purchasers of any such New Notes. Any broker-dealer that sells the New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such sale of the New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Each broker-dealer that receives the New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such sale. See "Plan of Distribution."

     As of April 30, 1996, Cede & Co. ("Cede"), as nominee for The Depository Trust Company, New York, New York ("DTC"), was the only registered Holder of the Old Notes, holding Old Notes for its participants. There has previously been only a limited secondary market and no public market for the Old Notes. The Old Notes are eligible for trading in the Private Offering, Resales and Trading through Automatic Linkages ("PORTAL") market. The Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes; however, none is obligated to do so and any market making activities may be discontinued by any of the Initial Purchasers at any time. Therefore, there can be no assurance that an active market for the New Notes will develop. If such a trading market develops for the New Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the New Notes may trade at a discount from their face value. See "Risk Factors - Absence of Public Trading Market; Restrictions on Transfer."

     The Company will not receive any proceeds from the Exchange Offer, but, pursuant to the Registration Rights Agreement, the Company will bear certain registration expenses, estimated to be approximately $100,000. No underwriter is being utilized in connection with the Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION. IN ADDITION, HOLDERS OF THE NEW NOTES FOLLOWING THE EXCHANGE OFFER SHALL BE PROHIBITED FROM SELLING THE NEW NOTES TO NON-INSTITUTIONAL BUYERS IN THE STATES OF ALABAMA, CALIFORNIA AND WISCONSIN IN THE ABSENCE OF REGISTRATION OF THE NEW NOTES (OR A VALID EXEMPTION THEREFROM) UNDER THE SECURITIES LAWS OF SUCH STATES.

     The  Old  Notes were issued originally in global  form  (the
"Global Old Note"). The Global Old Note was deposited with, or on behalf of, DTC, as the initial depository with respect to the Old Notes (in such capacity, the

"Depository"). The Global Old Note is registered in the name of Cede, as nominee of DTC, and beneficial interests in the Global Old Note are shown on, and transfers thereof are effected only through, records maintained by the Depository and its participants. The use of the Global Old Note to represent the Old Notes permits the Depository's participants, and anyone holding a beneficial interest in an Old Note registered in the name of such a participant, to transfer interests in the Old Notes electronically in accordance with the Depository's established procedures without the need to transfer a physical certificate. Except as provided below, the New Notes will also be issued initially as a note in global form (the "Global New Note," and together with the Global Old Note, the "Global Notes") and deposited with, or on behalf of, the Depository. Notwithstanding the foregoing, holders of Old Notes that were held, at any time, by a person that is not a qualified institutional buyer under Rule 144A (a "QIB"), and any Holder that is not a QIB that exchanges Old Notes in the Exchange Offer, will receive the New Notes in certificated form and is not, and will not be, able to trade such securities through the Depository unless the New Notes are resold to a QIB. After the initial issuance of the Global New Note, New Notes in certificated form will be issued in exchange for a holder's proportionate interest in the Global New Note only as set forth in the Indenture.

                      AVAILABLE INFORMATION

     The Company has filed a registration statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the New Notes. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the New Notes offered hereby. This Prospectus contains summaries of the material terms and provisions of certain documents and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such summary is qualified in its entirety by such reference.

     Upon effectiveness of the Registration Statement, the Company will be subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission (and within the time periods that are or would be prescribed thereby), for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports. In addition, for so long as any of the Old Notes remain outstanding, the Company has agreed to make available, upon request, to any prospective purchaser or beneficial owner of the Old Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act. Information may be obtained from the Company at 2001 East Columbus Drive, East Chicago, Indiana 46312 (telephone number: 219-392-1111), Attention: Vice President-Finance and Administration.

     The Registration Statement (including the exhibits and schedules thereto) and the periodic reports, proxy and information statements and other information may be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the
Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                        TABLE OF CONTENTS

                                                             PAGE

AVAILABLE INFORMATION                                           5
PROSPECTUS SUMMARY                                              7
RISK FACTORS                                                   15
THE EXCHANGE OFFER                                             26
CAPITALIZATION                                                 33
SELECTED FINANCIAL DATA                                        34
MANAGEMENT'S DISCUSSION AND ANALYSIS OF  FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS                           35
BUSINESS                                                       38
MATERIAL AGREEMENTS                                            46
REGULATION                                                     53
MANAGEMENT                                                     56
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                 59
PRINCIPAL SECURITY HOLDERS                                     60
DESCRIPTION OF NEW NOTES                                       62
CERTAIN U.S. INCOME TAX CONSIDERATIONS                         99
PLAN OF DISTRIBUTION                                          101
LEGAL MATTERS                                                 102
EXPERTS                                                       102
INDEX TO FINANCIAL STATEMENTS                                 F-1
SELECTED CONSOLIDATED FINANCIAL DATA OF SHOWBOAT, INC.        S-1

                       PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED ELSEWHERE HEREIN. UNLESS OTHERWISE INDICATED, THE TERM "SHOWBOAT" REFERS TO SHOWBOAT, INC., ITS PREDECESSORS AND ITS SUBSIDIARIES AND THE TERM THE "COMPANY" REFERS TO SHOWBOAT MARINA CASINO PARTNERSHIP, ITS PREDECESSORS AND ALL OF ITS SUBSIDIARIES, INCLUDING FINANCE CORPORATION. THE TERM SHOWBOAT PARTNERSHIP REFERS TO SHOWBOAT MARINA CASINO PARTNERSHIP. THE INFORMATION CONTAINED HEREIN RELATING TO THE PROPOSED DESIGN, LAYOUT, CONSTRUCTION AND OPERATIONS OF EAST CHICAGO SHOWBOAT IS BASED UPON THE SHOWBOAT PARTNERSHIP'S CURRENT PLANS RELATING THERETO, WHICH MAY CHANGE FROM TIME TO TIME IN ACCORDANCE WITH THE ESCROW AND DISBURSEMENT AGREEMENT. SHOWBOAT MARINA PARTNERSHIP, WHICH IS REFERRED TO HEREIN AS THE "MANAGER" OR "PARENT PARTNERSHIP" WAS ORGANIZED ON JANUARY 31, 1994 FOR THE PURPOSE OF DEVELOPING EAST CHICAGO SHOWBOAT AND INITIALLY RECEIVED THE CERTIFICATE OF SUITABILITY GRANTED BY THE INDIANA GAMING COMMISSION (THE
"INDIANA COMMISSION"). THE INDIANA COMMISSION APPROVED THE TRANSFER OF THE CERTIFICATE OF SUITABILITY FROM THE MANAGER TO SHOWBOAT PARTNERSHIP, WHICH WAS ORGANIZED AS OF MARCH 1, 1996. FINANCE CORPORATION WAS INCORPORATED ON MARCH 7, 1996 TO ASSIST SHOWBOAT PARTNERSHIP IN FINANCING EAST CHICAGO SHOWBOAT. AS OF MARCH 28, 1996, THE ASSETS AND LIABILITIES OF THE PARENT PARTNERSHIP OTHER THAN THE STOCK OF EAST CHICAGO SECOND CENTURY, INC., WERE TRANSFERRED TO THE SHOWBOAT PARTNERSHIP. SEE "RISK FACTORS" FOR CERTAIN FACTORS A HOLDER SHOULD CONSIDER IN EVALUATING THE EXCHANGE OFFER.

                           THE COMPANY


     The Showboat Partnership is developing and will own and operate East Chicago Showboat, the sole licensed gaming facility
located  in  East  Chicago,  Indiana  on   Lake  Michigan.  Since
inception, the Showboat Partnership's activities have been limited to development activity and applying for appropriate gaming licenses. As a result, the Showboat Partnership has no revenues or earnings to date. Showboat, which owns a controlling interest in the Showboat Partnership, will design, develop, construct,
equip  and  operate  East   Chicago  Showboat.   Showboat  is  an
international casino entertainment company which owns and operates casino hotels in Las Vegas, Nevada and Atlantic City, New Jersey and operates and is the largest shareholder of the Sydney Harbour Casino in Sydney, Australia. East Chicago Showboat will be
strategically  located  approximately  12  miles  from   downtown
Chicago, Illinois. The Showboat Partnership believes that East Chicago Showboat will have the most direct and convenient access to the Interstate Highway system of any of the currently existing or proposed northern Indiana gaming operations. East Chicago Showboat will be located adjacent to the off-ramp of Indiana State Highway 912, a divided six-lane highway which connects to Interstate Highways 90 and 80/94. On March 20, 1996, the Indiana Commission approved the transfer of the Certificate of Suitability from the Parent Partnership to the Showboat Partnership and the transfer of the Certificate of Suitability to the Showboat Partnership occurred on March 27, 1996. The Showboat Partnership expects to receive a riverboat owner's license and to open East Chicago Showboat by July 1, 1997.



     East Chicago Showboat will consist of an approximately 100,000 square foot, state-of-the-art, five level riverboat casino (the "Casino"), an approximately 100,000 square foot, land-based pavilion (the "Pavilion") and an approximately 1,000 space parking garage. The Casino will include approximately 51,000 square feet of gaming space on four of its five levels, feature approximately 1,700 slot machines and approximately 86 table games and accommodate approximately 3,750 customers. The Showboat Partnership believes that, upon completion, East Chicago Showboat will offer more gaming square feet and more gaming positions than any of the riverboat casinos currently operating or proposed within a 120 mile radius of East Chicago Showboat (the "Chicago Gaming Market"). The Casino will offer approximately 26% more gaming positions than the larger of the seven casinos currently operating in the Chicago Gaming Market. Of the seven casinos, four are located in Illinois and the Illinois casinos are currently limited by Illinois gaming law to 1,200 gaming positions. East Chicago Showboat will incorporate a festive Mardi Gras theme similar to the themes Showboat has successfully utilized at its Atlantic City and Las Vegas properties. East Chicago Showboat is expected to offer gaming 365 days per year and will offer its customers a wide variety of table games and slot machines of
varying  denominations.  The  Showboat  Partnership  expects   to
operate the Casino approximately 20 hours each day in a series of excursions lasting two to three hours each. The Pavilion will offer a variety of amenities, including live entertainment, a coffee shop/buffet, a food court, a cocktail lounge and retail space. East Chicago Showboat will provide secure, well-lit customer parking for approximately 2,500 vehicles, which will include an approximately 1,000 space parking garage and surface parking for approximately 1,500 vehicles.


     The Showboat Partnership believes that customers will be attracted to East Chicago Showboat due to its convenient and direct access from state and federal highways and the size of its facilities, which will offer more gaming positions than any casinos operating or proposed in the Chicago Gaming Market. The Company believes East Chicago Showboat's primary patrons will be day trip customers from the Chicago metropolitan area, the third most populated metropolitan area in the United States. According to the United States Census Bureau's 1994 statistics, there are approximately 9.6 million adults residing within 120 miles, approximately 5.9 million adults residing within 60 miles and approximately 3.6 million adults residing within 30 miles of East Chicago Showboat. East Chicago Showboat will primarily target customers from downtown Chicago, Chicago's southern and southeastern suburbs and northern Indiana.


     The Chicago Gaming Market includes seven riverboat casinos currently operating (two of which commenced gaming operations in June 1996 and one of which commenced gaming operations in July
1996) and three additional casinos (including East Chicago Showboat) which have been proposed or are under construction. The Company believes the Chicago Gaming Market is an undersupplied gaming market and, as a result, presents a significant opportunity for East Chicago Showboat. The Chicago Gaming Market currently has, and after giving effect to the casinos which have been proposed or are currently under construction in the Chicago Gaming Market, will continue to have one of the highest ratios of adults to casino square feet of any of the major day trip gaming markets in the United States. In addition, the Chicago Gaming Market is currently generating one of the highest levels of win per slot per day and win per table per day of any of the gaming markets
in  the  United  States.   Based  on   publicly   available   tax
information, for the twelve months ended December 31, 1995, the four riverboat casinos then operating in the Chicago Gaming Market generated an average win per slot per day of $364 and an average win per table per day of $3,049.


                         SHOWBOAT, INC.


     Showboat, an international gaming company with 40 years of gaming experience, beneficially owns 55% of the partnership interests of the Showboat Partnership, and Waterfront Entertainment and Development, Inc., an Indiana company owned primarily by Indiana businessmen ("Waterfront"), beneficially owns the remaining partnership interests. Showboat, through its subsidiaries, will design, develop, construct, equip, and operate East Chicago Showboat. Showboat currently owns and operates the Atlantic City Showboat Casino and Hotel (the "Atlantic City Showboat") and the Las Vegas Showboat Hotel, Casino and Bowling Center (the "Las Vegas Showboat") and owns a 24.6% interest in and manages through subsidiaries the Sydney Harbour Casino located in Sydney, Australia. As of December 31, 1995, Showboat managed casino properties containing a total of approximately
231,000 square feet of casino space, 5,450 slot machines, 258 table games, 1,253 hotel rooms, 41,000 square feet of convention space, 18 restaurants and 2 showrooms. The Showboat Partnership will pay the Manager a management fee for managing East Chicago Showboat, subject to the limitations set forth under the "Restricted Payments" covenant of the Indenture.


     Showboat, through its subsidiaries, has contributed $36.9 million of the $39.0 million capital contribution (the "Capital Contribution") to the Showboat Partnership, which will be used to design, develop, construct, equip and open, in part, East Chicago Showboat. The Showboat Partnership has entered into a fixed price contract for construction of the Casino vessel and the Showboat Partnership expects to enter into fixed or guaranteed maximum
price   contracts  with  specific  completion   dates   for   the
construction of substantial portions of the Pavilion, parking garage and infrastructure comprising East Chicago Showboat. Such contracts, however, are subject to price adjustments if the plans
and  specifications  are changed.  Showboat  has  provided    the
Completion Guarantee to the Showboat Partnership, pursuant to which it agreed to cause East Chicago Showboat to become Operating and guaranteed the payment of all Project Costs owing prior to such completion up to a maximum aggregate amount of $30.0 million. Showboat has also provided to the Showboat Partnership a Standby Equity Commitment pursuant to which it agreed to cause to be made up to an aggregate of $30.0 million in additional capital contributions to the Showboat Partnership during the first three Operating Years if the Company's Combined Cash Flow is less than $35.0 million for any one such Operating Year; however, in no event will Showboat be required to cause to be contributed more than $15.0 million to the Showboat Partnership in respect of any one such Operating Year. The Completion Guarantee and the Standby Equity Commitment are subject to certain limitations, qualifications and exceptions.

                    ISSUANCE OF THE OLD NOTES

     The Old Notes were sold (the "Offering") by the Company to the Initial Purchasers on the Closing Date pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act
and  other  available exemptions under the Securities  Act.   The
Company  and  the  Initial  Purchasers  also  entered  into   the
Registration Rights Agreement, pursuant to which the Company granted certain registration rights for the benefit of the Holders. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer - Purpose and Effect."


                       THE EXCHANGE OFFER

The Exchange Offer     The  Company is offering upon  the  terms
                       and  subject to the conditions set  forth
                       herein and in the accompanying Letter  of
                       Transmittal,   to  exchange   $1,000   in
                       principal amount of its 13 1/2% Series  B
                       First  Mortgage Notes Due 2003  for  each
                       $1,000   in  principal  amount   of   the
                       outstanding Old Notes.  As of the date of
                       this   Prospectus,  $140.0   million   in
                       aggregate  principal amount  of  the  Old
                       Notes  are outstanding.  As of April  30,
                       1996,  there  was one registered  Holder,
                       Cede,  which holds the Old Notes for  its
                       participants.  See "The Exchange Offer  -
                       Terms of the Exchange Offer."


Expiration Date        5:00   p.m.,  New  York  City  time,   on
                       August  9, 1996  as  the   same  may   be
                       extended.   See  "The  Exchange  Offer  -
                       Expiration Date; Extensions; Amendments."


Termination of         Pursuant   to  the  Registration   Rights
Liquidated Damages     Agreement and the Old Notes, Holders have
                       rights to receive Liquidated Damages upon
                       the  occurrence of certain events.  If  a
                       registration  statement for the  Exchange
                       Offer  is  not (i) filed within  45  days
                       after  the  date of original issuance  of
                       the  Old  Notes (the "Issuance Date")  or
                       (ii)  declared effective within 105  days
                       after   the   Issuance  Date,  Liquidated
                       Damages   will  accrue  and  be   payable
                       semiannually  until  such   time   as   a
                       registration  statement for the  Exchange
                       Offer  is filed or becomes effective,  as
                       the  case  may be.  In addition,  if  the
                       Exchange Offer is not consummated, or for
                       certain   Holders   and   under   certain
                       circumstances a resale shelf registration
                       statement   is  not  declared  effective,
                       within 135 days after the Issuance  Date,
                       Liquidated  Damages will  accrue  and  be
                       payable  semiannually until such time  as
                       the  Exchange Offer is consummated  or  a
                       resale  shelf  registration  is  declared
                       effective, as the case may be.

Accrued Interest on    The  New  Notes will bear interest  at  a
the Old Notes          rate equal to 13 1/2% per annum from  and
                       including  the  New Note  Issuance  Date.
                       Holders whose Old Notes are  accepted for
                       exchange will have the right  to  receive
                       interest accrued thereon from the Issuance
                       Date or the last  Interest  Payment Date,
                       as applicable, to, but not including, the
                       New Note Issuance Date, such interest  to
                       be   payable   with  the  first  interest
                       payment on the New Notes. Interest on the
                       Old Notes  accepted  for exchange,  which
                       accrued at the rate of 13 1/2%  per annum,
                       will cease to  accrue on the day prior to
                       the New Note Issuance Date.

Procedures for         Unless  a tender of Old Notes is effected
Tendering Old Notes    pursuant to the procedures for book-entry
                       transfer as provided herein, each  Holder
                       desiring  to  accept the  Exchange  Offer
                       must  complete  and sign  the  Letter  of
                       Transmittal,  have the signature  thereon
                       guaranteed if required by the  Letter  of
                       Transmittal,  and  mail  or  deliver  the
                       Letter of Transmittal, together with  the
                       Old  Notes  or  a  notice  of  guaranteed
                       delivery and any other required documents
                       (such as

                                9

                       evidence   of   authority   to   act,  if
                       the  Letter of Transmittal is  signed  by
                       someone   acting   in  a   fiduciary   or
                       representative capacity), to the Exchange
                       Agent  (as  defined on page  11)  as  set
                       forth   in   this  Prospectus  prior   to
                       5:00  p.m.,  New York City time,  on  the
                       Expiration  Date.   Any Beneficial  Owner
                       (as  defined on page 29) of the Old Notes
                       whose  Old  Notes are registered  in  the
                       name  of  a  nominee, such as  a  broker,
                       dealer,  commercial bank or trust company
                       and who wishes to tender Old Notes in the
                       Exchange  Offer,  should  instruct   such
                       entity  or  person to promptly tender  on
                       such Beneficial Owner's behalf.  See "The
                       Exchange Offer - Procedures for Tendering
                       Old Notes."

Consequences of        Holders who do not tender their Old Notes
Failure to Tender      by  the Expiration Date will be unable to
Old Notes by           exchange Old Notes for New Notes pursuant
Expiration Date        to  the  Exchange Offer.  Certain Holders
                       who  acquired Old Notes pursuant  to  the
                       Offering  and  who do not participate  in
                       the  Exchange  Offer can,  under  certain
                       circumstances,  require  the  Company  to
                       file as promptly as practicable after  so
                       requested  a shelf registration statement
                       relating to the Old Notes and cause  such
                       shelf   registration  statement   to   be
                       declared  effective  by  the  135th   day
                       following  original issuance of  the  Old
                       Notes.  Old Notes held by Holders who  do
                       not  tender  their Old Notes pursuant  to
                       the  Exchange Offer or who do not request
                       that  a  shelf registration statement  be
                       filed with respect to such Old Notes  may
                       not  be  offered or sold  in  the  United
                       States  or  to,  or for  the  account  or
                       benefit   of,  U.S.  persons  except   in
                       accordance  with an applicable  exemption
                       from the registration requirements of the
                       Securities Act.

Guaranteed Delivery    Holders  of Old Notes who wish to  tender
Procedures             their  Old Notes and (i) whose Old  Notes
                       are not immediately available or (ii) who
                       cannot  deliver their Old  Notes  or  any
                       other documents required by the Letter of
                       Transmittal  to the Exchange Agent  prior
                       to  the Expiration Date (or complete  the
                       procedure  for book-entry transfer  on  a
                       timely basis), may tender their Old Notes
                       according  to  the  guaranteed   delivery
                       procedures  set forth in  the  Letter  of
                       Transmittal.  See "The Exchange  Offer  -
                       Guaranteed Delivery Procedures."

Acceptance of Old      Upon   satisfaction  or  waiver  of   all
Notes and Delivery     conditions  of  the Exchange  Offer,  the
of New Notes           Company will accept any and all Old Notes
                       that   are  properly  tendered   in   the
                       Exchange  Offer prior to 5:00  p.m.,  New
                       York  City time, on the Expiration  Date.
                       The  New  Notes  issued pursuant  to  the
                       Exchange Offer will be delivered promptly
                       after  acceptance of the Old Notes.   See
                       "The Exchange Offer - Acceptance  of  Old
                       Notes for Exchange; Delivery of New Notes."

Withdrawal Rights      Tenders of Old Notes may be withdrawn  at
                       any  time  prior to 5:00 p.m.,  New  York
                       City  time, on the Expiration Date.   See
                       "The Exchange Offer - Withdrawal Rights."

The Exchange Agent     American Bank National Association is the
                       exchange  agent  (in such  capacity,  the
                       "Exchange   Agent").   The  address   and
                       telephone  number of the  Exchange  Agent
                       are  set  forth in "The Exchange Offer  -
                       The Exchange Agent; Assistance."

Fees and Expenses      All  expenses  incident to the  Company's
                       consummation  of the Exchange  Offer  and
                       compliance  with the Registration  Rights
                       Agreement  will be borne by the  Company.
                       The   Company   will  also  pay   certain
                       transfer taxes applicable to the Exchange
                       Offer.   See "The Exchange Offer  -  Fees
                       and

                                10

                       Expenses."

Resales of the New     Based  on an interpretation by the  staff
Notes                  of  the Commission set forth in no-action
                       letters  issued  to  third  parties,  the
                       Company  believes that New  Notes  issued
                       pursuant  to  the  Exchange  Offer  to  a
                       Holder  in exchange for Old Notes may  be
                       offered  for resale, resold and otherwise
                       transferred  by such Holder  (other  than
                       (i)  a  broker-dealer who  purchased  Old
                       Notes  directly  from  the  Company   for
                       resale  pursuant to Rule 144A  under  the
                       Securities  Act  or any  other  available
                       exemption  under the Securities  Act,  or
                       (ii) a person that is an affiliate of the
                       Company  (within the meaning of Rule  405
                       under   the  Securities  Act)),   without
                       compliance  with  the  registration   and
                       prospectus  delivery  provisions  of  the
                       Securities Act, provided that the  Holder
                       is   acquiring  the  New  Notes  in   the
                       ordinary  course of business and  is  not
                       participating, and has no arrangement  or
                       understanding   with   any   person    to
                       participate, in a distribution of the New
                       Notes.   Each broker-dealer that receives
                       New Notes for its own account in exchange
                       for  Old Notes, where such Old Notes were
                       acquired  by  such  broker-dealer  as   a
                       result  of market-making or other trading
                       activities, must acknowledge that it will
                       deliver  a prospectus in connection  with
                       any  resale of such New Notes.  See  "The
                       Exchange Offer-Resales of the New  Notes"
                       and "Plan of Distribution."


                  DESCRIPTION OF THE NEW NOTES

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of the New Notes will not be entitled to Liquidated Damages and (iii) holders of the New Notes will not be, and upon consummation of the Exchange Offer, Holders of the Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders
of   unregistered   securities,   except   in   certain   limited
circumstances.   See  "Exchange  Offer-Termination   of   Certain
Rights." The Exchange Offer shall be deemed consummated upon the delivery by the Company to the Registrar of New Notes under the Indenture in the same aggregate principal amount as the aggregate principal amount of Old Notes that were tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer
- - Termination of Certain Rights" and "- Procedures for Tendering Old Notes;" and "Description of New Notes."


New Notes              $140.0    million   aggregate   principal
                       amount   of  13  1/2%  Series   B   First
                       Mortgage Notes due 2003.

Maturity Date          March 15, 2003.

Interest               13 1/2% per annum.

Interest Payment       March  15 and September 15 of each  year,
Dates                  commencing September 15, 1996.

Ranking                The  New  Notes  will be  senior  secured
                       obligations  of  the  Company.   The  New
                       Notes  will  rank PARI  PASSU,  or  on  a
                       parity  with,  in right of  payment  with
                       all    existing    and   future    senior
                       indebtedness  of the Company  and  senior
                       in   right  of  payment  to  all   future
                       Subordinated Indebtedness (as defined  on
                       page  97) of the Company.  The New  Notes
                       will  be  without recourse to the general
                       partners of the Company or to Showboat.

Security               The  New Notes will be secured by a first
                       priority   lien,  subject  to   preferred
                       maritime liens, on substantially  all  of
                       the  assets  of  East  Chicago  Showboat,
                       including:  (i) a leasehold  mortgage  on
                       the   dockside  facilities;   (ii)   upon

                                11

                       completion  of  construction,   a   first
                       preferred  ship mortgage  on  the  Casino
                       vessel; (iii) a pledge of the funds  held
                       in   the   Escrow   Account,   including,
                       without   limitation,  the  net  proceeds
                       from  the issuance of the Old Notes;  and
                       (iv)  a  collateral  assignment  of   all
                       material  agreements and permits  entered
                       into  by,  or granted to, the Company  in
                       connection  with the design, development,
                       construction,  ownership,  equipping  and
                       operation   of   East  Chicago   Showboat
                       (collectively,     the     "New      Note
                       Collateral").  In addition,  the  Trustee
                       for  the  benefit of the holders  of  the
                       New   Notes,   will  be   named   as   an
                       additional  obligee  on  a  payment   and
                       performance   bond  (the   "Payment   and
                       Performance   Bond")  relating   to   the
                       construction  of the Casino  vessel.  See
                       "Description of New Notes-Security."


Note Guarantee         The  New  Notes  will be  unconditionally
                       guaranteed  on  a senior  basis  by  each
                       Guarantor   (as  defined   on  page  80).
                       Currently, there are no Guarantors of the
                       New Notes.  See "Description of New Notes
                       -Note Guarantees."


Completion Guarantee   The  completion of East Chicago  Showboat
                       so  that it becomes Operating and payment
                       of  all Project Costs owing prior to such
                       completion have been, subject to  certain
                       limitations,      qualifications      and
                       exceptions,  guaranteed (the  "Completion
                       Guarantee")   by   Showboat.   Showboat's
                       obligation   to  complete  East   Chicago
                       Showboat  so  that  it becomes  Operating
                       will  not  take effect unless  there  are
                       insufficient funds in the Escrow  Account
                       pursuant  to  the Escrow and Disbursement
                       Agreement   to   meet   the   costs    of
                       designing,    developing,   constructing,
                       equipping   and  opening   East   Chicago
                       Showboat.    In   addition,    Showboat's
                       obligations    under    the    Completion
                       Guarantee  are  limited to $30.0  million
                       in  the aggregate. Showboat's obligations
                       under  the Completion Guarantee  will  be
                       suspended  during  the  pendency  of  any
                       Force  Majeure Event (as defined on  page
                       51)  or  other event outside the  control
                       of    the   Company   which   makes   the
                       completion of the Minimum Facilities  (as
                       defined    on    page   94)    physically
                       impossible  or unlawful. If  Showboat  is
                       called  upon  and unable to  perform  its
                       obligations    under    the    Completion
                       Guarantee  and the Company cannot  obtain
                       additional  financing  to  complete   the
                       Minimum Facilities, it will result in  an
                       Event of Default (as defined on page  81)
                       under  the Indenture. See "Risk  Factors-
                       Completion  Guarantee"  and  "Description
                       of New Notes-Completion Guarantee."

Standby Equity         Subject  to certain terms and conditions,
Commitment             if   during   any  of  the  first   three
                       Operating     Years     the      Showboat
                       Partnership's Combined Cash Flow is  less
                       than  $35.0  million  for  any  one  such
                       Operating  Year, Showboat is required  to
                       cause  to  be made up to an aggregate  of
                       $30.0   million  in  additional   capital
                       contributions     to     the     Showboat
                       Partnership  in an amount  equal  to  not
                       less  than  the difference between  $35.0
                       million  and  the Showboat  Partnership's
                       Combined  Cash  Flow for  such  Operating
                       Year;  PROVIDED,  HOWEVER,  that  in   no
                       event  is Showboat required to contribute
                       more  than  $15.0 million in  respect  of
                       any one such Operating Year (the "Standby
                       Equity Commitment").   Such  contribution
                       shall  be  made  to the Company  no later
                       than  60  days  after  the  end  of  such
                       Operating Year. If Showboat is called upon
                       and  unable  to  perform  its obligations
                       under the  Standby Equity  Commitment, it
                       will result in  an Event of Default under
                       the Indenture and the Showboat Partnership
                       may  not  have  sufficient  funds for its
                       operations.   See  "Risk  Factors-Standby
                       Equity Commitment," and  "Description  of
                       New Notes-Standby Equity Commitment."

Mandatory Redemption   None.

                                 12

Optional Redemption    On  and  after  March 15, 2000,  the  New
                       Notes  will  be redeemable at the  option
                       of  the Company, in whole or in part,  at
                       the  redemption prices set forth  herein,
                       plus  accrued  and  unpaid  interest  and
                       Liquidated  Damages thereon, if  any,  to
                       the  date of redemption.  Presently there
                       are  no  other liabilities of the Company
                       that  would  have to be  repaid  nor  any
                       consents  or waivers that would  have  to
                       be  obtained  prior  to  or  concurrently
                       with  such  a redemption.  The  Company's
                       ability  to  redeem Notes may be  limited
                       by  other factors including the Company's
                       financial  condition or bank or equipment
                       financing  covenants.   See  "Description
                       of New Notes-Optional Redemption."


Certificate of         If  the  Certificate of  Suitability  has
Suitability Transfer   not  been  transferred  from  the  Parent
Offer                  Partnership to the  Showboat  Partnership
                       by  July 1, 1996,  the  Company  will  be
                       required  to  offer  to repurchase all or
                       any   part   of   the   New   Notes  then
                       outstanding at a price  equal to  101% of
                       the  aggregate principal  amount thereof,
                       plus accrued  and  unpaid   interest  and
                       Liquidated Damages  thereon,  if  any, to
                       the date of repurchase. Until the earlier
                       of (i) the completion  of such repurchase
                       offer or (ii) transfer of the Certificate
                       of Suitability  from  the  Manager to the
                       Showboat  Partnership, the  Company  will
                       cause  the  amount of funds remaining  in
                       the  Escrow  Account to be no  less  than
                       $147.0   million.   The  Certificate   of
                       Suitability   was  transferred   to   the
                       Showboat  Partnership on March 27,  1996.
                       See  "Description of New Notes-Repurchase
                       at  the Option of Holders-Certificate  of
                       Suitability Transfer Offer."


Excess Cash Flow       Within  90  days after the  end  of  each
Offer to Repurchase    Operating  Year  the  Company   will   be
                       required  to  offer to repurchase,  at  a
                       price  equal  to  101% of  the  aggregate
                       principal  amount thereof,  plus  accrued
                       and   unpaid   interest  and   Liquidated
                       Damages  thereon,  if  any,  the  maximum
                       principal  amount of New Notes  that  may
                       be  purchased  with 50% of the  Company's
                       Excess   Cash  Flow  for  such  Operating
                       Year.  See  "Description  of  New  Notes-
                       Repurchase  at  the  Option  of  Holders-
                       Excess Cash Flow Offer."

Change of Control      Upon  the  occurrence  of  a  Change   of
                       Control,  holders of the New  Notes  will
                       have the right to require the Company  to
                       repurchase their New Notes, in  whole  or
                       in part, at a price equal to 101% of  the
                       aggregate principal amount thereof,  plus
                       accrued and unpaid interest and Liquidated
                       Damages thereon, if any, to the  date  of
                       repurchase.  Presently there are no other
                       liabilities of the Company that would have
                       to be repaid  nor any consents or waivers
                       that would have to  be obtained prior  to
                       or concurrently with such  a  repurchase.
                       The   Company's  ability  to   repurchase
                       Notes  may  be  limited by other  factors
                       including    the   Company's    financial
                       condition  or bank or equipment financing
                       covenants.  The Company may not waive  or
                       modify  the right of holders of  the  New
                       Notes   to   require   the   Company   to
                       repurchase   the  New  Notes   upon   the
                       occurrence  of a Change of Control.   The
                       right of repurchase of the holders of the
                       New  Notes  would  not  be limited in the
                       event  of  a  leveraged  buyout   of  the
                       Company   initiated  or  supported by the
                       Company,  the  Company's  management,  an
                       affiliate of the Company, or an affiliate
                       of the  Company's management other than a
                       leveraged buyout by Showboat or one of its
                       wholly     owned     subsidiaries.    See
                       "Description of New Notes-Repurchase   at
                       the Option of Holders-Change of Control."

Certain Covenants      The  Indenture, pursuant to which the New
                       Notes  will  be issued, contains  certain
                       covenants   that,  among  other   things,
                       limit the ability of the Company

                                13

                       and its subsidiaries to incur  additional
                       Indebtedness (as defined on page 93)  and
                       issue  Disqualified Stock (as defined  on
                       page  90),  pay dividends or  make  other
                       distributions,     repurchase      Equity
                       Interests  (as  defined on  page  91)  or
                       Subordinated  Indebtedness,   engage   in
                       certain   lease   transactions,    create
                       certain  liens,  enter into  transactions
                       with  affiliates, sell assets,  issue  or
                       sell  certain  Equity  Interests  of  the
                       Company's  subsidiaries  or  enter   into
                       certain  mergers and consolidations.  See
                       "Description    of   New    Notes-Certain
                       Covenants."  In addition,  under  certain
                       circumstances,   the  Company   will   be
                       required  to  offer  to  repurchase   New
                       Notes  at  a price equal to 101%  of  the
                       principal  amount thereof,  plus  accrued
                       and   unpaid   interest  and   Liquidated
                       Damages  thereon, if any, to the date  of
                       the  repurchase,  with  the  proceeds  of
                       certain  Asset Sales (as defined on  page
                       88).   See  "Description  of  New  Notes-
                       Repurchase  at  the  Option  of  Holders-
                       Asset Sales."

Escrow and             The  net  proceeds from the  issuance  of
Disbursement           the   Old   Notes,  together   with   the
Agreement              remaining   Capital  Contribution,   have
                       been  placed by the Company in the Escrow
                       Account.  Pending  disbursement  of   the
                       Escrow  Funds, the Escrow Funds  will  be
                       invested  in  Cash Equivalents.  Showboat
                       serves  as  Escrow Agent and Disbursement
                       Agent  under  the Escrow and Disbursement
                       Agreement.  See  "Description  of   First
                       Mortgage  Notes-Escrow  and  Disbursement
                       Agreement."

Absence of a Public    The   New  Notes  are  a  new  issue   of
Market for the New     securities  with  no established  market.
Notes                  Accordingly,  there can be  no  assurance
                       as  to  the  development or liquidity  of
                       any   market  for  the  New  Notes.   The
                       Initial   Purchasers  have  advised   the
                       Company  that  they currently  intend  to
                       make   a   market  in  the   New   Notes.
                       However,  none of the Initial  Purchasers
                       is  obligated  to do so, and  any  market
                       making with respect to the New Notes  may
                       be   discontinued  at  any  time  without
                       notice.   The Company does not intend  to
                       apply  for a listing of the New Notes  on
                       a  securities  exchange or  to  seek  the
                       admission  thereof  to  trading  on   the
                       National    Association   of   Securities
                       Dealers' interdealer quotation system.

                               14

                         RISK FACTORS

     HOLDERS  SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS  IN
ADDITION  TO THE OTHER INFORMATION CONTAINED HEREIN IN EVALUATING
THE COMPANY, EAST CHICAGO SHOWBOAT AND  THE EXCHANGE OFFER.

SUBSTANTIAL LEVERAGE; INABILITY TO SERVICE INDEBTEDNESS


     The  Company  is  highly leveraged, with substantial  annual debt service along with other operating expenses. As of March 31,
1996,  after  giving  pro  forma  effect  to  the  capital  lease financing  (the  "Capital Lease Financing"), the Company's  total indebtedness would have been approximately $156.0 million,  which includes  the  Notes and approximately $16.0  million  under  the
Capital Lease Financing, and no Subordinated Indebtedness.  Since
inception,   the  Company's  activities  have  been  limited   to
development  activities  and  applying  for  appropriate   gaming
licenses. As a result, the Company has no revenues or earnings to date.  See  "Capitalization"  and  "Management's  Discussion  and
Analysis of Financial Condition and Results of Operations."


     The ability of the Company to make scheduled payments of principal of and interest on the Notes depends entirely on East
Chicago Showboat's future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond the Company's control, such as weather conditions, labor conflicts and changing customer preferences. Moreover, the Company will be entirely dependent on East Chicago Showboat for its revenues.

     Based  upon  the  Company's anticipated  future  operations, management  believes that available cash flow from  East  Chicago
Showboat's future operations, together with the net proceeds from
the   issuance  of  the  Old  Notes  and  the  remaining  Capital
Contribution, will be adequate to meet the Company's  anticipated future requirements for working capital, capital expenditures and scheduled  payments  of  principal and  interest  and  Liquidated
Damages,  if  any  on  the New Notes for the foreseeable  future.
There  can  be no assurance, however, that East Chicago  Showboat will  be  profitable or will generate sufficient cash  flow  from operations to enable the Company to (i) service its indebtedness, including  the  New  Notes or (ii) purchase  New  Notes  tendered pursuant to an offer to repurchase required by the terms  of  the
Indenture. See "Management's Discussion and Analysis of Financial
Condition   and  Results  of  Operations-Liquidity  and   Capital
Resources" and "Description of New Notes-Repurchase at the Option
of Holders." The Company also intends to obtain the Capital Lease
Financing,  the  sources of which may be required  to  obtain  an appropriate license from the Indiana Commission. Failure  of  the
Company to obtain the Capital Lease Financing on favorable terms, or  at all, could have a material adverse effect on its financial condition or results of operations.

     The level of the Company's indebtedness could have important consequences  to  holders of the New Notes,  including,  but  not limited  to,  the  following: (i) if the  Company  is  unable  to construct  and  open  East  Chicago Showboat  within  budget  and achieve  satisfactory  operating results, the  Company  could  be unable  to make payments of principal of and interest on the  New
Notes; (ii) a substantial portion of the Company's cash flow from operations  will  be dedicated to debt service and  will  not  be available  for other purposes, such as maintaining  or  improving
East  Chicago  Showboat; and (iii) the Company's  flexibility  in planning for, or reacting to, changes in its industry and market, including  its  ability  to obtain additional  financing  in  the future  for  working  capital or capital expenditures,  could  be limited.  There  can  be no assurance that  any  such  additional financing  will be available in the future on terms  satisfactory to  the Company, if at all. Failure by the Company to obtain  any required additional financing in the future could have a material
adverse  effect  on  its  financial  condition  and  results   of
operations.

RISKS OF LICENSURE AND PERMITTING


     The  Showboat  Partnership  must  receive  and  maintain  an owner's  license from the Indiana Commission ("owner's  license")
in  order to operate East Chicago Showboat. No assurance  can  be given  that  the  Showboat Partnership will  receive  an  owner's license.  The  Showboat Partnership received the  Certificate  of
Suitability  on  March 27, 1996.  Prior to  March  27,  1996  the
Parent  Partnership  held  the   Certificate  of  Suitability.  A
certificate of suitability indicates that the recipient  has been chosen  for licensure and is valid for 180 days, unless  extended
by  the  Indiana  Commission.   On  June  21,  1996, the  Indiana
Commission  granted an  extension of  the  effectiveness  of  the
Certificate of Suitability to  January 8,

                                15

1997.  During  the  180 day  (or  subsequently extended)  interim compliance period, the  Showboat  Partnership must  expend $154.5 million in project development costs for  the  Casino,  Pavilion, parking  garage,  marine  improvements,  site improvements,  pre-
opening  expenses  and  contingency,  subject  to reasonable  re-
allocation as approved  by the  Indiana  Commission;  obtain  all permits,  licenses  and  certificates  required  for  the  lawful operation  of  the  Casino, including  those  related  to zoning, building,  fire  safety  and  health;  obtain  permits  from  the
Indiana Alcoholic Beverage Commission and the United States  Army
Corps  of  Engineers  (the  "Corps  of  Engineers");  obtain  any required  financing; post a bond in an amount the local community will spend for infrastructure and any other facilities associated
with   East  Chicago  Showboat,  as  determined  by  the  Indiana
Commission;  obtain  insurance; and obtain licensure  for  gaming equipment.  The  Showboat Partnership must begin to  comply  with these  conditions during the interim compliance period  and  must have  fulfilled or substantially initiated fulfillment  of  these requirements  to  the satisfaction of the Indiana  Commission  in
order   to   receive  an  owner's  license.   Failure   to   have
substantially  complied  with all  of  the  requirements  of  the
Certificate  of  Suitability by the end of the  180  day  interim compliance period (or as subsequently extended) may result in the
Indiana  Commission not extending the Certificate of  Suitability should  another  extension  of  the interim  compliance period be necessary  in  order  to complete  the  construction  of the East
Chicago Showboat.  The Certificate of Suitability  also  provides that  failure  to commence  excursions  within  twelve  months of
January 8, 1996, may result in the revocation of the  Certificate of Suitability; however, to date, the Indiana Commission has  not revoked  the effectiveness of any  gaming operator's  certificate of suitability for  failure  to  commence  excursions  within  12 months of issuance.  There can be no assurance, however, that the
Indiana Commission will not revoke the Certificate of Suitability if the Showboat Partnership  fails to  commence excursions within
12  months  of  the  date  of  issuance  thereof.  If the Indiana
Commission determines that the  Showboat Partnership has complied with the  requirements of the Certificate of  Suitability and all other  applicable statutory and regulatory requirements  required during  the interim  compliance  period,  it may issue an owner's license.



     In addition to the owner's license required to be maintained by  the  Showboat  Partnership,  the  Manager  must  receive  and maintain  a  supplier's  license from the Indiana  Commission  to manage East Chicago Showboat. Furthermore in connection with  the
Showboat  Partnership's  license application,  certain  executive officers  and  key persons of Showboat and Waterfront  must  file personal  disclosure forms and be found suitable by  the  Indiana
Commission.  Moreover, all employees of the Showboat  Partnership who  are involved in gaming operations must file applications for and  receive Indiana gaming occupational licenses before they may participate  in gaming operations, thereby increasing  costs  and time  required  for  hiring  gaming personnel.  The  Manager  has submitted  the necessary applications for an owner's license  for the  operation of East Chicago Showboat to the Indiana Commission and  is  preparing  to  submit an application  for  a  supplier's license.  There can be no assurance that the Showboat Partnership will  receive an owner's license or that  the Parent  Partnership will receive a supplier's license or that the appropriate persons will be found  suitable or, if an owner's license or a supplier's license  is  granted, that it will not be suspended or revoked at
any   time  or  fail  to  be renewed upon expiration. However, in connection with  the  issuance of the Certificate of Suitability, principals of Waterfront and  Showboat were investigated  by  the
Indiana   Commission   and   were   found  suitable  to  hold the
Certificate of Suitability.  In addition, Showboat and certain of its  subsidiaries  or  affiliates  have  been investigated by and received  licenses  from  the gaming authorities of the States of
Nevada, New Jersey, Louisiana and New South Wales (Australia).


     In the event that an owner's license is granted to the Showboat Partnership, the license will be for an initial term of five years and thereafter will be subject to annual renewal by the Indiana Commission. In addition, a holder of an owner's license must undergo a complete investigation every three years.
As a condition to maintaining a license, the Showboat Partnership would be required to, among other things, submit detailed financial and other information to the Indiana Commission, which has broad powers to suspend or revoke gaming licenses. Failure to comply with these and other regulations of the Indiana Commission could result in suspension, revocation or nonrenewal of the Showboat Partnership's owner's license, if granted.

     The  granting  and maintenance of the owner's  license  will depend upon compliance with regulations of the Indiana Commission and  the  terms of the Certificate of Suitability.  The  Showboat
Partnership will have expended significant sums of money for  the development  and construction of East Chicago Showboat  prior  to the  Indiana  Commission's determination of whether to  issue  an owner's license to the Showboat  Partnership.  The failure of the
Showboat  Partnership to receive an owner's  license  or  of  the
appropriate   persons  to  be  found  suitable  by  the   Indiana
Commission or the suspension or revocation of or failure to renew an  owner's  license,  if granted, would  preclude  the  Showboat
Partnership  from  commencing, or cause it to cease,  its  gaming operations  and, therefore, would have a material adverse  effect on  the Showboat Partnership's financial condition and results of operations.

                                 16

     In connection with its application for an owner's license, the Manager, Showboat, Waterfront, and their affiliates declared to the Indiana Commission that if the Showboat Partnership receives an owner's license for East Chicago, Indiana, they shall not commence more than one other casino gaming operation within a fifty-mile radius of East Chicago Showboat for a period of five years beginning on the date of issuance of an owner's license by the Indiana Commission to the Showboat Partnership.

     In addition to required gaming licenses, many other permits, licenses  and  approvals necessary for the proposed  construction and  operation  of  East  Chicago  Showboat  have  not  yet  been obtained.  The scope of the approvals required for  East  Chicago
Showboat  is extensive, including, without limitation, state  and local  land-use permits, building and zoning permits  and  liquor licenses.  On December 6, 1995 the City of East Chicago  received
its   permit   from  the  Corps  of  Engineers   permitting   the
construction and operation of East Chicago Showboat. In addition, because the Casino is anticipated to be a cruising vessel on Lake
Michigan, the design, construction, operation and maintenance  of the  Casino is subject to regulation, inspection and approval  of the  United  States Coast Guard (the "Coast Guard").  The  Casino
cannot  operate without a Coast Guard certificate  of  inspection which  must  be  renewed  annually. The  Casino's  hull  must  be inspected  in a drydock facility by the Coast Guard at five  year intervals.  The closest drydocking facility that  is  capable  of permitting  inspection of the Casino is located at Sturgeon  Bay,
Wisconsin.  During  the  period of the voyage  to  and  from  the drydocking facility and the inspection of the Casino, the  Casino will  be  taken  out of service. Complying with such  requirement could  take an indeterminate amount of time and there can  be  no assurance  that an adequate interim vessel will be  available  to the  Showboat Partnership for use on favorable terms, if at  all.
Loss  of  the Casino from service for an extended period of  time for  any  reason  could  have a material adverse  effect  on  the
Showboat Partnership. There can be no assurance that the Showboat
Partnership  will  receive  or maintain  the  necessary  permits, licenses  and  approvals  or  that  such  permits,  licenses  and approvals will be obtained within the anticipated time frame.


     In  October  1994,  the United States Attorney's  office  in
Indiana notified the Indiana Commission that a federal law commonly known as the Johnson Act prohibits gaming vessels from cruising anywhere on the Great Lakes, including portions of Lake
Michigan  falling within Indiana's borders and jurisdiction.  The
Indiana Commission has stated that the Johnson Act prevents gaming vessels from cruising on Lake Michigan and permitted the recently opened gaming boats in Gary and Hammond, Indiana to conduct gaming during mock cruises at the dock. The Indiana
Commission is in the process of promulgating new rules for cruising of licensed riverboats, including on Lake Michigan.


     On  March  16, 1996, THE INDIANAPOLIS STAR reported  that  a
Marion County, Indiana grand jury issued subpoenas to several persons as part of an investigation into the awarding of a certificate of suitability to Indiana Gaming Company, L.P.
("Indiana Gaming Company") for a gaming site on the Ohio River in Lawrenceburg, Indiana. On March 18, 1996, Argosy Gaming Company
("Argosy"), a partner in Indiana Gaming Company, issued a press release denying wrongdoing and stating that Argosy believes the "grand jury is investigating whether there was any unlawful conduct in the pursuit or awarding of gaming licenses in the State of Indiana, including the awarding of the certificate of suitability to Indiana Gaming Company." The Company believes that it is neither a target nor a subject of this investigation.

RISK OF NEW VENTURE; LACK OF PRIOR OPERATING HISTORY

     The  Showboat Partnership has no history of earnings, has  a limited  history  of  operations, and  has  not  previously  been involved in constructing or operating a riverboat casino  or  any other  type  of  gaming  establishment.  Moreover,  East  Chicago
Showboat is a start-up development and, as such, will be  subject to  all  of  the  risks inherent in establishing a  new  business
enterprise,   including,  but  not  limited   to,   unanticipated
construction, licensing, permitting or operating problems as well as  the ability of the Showboat Partnership to market and operate a  new  venture in a new gaming jurisdiction (northern  Indiana).
The  success  of  gaming  in a market  that  has  not  previously supported  gaming operations cannot be guaranteed  or  accurately
predicted.   There  can  be  no  assurance  that   the   Showboat
Partnership  will  be able  to market  successfully  East Chicago
Showboat  or that  the operations thereof will  be  profitable or will generate sufficient cash  flow from operations to enable the
Company  to make payments of principal of and interest on the New
Notes.

CONSTRUCTION RISKS

     East  Chicago  Showboat  is  currently  scheduled  to  open,
subject   to   licensing   and  other   requisite   permits   and
authorizations,  by July 1, 1997. Construction  of  East  Chicago
Showboat  entails  significant  risks,  including  shortages   of
materials   or   skilled   labor,   engineering,   environmental,
geological  or  regulatory problems, availability  of  financing, work  stoppages,  weather  interference  and  unanticipated  cost
increases.  Construction,  equipment  or  staffing  problems   or
difficulties in obtaining any of the requisite licenses,  permits or  authorizations from regulatory authorities could increase the cost  of, delay or prohibit the construction or opening  of  East
Chicago   Showboat.  Additionally,  adverse  weather   or   water
conditions and water traffic could damage the Casino or delay the transportation  of  the  Casino from  its  construction  site  in
Jacksonville, Florida to East Chicago, Indiana and thereby  delay
the   commencement  of  operations  of  East  Chicago   Showboat.
Furthermore,  the  Pavilion  will  be  constructed  on   landfill
consisting  partially  of slag, which may  increase  construction costs  because  slag is more difficult to excavate  and  must  be disposed of in accordance with applicable environmental laws.  No assurance  can be given that East Chicago Showboat will  open  on schedule or that the budgeted procurement and construction  costs
will   not  be  exceeded.  If  construction  costs  exceed  funds available  to the Showboat Partnership, including funds available through  the  Completion Guarantee, construction of East  Chicago
Showboat may not be feasible. In such a circumstance, the Company would  likely become involved in a bankruptcy proceeding. See  "-
Bankruptcy Considerations."

     The  anticipated  costs and opening dates for  East  Chicago
Showboat  are  based on budgets, conceptual design documents  and schedule  estimates prepared by the Showboat Partnership.  Except
for   the  Casino  vessel  construction  contract,  the  Showboat
Partnership  has not entered into firm contracts for construction of  any  part  of  East Chicago Showboat; however,  the  Showboat
Partnership has selected a general contractor and such contractor has  indicated  a willingness to enter into a contract  on  terms acceptable  to the Showboat Partnership. The Showboat Partnership
intends to require such general contractor to enter into a  fixed price  or  guaranteed maximum price contract; however  the  final amount  of  such  contract will be subject to modification  based upon  the  occurrence of certain events such  as  certain  design
change  orders  and  costs  associated  with  certain  types   of
construction  delays, including in certain cases,  force  majeure events  including strikes or other labor trouble; fire  or  other casualty; breakdown, accident, or other acts of God; any statute, rule,  order  or  regulation of any legislature  or  governmental agency  or any department or subdivision thereof; litigation  not caused by the Company; or any other event outside the control  of the  Company.  No  assurance  can  be  given  that  the  Showboat
Partnership will be able to enter into fixed price or  guaranteed maximum price contracts, that East Chicago Showboat will commence operations  on  schedule  or  that construction  costs  for  East
Chicago  Showboat, including the Casino, will not exceed budgeted amounts.  In  the  event that a subcontractor  for  East  Chicago
Showboat  files for bankruptcy, Showboat may have to  pay  for  a replacement  subcontractor  under the Completion  Guarantee.  The design  and  construction of the Casino are subject to regulation and  approval by the Coast Guard. As a condition of the  issuance of  such  approvals,  the Coast Guard may  require,  among  other things, changes in the design or construction of the Casino  that
could   materially  increase  the  cost  of  construction  and/or
materially delay the completion of construction of the Casino and
the   commencement  of  operations  of  East  Chicago   Showboat.
Furthermore,  maritime  construction is  susceptible  to  certain difficulties  in  addition to ordinary construction  difficulties which could have a material adverse effect on the ability of  the
Showboat  Partnership  to complete construction  on  schedule  or within  the contemplated construction budget. Failure to complete
East  Chicago Showboat within budget or on schedule could have  a material  adverse  effect  on the Showboat  Partnership.  See  "-
Preferred  Maritime Liens and Liens arising during  Construction;
Payment   and   Performance   Bond"  and   "Business-Design   and
Construction."

RISKS OF OPERATION ON LAKE MICHIGAN

     It is anticipated that East Chicago Showboat will ordinarily
conduct  gaming  operations while the Casino is berthed.   Should
the  Johnson  Act be determined to not prevent gaming activities, the  Casino  would be required to cruise in open  water  in  Lake
Michigan,  subject to the rules of the Indiana Gaming Commission.
The  open  water  of Lake Michigan is subject  to  a  variety  of changing  weather and water conditions similar to those found  in the  open  ocean. The operation of any ship carries  an  inherent risk  of catastrophic marine disaster and property losses due  to adverse weather and  water conditions, mechanical failures, human error, labor stoppages and other circumstances or events.  It  is not anticipated that gaming will altogether cease due  to  severe weather  and  water  conditions because  Indiana  law  authorizes dockside gaming if the master of the Casino reasonably determines that  the  Casino should not cruise due to dangerous

                               18

weather or water conditions. While the Company intends to operate the Casino in compliance with all applicable governmental statutes and regulations, including Coast Guard regulations, there can be no assurance that the Casino will not encounter weather or water conditions which could jeopardize the structure of the Casino or the safety of the patrons or crew members aboard the Casino.
Damage to the Casino or injury to patrons or crew members aboard the Casino could force a temporary or extended cessation of gaming activities or otherwise have a material adverse effect on the Company's results of operations. Furthermore, there can be no assurance that any anticipated insurance coverage against such events discussed above would adequately compensate the Company for losses, including lost profits, resulting therefrom. See
"Description of New Notes-Certain Covenants-Insurance."

COMPLETION GUARANTEE

     Showboat has entered into the Completion Guarantee  for  the benefit  of  the  Company, under which  Showboat  has  agreed  to complete  East Chicago Showboat so that it becomes Operating  and has  guaranteed the payment of all Project Costs owing  prior  to such  completion  up to an aggregate of $30.0  million.  However,
Showboat's obligation to complete East Chicago Showboat  so  that it  becomes  Operating  will not take  effect  unless  there  are insufficient  funds in the Escrow Account to meet  the  costs  of designing,  developing, constructing, equipping and opening  East
Chicago  Showboat.  Moreover, Showboat's  obligations  under  the
Completion  Guarantee  will be limited to $30.0  million  in  the
aggregate.   In  addition,  Showboat's  obligations   under   the
Completion  Guarantee  may be suspended during  the  pendency  of certain  Force  Majeure Events. There can be  no  assurance  that performance  by Showboat of its obligations under the  Completion
Guarantee would be adequate to complete East Chicago Showboat  so that  it  becomes Operating. Failure of Showboat to  perform  its obligations  under  the Completion Guarantee will  result  in  an
Event  of Default. See "Material Agreements-Completion Guarantee"
and "Description of New Notes-Completion Guarantee."

STANDBY EQUITY COMMITMENT

     Pursuant  to the Standby Equity Commitment from Showboat  to the  Showboat  Partnership, if during any of the Company's  first three  Operating Years the Showboat Partnership's  Combined  Cash
Flow  is less than $35.0 million for any one such Operating Year,
Showboat  will  cause to be made additional capital contributions to the Showboat Partnership up to the lesser of such shortfall or a  maximum  of $15.0 million in respect of any one such Operating
Year.  While Showboat has informed the Showboat Partnership  that it  believes it will be able to perform its obligations under the
Standby  Equity  Commitment,  no  assurance  can  be  given  that
Showboat  will have available the financial resources  if  it  is called  on  to  perform its obligations under the Standby  Equity
Commitment.   See  "Selected  Consolidated  Financial   Data   of
Showboat,  Inc." Furthermore, Showboat is subject to a number  of financial  and  other covenants pursuant to  its  indentures  and other similar debt agreements which may limit its ability to make payments  under  the Standby Equity Commitment.  If  Showboat  is called  upon  and  unable to perform its  obligations  under  the
Standby  Equity Commitment, it will result in an Event of Default under  the  Indenture.  See  "Material Agreements-Standby  Equity
Commitment"   and   "Description  of  New  Notes-Standby   Equity
Commitment."

REGULATION

     The  ownership and operation of an Indiana riverboat  gaming operation  is subject to extensive regulation and supervision  by
various   governmental   authorities,   including   the   Indiana
Commission.  The  powers  and duties of  the  Indiana  Commission include  authority to: (1) thoroughly investigate all  applicants for riverboat gaming licenses, as well as all directors, officers and persons holding direct or indirect beneficial interests in an applicant;  (2)  select  among competing  applicants  those  that promote  the  most economic development in a home dock  area  and that best serve the interest of the citizens of Indiana; (3) take appropriate  administrative enforcement  or  disciplinary  action against a licensee; (4) investigate alleged violations of Indiana gaming  law;  (5) establish fees for licenses; and (6)  prescribe all forms used by applicants. The Indiana Commission is empowered to  adopt rules pursuant to statute for administering the  gaming statute  and the conditions under which riverboat gaming  may  be conducted  in  Indiana.  The Indiana Commission  has  promulgated certain  final rules and has proposed additional rules  governing the application procedure and all aspects of riverboat  gaming in
Indiana. The Indiana Commission may, without notice or a  hearing under certain circumstances, suspend  or revoke  the license of a licensee or a certificate of suitability or impose civil penalties for  any act in violation of the Indiana Riverboat  Gambling  Act or for any fraudulent act, or if the  licensee or  holder of such certificate  of  suitability  has  not  begun  regular  riverboat excursions prior to the end of the twelve month  period following the  Indiana  Commission's  approval  of  the application  for an owner's license.  The owner's license runs  for a  period of five years, after which it is subject to renewal  on an  annual  basis upon  a determination that the licensee  remains eligible  for an owner's license. A holder of an owner's  license must  undergo  a complete investigation every three years.  The Indiana Commission will (1) authorize the route of the riverboat and stops that  the riverboat may make, (2)  establish  minimum amounts  of insurance and (3) after consulting with the Corps  of  Engineers, determine which  waterways  are  navigable waterways  for purposes  of  the
Indiana  Riverboat  Gambling Act  and  determine which  navigable waterways are suitable  for  the  operation  of riverboats.  See
"Regulation-Indiana."

     Minimum  and maximum wagers on games are not established  by regulation  but  are  left  to the discretion  of  the  licensee.
Wagering  may  not  be conducted with money or  other  negotiable currency.  Riverboat gaming excursions are limited to a  duration
of   four   hours  unless  expressly  approved  by  the   Indiana
Commission. No gaming may be conducted while the boat  is  docked except (1) for 30-minute time periods at the beginning and end of a cruise while the passengers are embarking and disembarking, (2)
if  the  master  of  the  riverboat  reasonably  determines  that specific  weather or water conditions present  a  danger  to  the riverboat, its passengers and crew, (3) if either the  vessel  or the  docking  facility  is  undergoing mechanical  or  structural repair, (4) if water traffic conditions present a danger  to  (A)
the  riverboat,  riverboat passengers, and  crew,  or  (B)  other vessels on the water, or (5) if the master has been notified that a condition exists that would cause a violation of federal law if the  riverboat were to cruise.  The Indiana Commission is in  the process  of  promulgating  new rules  for  cruising  of  licensed riverboats, including on Lake Michigan.

     Bills  have  been introduced in the United States  House  of
Representatives and the United States Senate that would establish a  National  Gambling Impact and Policy Commission to  study  the economic  impact of gambling on the United States, the individual
States and Native American tribes.  Additional federal regulation
may occur due to the initiation of hearings by the committee.   A
bill  was  also introduced in the Indiana State Legislature  that would  have  established a committee to evaluate  gaming  in  the
State  of  Indiana, but the bill did not pass before the  Indiana
State   Legislature  adjourned.   Any  new   federal   or   state
legislation could have a material adverse effect on the Company.

     Each  cruising  riverboat also is  regulated  by  the  Coast
Guard,  whose  regulations  affect vessel  design,  construction, operation (including requirements that each vessel be operated by a  minimum  complement of licensed personnel) and maintenance  in addition  to  limiting  the  number of passengers/customers.  The
Casino  must  hold  a  valid  Coast Guard-issued  certificate  of inspection  and  loss  or  suspension of such  certificate  could preclude  the use of the Casino. The Casino is subject to  annual as  well as unannounced inspection by the Coast Guard and must be drydocked  every  five years for inspection  of  the  hull.  Such drydockings remove the Casino from service for a period  of  time and  can  result in required repairs. The Company  believes  that
Coast  Guard  regulations, and the requirements of operating  and
managing  cruising  gaming  vessels  generally,  make   it   more
difficult and more expensive to conduct riverboat gaming than  to operate land-based casinos. See "Regulation-Coast Guard."

     In  order for the Casino to be able to operate in the United
States coastwise trade, the Showboat Partnership must be a "citizen of the United States," as defined in the Merchant Marine
Act, 1920, as amended, and the Shipping Act, 1916, as amended. A partnership owning any vessel engaged in the United States coastwise trade, such as the Showboat Partnership, is considered a United States citizen for purposes of United States coastwise requirements if at least 75% of the equity interest in the partnership is owned by United States citizens and all general partners are United States citizens.

     Certain federal, state and local legislation and regulations affecting safety, health and environmental matters that apply to businesses generally are applicable to the Showboat Partnership.
However, management believes the Showboat Partnership is in compliance with all such material legislation and regulations.

COMPETITION


     East Chicago Showboat will be highly dependent on the Chicago metropolitan area gaming market. While the Indiana gaming statutes allocate only one riverboat owner's license to East
Chicago, four additional, existing or proposed, riverboat casino operations are authorized in northern Indiana on Lake Michigan by the Indiana statute and local referenda, and six additional licenses have been authorized in southern Indiana. These numbers could be changed through

                                 20

subsequent legislation.  Certificates  of suitability  have  been issued for five applicants  in  northern Indiana  other than  the
Company, and gambling operations are expected to commence at three of  these  sites prior to the opening of  East  Chicago Showboat.
There are currently four riverboat casinos  operating in Illinois within 50 miles of  East  Chicago. Illinois  has  issued  all ten riverboat casino gaming licenses authorized  by existing Illinois
law  permitting  each  licensee  to   operate  riverboat  casinos
containing  a  total  of  1,200  gaming  positions  per  license.
There can be no assurance that  Illinois gaming  law  will not be revised  to  permit  a  greater  number  of gaming  positions per license.  An  increase  in  the  number  of gaming positions  per license  permitted  by  Illinois  gaming  law  could  reduce  the percentage  amount by which the Company's gaming positions exceed the gaming positions  of individual casinos operating in Illinois within the Chicago Gaming Market.  Additionally, certain Illinois licensees operate two  riverboats from  one  location  permitting more  regular  access to  those Illinois riverboats.  Legislation has  been  introduced  on  numerous  occasions in recent years to expand riverboat gaming in Illinois, including by authorizing new sites in the Chicago  metropolitan area with  which East  Chicago
Showboat  would  compete  and  by  otherwise  modifying  existing regulations to decrease or eliminate certain restrictions such as gaming  position  limitations.  To date,  no such legislation has been  enacted.  It is  impossible  to  predict  whether  any such legislation, in Illinois or elsewhere, will be enacted or whether, if passed, such legislation  would have a material adverse effect on the Company.  There can be no assurance  that the metropolitan
Chicago market can support the number  of riverboat casinos which have  been  proposed  or  may  be  operating  at  any  time.  See
"Business-Description of the  Chicago Gaming Market."


     The   Company  also  will  compete  with  gaming  facilities
nationwide,  including  riverboat gaming  in  Illinois,  Indiana,
Iowa,  Louisiana, Missouri and Mississippi and land-based casinos in  Colorado, Louisiana, Nevada, New Jersey, and South Dakota, as
well  as  various  gaming  operations on  Native  American  land, including  those  located  in  Arizona,  Connecticut,  Louisiana,
Michigan,  Minnesota,  New  York and Wisconsin  and  possibly  in northern Indiana. Other jurisdictions may legalize various  forms of  gaming  and  wagering  that may  compete  with  East  Chicago
Showboat  in the future, including those jurisdictions  in  close proximity to East Chicago, Indiana. Gaming and wagering  includes on-line  computer  gambling, bingo, pull tab games,  card  clubs, pari-mutuel  betting  on  horse  racing  and  dog  racing,  state sponsored  lotteries,  video lottery terminals  and  video  poker terminals,  as well as other forms of entertainment. The  Pokagon
Band  of  Potawatomi  Indians (the "Pokagon  Band")  of  southern
Michigan and northern Indiana has been federally recognized as an
Indian  tribe. In February 1995, the Pokagon Band voted to  build at  least one land-based casino in southern Michigan and in April
1995  voted  to  accept  a  casino development  proposal  from  a national  casino  operator. The Governor  of  Michigan  signed  a compact with the Pokagon Band in November 1995. Published reports indicate that the Pokagon Band has asked the Governor of  Indiana to  begin  negotiating  with regard to  a  land-based  casino  in
Indiana and that the governor has declined to do so at this time.
Further,  the  city of Gary, Indiana has been  reported  to  have undertaken negotiations with the Miami Indians of Oklahoma, which lack  federal recognition, to bring a land-based casino to  Gary.
The Miami Indians are currently undertaking an appeal to the U.S.
Department  of the Interior's Bureau of Indian Affairs  regarding the  denial of their request to designate approximately 350 acres near  Thorntown,  Indiana (approximately 30  miles  northwest  of
Indianapolis  and  approximately  125  miles  southwest  of  East
Chicago)  as  "federal  trust" land.  The  Indiana  Horse  Racing
Commission  has  issued a permit for pari-mutuel  wagering  on  a horse racetrack in Anderson, Indiana, and that permit holder also has been issued licenses for three satellite wagering facilities, including one in Merrillville, Indiana in the same county as East
Chicago Showboat. The legalization of casino gaming operations in jurisdictions  in close proximity to East Chicago Showboat  would have  a material adverse effect on the Company. Other changes  in legislation could increase tax or other burdens on the Company or could  lessen restrictions on competitors of the Company in other jurisdictions,  either  of which could have  a  material  adverse effect on the operating results of the Company.

     The Company expects that certain of its competitors may have significantly greater financial and other resources than the Company. Given all of the foregoing factors, it is possible that substantial competition could have a material adverse effect on the Company's results of operations. See "Business-Competition."

RELIANCE ON SINGLE MARKET

     The Company does not intend to have operations other than East Chicago Showboat and therefore will be entirely dependent upon East Chicago Showboat for its revenues. Because the Company will be entirely dependent on a single gaming site for its revenues, it will consequently be subject to greater risks than a more geographically diversified

                                21

gaming operation, including, but not limited to, risks related to local economic and competitive conditions, changes in local governmental regulations and natural and other disasters. Any decline in the number of residents in the Chicago Gaming Market, a downturn in the overall economy of the Chicago Gaming Market, a decrease in gaming activities in the Chicago Gaming Market, or an increase in competition, could have a material adverse effect on the Company. See "Business-Description of the Chicago Gaming
Market."

INDIANA GAMING TAXES

     An  admission tax of $3.00 for each person admitted  to  the gaming  excursion  is  imposed  upon  the  gaming  operation.  An additional  20%  tax  is imposed on the adjusted  gross  receipts received from gaming operations, which is defined as the total of all  cash and property (including checks received by the licensee whether  collected or not) received, less the total of  all  cash
paid   out   as  winnings  to  patrons  and  uncollected   gaming
receivables  (not to exceed 2%). The gaming license  owner  shall remit  the  admission  and wagering taxes  before  the  close  of business  on  the day following the day on which the  taxes  were incurred.  Legislation was enacted in 1995 in Indiana  permitting the imposition of property taxes on the riverboats at rates to be determined  by  local taxing authorities of the  jurisdiction  in which  a  riverboat operates. The imposition of the property  tax was  part of an omnibus property tax reform legislation which  is
being   challenged  in  court.  However,  the  property  tax   on
riverboats  is not being challenged. Pursuant to agreements  with the City of East Chicago, and as reflected in the Certificate  of
Suitability  issued by the Indiana Commission,  the  Company  has agreed  to  (1)  provide fixed incentives of approximately  $16.4 million  to  the  City  of  East Chicago  and  its  agencies  for transportation, job training, home buyer assistance and  discrete economic  development  initiatives, (2) pay  a  total  of  3%  of adjusted gross gaming receipts to the City of East Chicago and to two  not-for-profit foundations for job training and housing  and commercial  development,  and (3) pay  0.75%  of  adjusted  gross gaming  receipts  for community development projects  to  a  for-
profit  corporation owned by the Manager. A significant  increase in  the Company's tax rates could materially adversely affect the
Company. See "Regulation-Indiana."

SEASONALITY

     Because of the climate in the Chicago metropolitan area, the Company anticipates that the operations of East Chicago Showboat will be seasonal with the heaviest activity during the period from May through September. The seasonal nature of the Company's business increases the negative impact that would result from natural disasters or the loss of the Casino from service during peak operating periods. Accordingly, the Company's results of operations are likely to fluctuate from quarter to quarter and the results for any fiscal quarter may not be indicative of results for future fiscal quarters. The Company anticipates that financial results for the first 12 months of operations will be adversely affected by the expensing of costs associated with start-up operations and should not be indicative of future financial results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Seasonality."

FORECLOSURE RESTRICTIONS; TITLE CONSIDERATIONS

     In the event of an Event of Default by the Company under the
Indenture,  before the Trustee or holders of the  New  Notes  can foreclose  or  take  possession of  East  Chicago  Showboat,  the
Trustee  or such holders may have to file applications  with  the
Indiana  Commission,  be  investigated and  be  licensed  by  the
Indiana  Commission.  This process can take several  months  and, accordingly, the ability of the Trustee or the holders of the New
Notes  to  foreclose could be substantially delayed or  impaired.
Moreover,  no assurance can be given that either the  Trustee  or any  holder  will be found suitable or granted a license  by  the
Indiana Commission. Upon the occurrence of an Event of Default by the Company, before the Trustee or holders can take possession of or  sell any collateral constituting security for the New  Notes, the  Trustee  or  such  holders, in addition  to  complying  with applicable  Indiana  gaming law, will have  to  comply  with  all applicable federal and state judicial or non-judicial foreclosure and  sale  laws. Such laws may include cure provisions, mandatory sale  notice provisions, manner of sale provisions and redemption period provisions. Such provisions may significantly increase the time  associated  with  taking  possession  or  the  sale of  any collateral.  Failure  to  comply  with  any applicable  provision could void the foreclosure on  or  sale  of such  collateral.  In
addition,   licensing  requirements   may  limit  the  number  of
potential  bidders in a  foreclosure sale, may delay the sale and may adversely affect the sale price of the Company's assets.  See
"Regulation-Indiana."

     The  leasehold estate pledged as security may be subject  to
known   and  unknown  environmental  risks.  Under  the   federal
Comprehensive  Environmental Response Compensation and  Liability
Act ("CERCLA"), as amended, for example, a secured lender may  be held  liable, in certain limited circumstances, for the costs  of remediating  a release of or preventing a threatened  release  of hazardous  substances  at  a mortgaged  property.  There  may  be similar risks under state statutes or common law.

     On   October   19,   1995,  the  Manager  entered   into   a
Redevelopment  Project Lease with the City of East  Chicago  (the
"City")  Department of Redevelopment (which has been assigned  by the  Manager  to the Company) pursuant to which the City  granted the  Manager  a  leasehold interest in certain property  in  East
Chicago,  Indiana ("Leased Premises") for a period  of  30  years from the date the Manager received the Certificate of Suitability from  the Indiana Commission (the "Commencement Date") which term may  be  renewed  for two additional thirty  year  terms  at  the election  of  the Manager. The City of East Chicago obtained  the
Leased Premises in the late 1950's from Inland Steel Company  and the  deed  transferring the site contained a restrictive covenant requiring  that  the site be used as a public  park.  The  Leased
Premises  are  also  subject  to certain  easements  and  certain mortgages  (the  "Inland Mortgages") created by or  in  favor  of
Inland  Steel  Company. The City is preparing an  eminent  domain action  to terminate the restrictive covenant, which is  intended also  to  condemn certain other rights that Inland Steel  Company has  in  the  Leased  Premises, including the  Inland  Mortgages.
Additionally,  Inland  Steel Company has agreed  to  release  the mortgages on the Leased Premises and the Company is independently negotiating  the  rescission  of the  restrictive  covenant  with
Inland Steel Company. No assurance can be given that (i) the City will  be successful in completing the eminent domain action, (ii)
that the Company will be successful in negotiating the rescission of  the  restrictive  covenant or (iii) that  Inland  Steel  will release  the Inland Mortgages. The Company anticipates  obtaining title  insurance from a title company which will  insure  against losses  as  a result of the Inland Mortgages or of a final  court order  prohibiting the proposed use of the site or  ordering  the
enforced   ouster   of  the  Company  or  cancellation   of   the
Redevelopment Project Lease Agreement. See "Material  Agreements-
Redevelopment Project Lease with the City of East Chicago."

PREFERRED MARITIME LIENS AND LIENS ARISING DURING CONSTRUCTION;
PAYMENT AND PERFORMANCE BOND

     Under federal law a tort claim against a vessel or the furnishing of services or materials to a vessel generally gives rise to a maritime lien against the vessel. Except for preferred ship mortgages, there is no requirement that maritime liens be recorded. Maritime liens may be enforced by the commencement of an action in a United States District Court which could result in the seizure of the vessel and, if the lien is not bonded or otherwise disposed of, sale of the vessel. A first preferred ship mortgage will be filed with the Coast Guard upon completion of construction of the Casino vessel on behalf of the Trustee for the ratable benefit of the holders of the New Notes. Certain maritime liens are defined by federal statute to constitute
"preferred maritime liens." In the event of foreclosure of the first preferred ship mortgage covering the Casino, preferred maritime liens would have priority over the lien of the first preferred ship mortgage.

     During  the construction of a vessel, as a matter  of  state law,  materialmen,  laborers and others who perform  services  in connection  with  such construction may have  liens  against  the vessel  under construction which may have priority over  security interests  perfected  prior to the dates upon  which  such  liens
arose.   In   addition,   Indiana   law   provides   contractors,
subcontractors  and  material  suppliers  with  a  lien  on   the
leasehold being improved by their services or supplies  in  order to  secure their right to be paid. Such parties may foreclose  on their  liens if they are not paid in full. Pursuant to the Escrow and  Disbursement  Agreement, the Company is subject  to  certain fund control procedures intended to assure the proper payment  of contractors, subcontractors and material suppliers.  The  Company also  is  required to obtain lien waivers from  such  parties  in
connection   with   interim  and  final   payments   during   the
construction period whereby such parties will release their  lien claims  to the extent of such payments. In addition, the  Company has  obtained a policy of title insurance for the benefit of  the holders of the Notes and will obtain future endorsements insuring against  any  loss  incurred  as a result  of  mechanics'  liens, although  the  Company  may be required to  indemnify  the  title insurance  company for any losses resulting from  claims  arising from mechanics liens.

     The Trustee, for the ratable benefit of the holders of the Notes, is named as an additional obligee on the Payment and Performance Bond relating to construction of the Casino vessel by Atlantic Marine, Inc. ("Atlantic Marine"). In addition, a first preferred ship mortgage will be documented with the Coast Guard upon completion of construction of the Casino vessel; however, no security interest in the Casino vessel will be granted by Atlantic Marine to the Trustee during

                                 23

construction of the Casino vessel, and the construction contract relating thereto provides that title to the Casino vessel will not pass to the Company until construction is complete. Therefore, until construction is completed, the Payment and Performance Bond will be the Trustee's only security that the Company will take delivery of the Casino vessel. There can be no assurance that the Payment and Performance Bond will be sufficient to complete the Casino vessel. Failure to take delivery of the Casino vessel within the Company's anticipated delivery time would delay the expected opening date of East Chicago Showboat, which would have a material adverse effect on the Company.

     In the event of a bankruptcy or other similar proceeding involving Atlantic Marine, secured creditors of Atlantic Marine could take priority over Atlantic Marine's other creditors in respect of certain items of collateral in which they have a security interest. Such collateral could include vessels under construction, including the Casino vessel, title to which does not pass under the construction contract relating thereto until completion thereof. Thus, in the event of a bankruptcy or other similar proceeding involving Atlantic Marine, there can be no assurance that the Casino vessel would be completed or that the Casino vessel would be delivered to the Company, or that the Company would be adequately compensated for the loss thereof. See
"Description of New Notes-Security."

BANKRUPTCY CONSIDERATIONS

     The right of the Trustee to repossess and dispose of the New
Note  Collateral upon the occurrence of an Event of Default under
the   Indenture  is  likely  to  be  impaired  significantly   by
applicable  federal  or  state bankruptcy  law  if  a  bankruptcy proceeding  were  to  be  commenced by or  against  the  Company, whether by holders of the New Notes or other creditors (including junior  creditors), prior to such repossession  and  disposition.
Under  applicable bankruptcy law, secured creditors such  as  the holders  of the New Notes are prohibited from repossessing  their security from a debtor in a bankruptcy case, or from disposing of security  repossessed from such debtor, without bankruptcy  court approval. Moreover, applicable bankruptcy law permits the  debtor to  continue to retain and to use such collateral even though the debtor  is  in  default  under the applicable  debt  instruments,
provided   that   the   secured  creditor  is   given   "adequate
protection."  The meaning of the term "adequate  protection"  may vary  according  to certain circumstances, but  it  is  generally intended  to protect the value of the secured creditors' interest in  the  collateral and may include cash payments or the granting of  additional security, at such time and in such amount  as  the court in its discretion may determine, for any diminution in  the value  of  the collateral as a result of the stay of repossession or  disposition or any use of the collateral by the debtor during the  pendency of the bankruptcy case. In view of the  lack  of  a precise  definition  of the term "adequate  protection"  and  the
broad   discretionary  powers  of  a  bankruptcy  court,  it   is
impossible to predict how long payments under the New Notes could be  delayed following commencement of a bankruptcy case,  whether or  when  the Trustee could repossess or dispose of the New  Note
Collateral, or whether or to what extent the holders of  the  New
Notes  would be compensated for any delay in payment or  loss  of value  of  the  New  Note Collateral through the  requirement  of adequate protection.

     The  Showboat  Partnership has leased  the  sites  for  East
Chicago  Showboat  from  agencies  of  the  City  pursuant  to  a
Redevelopment Project Lease with the City (the "City Lease"). The commencement  of  a bankruptcy case by the City  could  adversely affect the Showboat Partnership's rights under the City Lease, if the  City  should elect to "reject" the City Lease under  Section
365(a)  of  the  United States Bankruptcy Code  (the  "Bankruptcy
Code"). Although the Bankruptcy Code provides certain protections to  the  lessee  when  a debtor-lessor rejects  a  lease,  it  is uncertain  whether  the Showboat Partnership would  benefit  from those protections. Rejection of the City Lease would prevent  the
Showboat   Partnership  from  operating  East  Chicago  Showboat,
thereby having a material adverse effect on the Company.

     In  the event that the Showboat Partnership becomes a debtor in  a  bankruptcy proceeding under the Bankruptcy Code within  90 days  after the filing or perfection of the first preferred  ship mortgage, it is possible that the debtor, debtor in possession, a trustee or any other representative of the estate of the Showboat
Partnership  could argue that the perfection or  filing  of  such first preferred ship mortgage constituted an avoidable preference within the meaning of Section 547 of the Bankruptcy Code and seek to  avoid  the  lien  granted  under such  first  preferred  ship mortgage on the Casino.  Such representative could argue that the transfer or filing of the first  preferred ship mortgage was made on account of  an antecedent debt while the debtor was  insolvent and that it  enabled  the Trustee, for the benefit of the holders of the New Notes, to obtain more than they  would  have  obtained in a  liquidation proceeding  under  chapter 7 of  the Bankruptcy
Code.  In particular,  the issue of whether or not the debtor was insolvent or whether the  Trustee, for the benefit of the holders of the New Notes, would obtain more than they would have received in a chapter 7 liquidation proceeding are factual issues existing at the time of the transfer or filing of the first preferred ship mortgage  and  thereafter as determined by  a  bankruptcy  court.
There  can be no assurance as to the determination that would  be made  by  any  bankruptcy court considering the  foregoing.  Such bankruptcy court could determine to avoid the lien granted  under the first preferred ship mortgage.

POSSIBLE CONFLICTS OF INTEREST

     Affiliates  of Showboat are actively involved in the  gaming industry. Casinos owned or managed by such affiliated persons may directly  or  indirectly compete with East Chicago Showboat.  The potential  for  conflicts of interest exists among  Showboat  and affiliated persons for future business opportunities that may not be presented to the Showboat Partnership. However, Waterfront and
Showboat  have  agreed that neither Waterfront nor  Showboat  nor their  affiliates  shall  engage in other  gaming  activities  in
Indiana.  If Showboat or Waterfront or their affiliates  commence
gaming  in  Cook  County,  Illinois  (any  of  such  persons,   a
"Commencing  Partner"),  the  other  partner  (a  "Non-commencing
Partner")  may purchase 15% of the Commencing Partner's  interest in such gaming venture at the Commencing Partner's purchase price at  any time within one year of the opening of such operation  (a
"Cook  County  Operation").  Both Waterfront  and  Showboat  have agreed  that key customers of East Chicago Showboat shall not  be solicited  to  become customers of the Cook County Operation  and that  no  management talent from East Chicago Showboat  shall  be assigned to the Cook County Operation without consent of the Non-
commencing  Partner. Additionally, the Manager,  Waterfront,  and
Showboat  and its affiliates, have entered into a declaration  of non-competition with the Indiana Commission, which provides  that if  the  Manager or the Showboat Partnership receives an  owner's license  for East Chicago, Indiana, they shall not commence  more than one other casino gaming operation within a fifty-mile radius of  East Chicago Showboat for a period of five years beginning on the  date  of  issuance  of an owner's  license  by  the  Indiana
Commission to the Manager or the Showboat Partnership.  Adherence
to   the  declaration  is  a  condition  of  the  Certificate  of
Suitability.  The  New  Notes will be  without  recourse  to  the general  partners of the Showboat Partnership or to Showboat.  In addition,  Showboat  will  act as Disbursement  Agent  under  the
Escrow   and   Disbursement  Agreement,  thereby  approving   the
disbursement of all funds in the Escrow Account. See "Description of New Notes-Escrow and Disbursement Agreement."

FRAUDULENT TRANSFER CONSIDERATIONS

     Under  applicable  provisions  of  the  Bankruptcy  Code  or comparable  provisions of state fraudulent transfer or conveyance law,  if  the Company, at the time it issued the New  Notes,  (a)
incurred  such indebtedness with the intent to hinder,  delay  or defraud  creditors,  or  (b)(i)  received  less  than  reasonably equivalent value or fair consideration and (ii)(A) was  insolvent at  the  time  of such incurrence, (B) was rendered insolvent  by reason  of  such incurrence (and the application of the  proceeds thereof), (C) was engaged or was about to engage in a business or transaction  for  which  the assets remaining  with  the  Company
constituted  unreasonably  small  capital  to  carry   on   their
business,  or (D) intended to incur, or believed that they  would incur,  debts  beyond their ability to pay  such  debts  as  they
mature,   then,  in  each  such  case,  a  court   of   competent
jurisdiction could avoid, in whole or in part, the New Notes  or, in  the  alternative, subordinate the New Notes to  existing  and future indebtedness of the Company. The measure of insolvency for purposes  of the foregoing would likely vary depending  upon  the law  applied in such case. Generally, however, the Company  would be  considered  insolvent  if the sum  of  its  debts,  including contingent liabilities, was greater than all of its assets  at  a fair  valuation, or if the present fair salable  value  of  their assets was less than the amount that would be required to pay the
probable   liabilities   on  their  existing   debts,   including
contingent  liabilities,  as  such  debts  become  absolute   and
matured. Management of the Company believes that, for purposes of the  Bankruptcy Code and state fraudulent transfer or  conveyance laws,  the  New  Notes  are being issued without  the  intent  to hinder, delay or defraud creditors and for proper purposes and in good  faith, that the Company will receive reasonably  equivalent value or fair consideration therefor, and that after the issuance of  the  New  Notes,  the  Company will  be  solvent,  will  have sufficient  capital for carrying on their business  and  will  be able to pay their debts as they mature. However, there can be  no assurance  that a court passing on such issues would  agree  with the determination of the Company's management.

                               25

ABSENCE OF PUBLIC TRADING MARKET; RESTRICTIONS ON TRANSFER

     The New Notes have no established trading market and may not be  widely distributed. The Company does not intend to  list  the
New  Notes  on any national securities exchange or  to  seek  the admission  thereof  to  trading in  the  Nasdaq  National  Market
System,  and  there can be no assurance as to the development  of any  market  or the liquidity of any market that may develop  for the  New  Notes. The Initial Purchasers have informed the Company that  they currently intend to make a market in the New Notes  as permitted  by  applicable  laws  and  regulations;  however,  the
Initial Purchasers are not obligated to do so and may discontinue any  such market making at any time without notice.  Accordingly, there can be no assurance that a trading market for the New Notes will develop or will provide liquidity to the holders thereof. If a  market  does develop, the price of the New Notes may fluctuate and  liquidity may be limited. If a market for the New Notes does not  develop, purchasers may be unable to resell such  securities
for  an  extended  period of time, if at  all.   See  "Notice  to
Investors" and "Plan of Distribution."

                       THE EXCHANGE OFFER

PURPOSE AND EFFECT

     The  Old  Notes  were  sold by the Company  to  the  Initial
Purchasers on March 28, 1996, pursuant to the Purchase Agreement.
The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company and the Initial Purchasers also entered into the Registration Rights
Agreement, pursuant to which the Company agreed, with respect to the Old Notes and subject to the Company's determination that the Exchange Offer is permitted under applicable law, to (i) cause to be filed, within 45 days after the Issuance Date, a registration statement with the Commission under the Securities Act concerning the Exchange Offer, (ii) use all reasonable efforts (a) to cause such registration statement to be declared effective by the Commission within 105 days after the Issuance Date and (b) to cause the Exchange Offer to remain open for a period of not less than 20 business days (or longer if required by applicable law).
This Exchange Offer is intended to satisfy the Company's exchange offer obligations under the Registration Rights Agreement.

TERMS OF THE EXCHANGE OFFER


     The Company hereby offers, upon the terms and subject to the conditions  set  forth herein and in the accompanying  Letter  of
Transmittal, to exchange $1,000 in principal amount of New  Notes for each $1,000 in principal amount of its outstanding Old Notes.
The  Company will accept for exchange any and all Old Notes  that are  validly  tendered  on or prior to August 9, 1996, 5:00 p.m.,
New   York  City  time.   Tenders  of  the   Old   Notes  may  be
withdrawn  at any time  prior  to  August  9,  1996,  5:00  p.m.,
New  York City time.  The Exchange Offer is not conditioned  upon any  minimum  principal amount of Old Notes  being  tendered  for exchange.  However, the Exchange Offer is  subject  to the  terms and provisions of the Registration Rights  Agreement.


     Old  Notes  may  be  tendered only in multiples  of  $1,000.
Subject to the foregoing, Holders may tender less than the aggregate principal amount represented by the Old Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Old Notes (or so indicate pursuant to the procedures for book-entry transfer).


     As of the date of this Prospectus, $140.0 million in aggregate principal amount of the Old Notes were outstanding, the maximum amount authorized by the Indenture for all Notes. As of June 30, 1996, there was one registered holder of the Old Notes, Cede, which held the Old Notes for its participants. Solely for reasons of administration (and for no other purpose), the Company has fixed the close of business on July 15, 1996, as the record date (the "Record Date") for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a Holder of the Old Notes (or such Holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining Holders of the Old Notes entitled to participate in the Exchange Offer. The Company believes that, as of the date of this Prospectus, no Holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Company.


                               26

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for purposes of tendering Old Notes to the Company and for the purposes of receiving the New Notes from the Company in each case pursuant to the terms of this Exchange Offer.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The Expiration Date shall be  August 9, 1996  at  5:00  p.m.
New York City time, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.


     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 10:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The  Company  reserves  the right, in its  sole  discretion,
(i) to delay accepting any Old Notes, (ii) to extend the Exchange
Offer, and (iii) to amend the terms of the Exchange Offer in  any
manner.   If the Exchange Offer is amended in a manner determined
by  the Company to constitute a material change, the Company will promptly  disclose  such  amendments by  means  of  a  prospectus supplement that will be distributed to the registered Holders  of the Old Notes.  In certain circumstances a material amendment  to the  Exchange  Offer may require an extension of  the  Expiration
Date.

TERMINATION OF CERTAIN RIGHTS

     The  Company  and  the Initial Purchasers entered  into  the
Registration  Rights Agreement on the Closing Date.  Pursuant  to
the  Registration Rights Agreement, the Company  agreed  to  file with  the  Commission  an  Exchange Offer registration  statement
("Exchange Offer Registration Statement") on the appropriate form under the Securities Act with respect to the New Notes. Upon  the effectiveness  of the Exchange Offer Registration Statement,  the
Company   will  offer  to  the  Holders  of  Transfer  Restricted
Securities  pursuant to the Exchange Offer who are able  to  make
certain  representations,  the  opportunity  to  exchange   their
Transfer Restricted Securities for New Notes. If (i) the  Company
is not required to file the Exchange Offer Registration Statement or  permitted  to  consummate  the  Exchange  Offer  because  the
Exchange  Offer is not permitted by applicable law or  Commission policy  or  (ii)  any  Holder of Transfer  Restricted  Securities
notifies the Company within the specified time period that (A) it is  prohibited by law or Commission policy from participating  in the  Exchange Offer or (B) that it may not resell the  New  Notes acquired  by  it  in  the Exchange Offer to  the  public  without delivering  a  prospectus  and the prospectus  contained  in  the
Exchange  Offer  Registration Statement  is  not  appropriate  or available for such resales or (C) that it is a broker-dealer  and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a shelf registration statement to cover resales of the Old Notes  by  the
Holders  thereof who satisfy certain conditions relating  to  the
provision   of   information  in  connection   with   the   shelf
registration statement. The Company will use its best efforts  to cause  the  applicable  registration  statement  to  be  declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Old
Note until (i) the date on which such Old Note has been exchanged by  a  person  other than a broker-dealer for a New Note  in  the
Exchange Offer, (ii) following the exchange by a broker-dealer in the  Exchange  Offer of a Old Note for a New Note,  the  date  on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of  the
prospectus   contained   in  the  Exchange   Offer   Registration
Statement,  (iii)  the  date on which  such  Old  Note  has  been effectively  registered under the Securities Act and disposed  of in  accordance with the shelf registration statement or (iv)  the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The  Registration  Rights Agreement provides  that  (i)  the
Company will file an Exchange Offer Registration Statement with the Commission on or prior to 45 days after the Issuance Date,
(ii) the Company will use its best efforts to

                               27

have the Exchange Offer Registration Statement declared effective by  the  Commission  on or prior to 105 days after  the  Issuance
Date,  (iii) unless the Exchange Offer would not be permitted  by applicable  law or Commission policy, the Company  will  commence the  Exchange Offer and use its best efforts to issue on or prior to  135  days after the Issuance Date, New Notes in exchange  for all  Old  Notes tendered prior thereto in the Exchange Offer  and
(iv)  if obligated to file the shelf registration statement,  the
Company  will use its best efforts to file the shelf registration statement  with the Commission on or prior to 60 days after  such filing obligation arises (and in any event within 105 days  after the  Closing Date) and to cause the shelf registration  statement to  be  declared effective by the Commission on or prior  to  135 days  after the Issuance Date. If (a) the Company fails  to  file any  of  the registration statements required by the Registration
Rights Agreement on or before the date specified for such filing,
(b) any of such registration statements is not declared effective by  the  Commission  on or prior to the date specified  for  such effectiveness  (the  "Effectiveness Target  Date"),  or  (c)  the
Company  fails to consummate the Exchange Offer or file  a  shelf registration  statement  (if required) within  135  days  of  the
Issuance  Date,  or (d) the shelf registration statement  or  the
Exchange  Offer Registration Statement is declared effective  but thereafter  ceases to be effective or usable in  connection  with resales  of  Transfer Restricted Securities  during  the  periods specified  in the Registration Rights Agreement (each such  event referred  to  in  clauses (a) through (d) above  a  "Registration
Default"),   then   the  Company  will  pay  liquidated   damages
("Liquidated Damages") to each Holder of Old Notes, with  respect to  the  first 90-day period immediately following the occurrence of  such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Old Notes held by such Holder. The amount  of  the Liquidated Damages will increase by an additional
$.05  per  week  per $1,000 principal amount of  Old  Notes  with respect  to  each subsequent 90-day period until all Registration
Defaults  have  been cured, up to a maximum amount of  Liquidated
Damages  of  $.50  per week per $1,000 principal  amount  of  Old
Notes. All accrued Liquidated Damages will be paid by the Company on  each  Damages  Payment Date to the  Global  Note  Holder  (as
defined  on  page  85) by wire transfer of immediately  available funds  or  by  federal funds check and to Holders of certificated
Old  Notes by wire transfer to the accounts specified by them  or by  mailing  checks  to  their registered addresses  if  no  such
accounts  have  been  specified.  Following  the  cure   of   all
Registration  Defaults,  the accrual of Liquidated  Damages  will
cease.   Holders  of  New Notes, and, upon  consummation  of  the
Exchange  Offer  or  declaration  of  effectiveness  of  a  Shelf
Registration   Statement   (provided  such   Shelf   Registration
Statement  remains effective for the requisite period  of  time),
Holders  of Old Notes, will not be eligible to receive Liquidated
Damages.

     Holders of Old Notes will be required to make certain representations to the Company (as described in the Registration
Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the shelf registration statement and benefit from the provisions regarding Liquidated Damages set forth above.

ACCRUED INTEREST ON THE OLD NOTES

     The New Notes will bear interest at a rate equal to 13 1/2% per
annum  from  and including the New Note Issuance  Date.   Holders
whose Old Notes are accepted for exchange will have the right  to receive  interest accrued thereon from the Issuance Date  or  the last Interest Payment Date, as applicable, to, but not including, the  New Note Issuance Date, such interest to be payable with the first  interest payment on the New Notes.  Interest  on  the  Old
Notes  accepted for exchange, which interest accrued at the  rate of  13  1/2% per annum, will cease to accrue on the day prior  to the  New  Note  Issuance Date.  See "Description  of  New  Notes-
Principal, Maturity and Interest."

PROCEDURES FOR TENDERING OLD NOTES

     The tender of a Holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF
TRANSMITTAL  AND ALL OTHER REQUIRED DOCUMENTS IS AT THE  ELECTION
AND RISK OF THE HOLDER.  IF SUCH DELIVERY IS BY MAIL, IT IS

                               28

RECOMMENDED  THAT REGISTERED MAIL, PROPERLY INSURED, WITH  RETURN
RECEIPT REQUESTED, BE USED.  INSTEAD OF DELIVERY BY MAIL,  IT  IS
RECOMMENDED  THAT  THE HOLDER USE AN OVERNIGHT OR  HAND  DELIVERY
SERVICE.   IN  ALL CASES, SUFFICIENT TIME SHOULD  BE  ALLOWED  TO
ASSURE TIMELY DELIVERY.

     Any  financial  institution that is a participant  in  DTC's
Book-Entry Transfer Facility System may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. In connection with a book-entry transfer, a Letter of Transmittal need not be transmitted to the Exchange
Agent, provided that the book-entry transfer procedure must be complied with prior to 5:00 p.m., New York City time, on the Expiration Date.

     Each  signature on a Letter of Transmittal or  a  notice  of withdrawal, as the case may be, must be guaranteed unless the Old
Notes  surrendered  for  exchange pursuant  hereto  are  tendered
(i) by a registered holder of the Old Notes who has not completed either  the box entitled "Special Issuance Instructions"  or  the box  entitled  "Special Delivery Instructions" in the  Letter  of
Transmittal,  or (ii) by an Eligible Institution (as  defined  on
page  29).   In  the  event  that  a signature  on  a  Letter  of
Transmittal  or a notice of withdrawal, as the case  may  be,  is required to be guaranteed, such guarantee must be by a firm which is  a member of a registered national securities exchange or  the
National  Association of Securities Dealers, Inc.,  a  commercial bank  or trust company having an office or correspondent  in  the
United States or otherwise be an "eligible guarantor institution"
within  the  meaning  of  Rule 17Ad-15  under  the  Exchange  Act
(collectively,  "Eligible  Institutions").   If  the  Letter   of
Transmittal  is  signed  by a person other  than  the  registered
Holder  of the Old Notes, the Old Notes surrendered for  exchange must  either (i) be endorsed by the registered Holder,  with  the signature  thereon  guaranteed by  an  Eligible  Institution,  or
(ii)  be  accompanied  by a bond power, in satisfactory  form  as determined  by the Company in its sole discretion, duly  executed by  the  registered holder, with the signature thereon guaranteed by an Eligible Institution.  The term "registered holder" as used herein  with respect to the Old Notes means any person  in  whose name the Old Notes are registered on the books of the Registrar.

     All   questions  as  to  the  validity,  form,   eligibility
(including time of receipt), acceptance and withdrawal of the Old
Notes tendered for exchange will be determined by the Company  in its  sole  discretion, which determination  shall  be  final  and
binding.   The Company reserves the absolute right to reject  any
and  all  Old Notes not properly tendered and to reject  any  Old
Notes the Company's acceptance of which might, in the judgment of
the  Company  or  its  counsel, be unlawful.   The  Company  also
reserves   the   absolute  right  to   waive   any   defects   or
irregularities  or  conditions  of  the  Exchange  Offer  as   to
particular  Old Notes either before or after the Expiration  Date
(including the right to waive the ineligibility of any Holder who
seeks   to  tender  Old  Notes  in  the  Exchange  Offer).    The
interpretation of the terms and conditions of the Exchange  Offer
(including   the  Letter  of  Transmittal  and  the  instructions
thereto)  by  the  Company  shall be final  and  binding  on  all
parties.   Unless  waived,  any  defects  or  irregularities   in
connection with tenders of Old Notes for exchange must  be  cured
within  such period of time as the Company shall determine.   The
Company  will  use  reasonable efforts to  give  notification  of defects  or irregularities with respect to tenders of  Old  Notes for  exchange  but shall not incur any liability for  failure  to give  such  notification.  Tenders of the Old Notes will  not  be deemed  to  have  been made until such irregularities  have  been cured or waived.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial
Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name.
Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

                               29

     By  tendering, each registered Holder will represent to  the
Company that, among other things (i) the New Notes to be acquired in  connection  with the Exchange Offer by the  Holder  and  each
Beneficial  Owner  of  the Old Notes are being  acquired  by  the
Holder  and  each  Beneficial Owner in  the  ordinary  course  of business of the Holder and each Beneficial Owner, (ii) the Holder and each Beneficial Owner are not participating, do not intend to participate,  and have no arrangement or understanding  with  any person  to  participate, in the distribution of  the  New  Notes,
(iii)  the Holder and each Beneficial Owner acknowledge and agree that  any  person  participating in the Exchange  Offer  for  the purpose  of  distributing  the New Notes  must  comply  with  the
registration   and  prospectus  delivery  requirements   of   the
Securities  Act in connection with a secondary resale transaction of  the New Notes acquired by such person and cannot rely on  the position  of  the staff of the Commission set forth in  no-action letters  that are discussed herein under "Resales of New  Notes,"
(iv)  that  if  the Holder is a broker-dealer that  acquired  Old
Notes  as  a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of New
Notes  acquired  in the Exchange Offer, (v) the Holder  and  each
Beneficial  Owner understand that a secondary resale  transaction described in clause (iii) above should be covered by an effective registration  statement  containing the selling  security  holder information  required  by  Item 507  of  Regulation  S-K  of  the
Commission, and (vi) neither the Holder nor any Beneficial  Owner is  an  "affiliate," as defined under Rule 405 of the  Securities
Act,  of the Company except as otherwise disclosed to the Company
in  writing.   In  connection  with a book-entry  transfer,  each
participant  will  confirm that it makes the representations  and warranties contained in the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old
Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date
(or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal.
Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed
Delivery (as defined in the Letter of Transmittal) must be signed by such Holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Holder and the Eligible Institution a properly completed and duly executed
Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within five business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed
Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent within five business days after the Expiration Date. Any Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m. New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old Notes. For purposes of the Exchange
Offer, the Company shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Company has given oral or written notice thereof to the Exchange Agent.

     In  all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only  after  timely  receipt by the Exchange Agent  of  such  Old
Notes,   a  properly  completed  and  duly  executed  Letter   of
Transmittal  and all other required documents (or of confirmation of  a  book-entry  transfer of such Old Notes into  the  Exchange
Agent's  account  at DTC); provided, however,  that  the  Company
reserves   the   absolute  right  to   waive   any   defects   or
irregularities in the tender or conditions of the Exchange Offer.
If any tendered Old Notes are not

                               30

accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

     Tenders of the Old Notes may be withdrawn by delivery  of  a written  notice to the Exchange Agent, at its address  set  forth herein,  at any time prior to 5:00 p.m., New York City  time,  on
the   Expiration  Date.   Any  such  notice  of  withdrawal  must
(i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be  withdrawn  (including the certificate number or  numbers  and principal  amount  of  such Old Notes, as applicable),  (iii)  be signed by the Holder in the same manner as the original signature on  the  Letter  of  Transmittal by which  such  Old  Notes  were tendered  (including  any required signature  guarantees)  or  be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company  in its sole discretion, duly executed by the registered Holder, with the  signature  thereon  guaranteed by  an  Eligible  Institution together with the other documents required upon transfer  by  the
Indenture, and (iv) specify the name in which such Old Notes  are to be re-registered, if different from the Depositor, pursuant to such  documents of transfer.  All questions as to  the  validity, form  and eligibility (including time of receipt) of such notices
will  be determined by the Company, in its sole discretion.   The
Old  Notes  so withdrawn will be deemed not to have been  validly
tendered  for exchange for purposes of the Exchange  Offer.   Any
Old  Notes  which have been tendered for exchange but  which  are withdrawn will be returned to the Holder thereof without cost  to
such  Holder  as soon as practicable after withdrawal.   Properly
withdrawn  Old Notes may be retendered by following  one  of  the procedures  described under "The Exchange Offer - Procedures  for
Tendering  Old  Notes" at any time on or prior to the  Expiration
Date.

CONSEQUENCES OF FAILURE TO TENDER OLD NOTES

     Holders  who do not tender their Old Notes by the Expiration
Date  will be unable to exchange Old Notes for New Notes pursuant to  the  Exchange Offer.  Holders who acquired Old Notes pursuant to  the Offering and who do not participate in the Exchange Offer can  require the Company to file as promptly as practicable after so  requested a shelf registration statement relating to the  Old
Notes  and cause such shelf registration statement to be declared effective by the 135th day following original issuance of the Old
Notes.   Old  Notes held by Holders who do not tender  their  Old
Notes pursuant to the Exchange Offer or who do not request that a shelf  registration statement be filed with respect to  such  Old
Notes  may not be offered or sold in the United States or to,  or for  the account or benefit of, U.S. persons except in accordance with  an  applicable exemption from the registration requirements thereof.

THE EXCHANGE AGENT; ASSISTANCE

     American  Bank  National Association is the Exchange  Agent.
All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent.
Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

               American Bank National Association
               101 East 5th Street
               St. Paul, Minnesota  55101
               Attention:  Frank Leslie
               (612) 229-2600

By Facsimile:  (612) 229-6415
               Confirm by Telephone:   (612) 229-2600

FEES AND EXPENSES

     All  expenses incident to the Company's consummation of  the
Exchange  Offer  and  compliance  with  the  Registration  Rights
Agreement   will   be   borne  by  the  Company,   estimated   at
approximately $100,000, including without

                               31

limitation:   (i) all registration and filing fees  and  expenses
(including   filings  made  with  the  National  Association   of
Securities Dealers, Inc., (including, if applicable, the fees and expenses  of  any  "qualified independent  underwriter"  and  its counsel, as may be required by the rules and regulations  of  the
National Association of Securities Dealers, Inc.)), (ii) all fees and  expenses of compliance with federal securities or state,  or other  jurisdictions'  securities laws,  (iii)  all  expenses  of printing  (including printing certificates for the New Notes  and prospectuses),  messenger and delivery  services  and  telephone,
(iv)  all  fees and disbursements of counsel for the Company  and the  fees  of counsel for the Initial Purchasers with respect  to the  registration statement and any shelf registration statement,
(v)  all  application and filing fees in the event the New  Notes are  listed  on  a  national  securities  exchange  or  automated
quotation  system,  and  (vi)  all  fees  and  disbursements   of
independent   certified  public  accountants   of   the   Company
(including the expenses of any special audit and comfort  letters required by or incident to such performance).

     The  Company will, in any event, bear its internal  expenses
(including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses of any person, including special experts, retained by the Company.

     The   Company   has  not  retained  any  dealer-manager   in
connection with the Exchange Offer and will not make any payments to  brokers,  dealers  or  others soliciting  acceptance  of  the
Exchange  Offer.   The Company, however, will  pay  the  Exchange
Agent  reasonable  and customary fees for its services  and  will
reimburse  it  for  its  reasonable  out-of-pocket  expenses   in
connection therewith.

     The  Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer.  If, however, a transfer tax is imposed for any reason other than  the exchange  of Old Notes pursuant to the Exchange Offer,  then  the amount  of  any  such  transfer taxes  (whether  imposed  on  the registered  Holder or any other persons) will be payable  by  the tendering  Holder.  If satisfactory evidence of payment  of  such
taxes   or  exemption  is  not  submitted  with  the  Letter   of
Transmittal,  the amount of such transfer taxes  will  be  billed directly to such tendering Holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the  Old  Notes, as reflected in the Company's accounting records on  the date of the exchange.  Accordingly, no gain or loss  will
be  recognized  by  the  Company for  accounting  purposes.   The
expenses of the Exchange Offer will be amortized over the term of the New Notes.

RESALES OF THE NEW NOTES

     Based  on  an interpretation by the staff of the  Commission set  forth  in  no-action letters issued to  third  parties,  the
Company  believes  that  the New Notes  issued  pursuant  to  the
Exchange  Offer  to a Holder in exchange for  Old  Notes  may  be offered  for  resale,  resold and otherwise transferred  by  such
Holder  (other than (i) a broker-dealer who purchased  Old  Notes directly from the Company for resale pursuant to Rule 144A  under the  Securities  Act or any other available exemption  under  the
Securities  Act,  or (ii) a person that is an  affiliate  of  the
Company within the meaning of Rule 405 under the Securities  Act)
without  compliance with the registration and prospectus delivery provisions  of  the Securities Act, provided that the  Holder  is acquiring the New Notes in the ordinary course of business and is not  participating, and has no arrangement or understanding  with any  person to participate, in the distribution of the New Notes.
However,  if any Holder acquires New Notes in the Exchange  Offer
for   the   purpose  of  distributing  or  participating   in   a
distribution  of the New Notes, such Holder cannot  rely  on  the position  of  the  staff of the Commission enunciated  in  Morgan
Stanley  &  Co., Incorporated (available June 5, 1991) and  Exxon
Capital  Holdings  Corporation (available  April  13,  1989),  or interpreted  in the Commission's letter to Shearman and  Sterling
(available  July  2, 1993), or similar no-action or  interpretive letters  and  must  comply with the registration  and  prospectus delivery requirements of the Securities Act in connection with  a
secondary   resale   transaction,  unless   an   exemption   from
registration  is  otherwise available.  Each  broker-dealer  that receives New Notes for its own account in exchange for Old Notes, where  such  Old Notes were acquired by such broker-dealer  as  a
result  of  market-making  or  other  trading  activities,   must
acknowledge that it will deliver a prospectus in connection  with any resale of such New Notes.  See "Plan of Distribution."

                               32

                         CAPITALIZATION

     The Showboat Marina Partnership, which is referred to herein as the "Manager," was organized on January 31, 1994, for the purpose of developing East Chicago Showboat and originally held the Certificate of Suitability granted by the Indiana Commission.
On March 20, 1996, the Indiana Commission approved the transfer of the Certificate of Suitability from the Manager to the Showboat Partnership, which transfer occurred as of March 27, 1996. The Manager contributed all of its assets (except for the capital stock of Second Century) and liabilities to the Showboat
Partnership as of March 28, 1996. The following table sets forth the capitalization of the Company at March 31, 1996. This table should be read in conjunction with the more detailed information and financial statements appearing elsewhere in this Prospectus.



                                                MARCH 31, 1996
                                                    ACTUAL
                                                (IN MILLIONS)

Cash and cash equivalents                         $   157.3

Long-term debt:
 Notes                                            $   140.0
 Capital Lease Financing                                  -

 Total long-term debt                                 140.0

Capital Contribution<F1>                               39.0

 Total capitalization                             $   179.0

<F1> Does not include any ascribed value for the Completion
Guarantee or the Standby Equity Commitment.

                     SELECTED FINANCIAL DATA


     The Showboat Marina Partnership, which is referred to herein as the "Parent Partnership," was organized on January 31, 1994, for the purpose of developing East Chicago Showboat and originally held the Certificate of Suitability granted by the Indiana Commission. On March 20, 1996, the Indiana Commission approved the transfer of the Certificate of Suitability from the Parent Partnership to the Showboat Partnership and the transfer occurred as of March 27, 1996. The Parent Partnership contributed all of its assets (except for the capital stock of Second Century) and liabilities to the Showboat Partnership as of March 28, 1996. The selected financial data presented below for the period from March 29, 1996 (the commencement of development of the Showboat Partnership) to March 31, 1996 and prior periods have been derived from the consolidated financial statements of the Showboat Partnership and the Parent Partnership and are qualified in their entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto, and other financial information included elsewhere in this Prospectus.



                           Showboat
                          Partnership                      Parent Partnership

                                                                     Period from    Cumulative
                          Period from                                January 31,      period
                        March 29, 1996    Period from                    1994          from
                         (commencement     January 1,       Year     (inception)     January
                        of development)   1996 through     ended       through       31, 1994
                         through March     March 28,      December     December      through
                           31, 1996           1996        31, 1995     31, 1994     March 31,
                                                                                       1996
                                     (in thousands)
INCOME STATEMENT DATA:
Interest income<F1>     $59                $ -              $ -         $ -            $ 59
Interest expense         75                  -                -           -              75
Net loss                (16)                 -                -           -             (16)
Ratio of earnings to
fixed charges
(deficiency)<F2>        (34)                 -                -           -             (34)

<F1> The  Showboat Partnership is in the development  stage  and, accordingly, had no operating revenues during any of the periods presented.
<F2> Ratio of earnings to fixed charges is not applicable as  the
     Showboat Partnership is in the development stage and, accordingly, has no operating earnings during the periods stated above.


                                   SHOWBOAT        PARENT PARTNERSHIP
                                  PARTNERSHIP

                                                   DECEMBER 31
                                MARCH 31, 1996    1995    1994

                                         (IN MILLIONS)

BALANCE SHEET DATA:

Cash and cash equivalents       $157.3            .4      -
Total assets                     180.1            11.4    1.6
Long-term debt                   140.0            -       -
Total liabilities                141.1            .5      -
Partners' capital                39.0             10.9    1.6


             MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with, and is qualified in its entirety by, the Showboat Partnership's and its predecessors' financial statements, the notes thereto, and certain other financial information included elsewhere in this Prospectus.

DEVELOPMENT ACTIVITIES

     The operations of the Showboat Partnership, and of Showboat Marina Partnership, which contributed all of its assets (except for the capital stock of Second Century) and liabilities to the Showboat Partnership as of March 28, 1996, have been limited to applying for appropriate gaming licenses for securing the land for, arranging for construction of, finalizing the design of, and developing financing for East Chicago Showboat. East Chicago Showboat will contain approximately 51,000 square feet of gaming space with approximately 1,700 slot machines and approximately 86 table games. Subject to obtaining the necessary gaming licenses, other permits and financing, the Showboat Partnership expects gaming operations at East Chicago Showboat to commence by July 1, 1997.

RESULTS OF OPERATIONS

     The Showboat Partnership is in the development stage and has capitalized all costs, except for some interest expense. Accordingly, the Showboat Partnership does not have any historical operating income. The Finance Corporation is wholly-owned by the Showboat Partnership and was incorporated to assist the Showboat Partnership in financing the East Chicago Showboat. The capitalized costs consist primarily of land improvements, economic development payments, vessel design and legal, audit, consulting and design fees, financing and commitment fees, interest on qualifying assets, and gaming application fees, all associated with the development of East Chicago Showboat. The Showboat Partnership anticipates that the results of its first twelve months of operations will be adversely affected by expensing of preopening costs and should not be indicative of future operations. Future operating results will be subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Showboat Partnership. While the Showboat Partnership believes that East Chicago Showboat will be able to attract a sufficient number of customers and achieve the level of activity necessary to permit the Showboat Partnership and the Finance Corporation to meet their payment obligations in connection with the Notes, there can be no assurance with respect thereto.

LIQUIDITY AND CAPITAL RESOURCES

     Since its inception, the Showboat Partnership has met its capital requirements through the $39.0 million Capital Contribution and the $134.4 million net proceeds from the Offering. The $195.0 million necessary to fund the design, development, construction, equipping and opening of East Chicago Showboat is expected to be derived from the $39.0 million Capital Contribution, the proceeds from the issuance of the Old Notes, and approximately $16.0 million of Capital Lease Financing. The funds provided by these sources are expected to be sufficient to develop and commence operations of East Chicago Showboat. However, there can be no assurance that such funds will be sufficient for the development and construction of East Chicago Showboat. The Showboat Partnership has entered into a fixed price contract for the construction of the Casino vessel and it expects to enter into fixed or guaranteed maximum price contracts with specified completion dates to construct substantial portions of the Pavilion and other structures comprising East Chicago Showboat. Fixed or guaranteed maximum price contracts are subject to price adjustments if the plans and specifications are changed. The unspent portion of the Capital Contribution and the net proceeds of the Offering have been deposited into the Escrow Account and invested in Cash Equivalents and will be disbursed pursuant to the Escrow and Disbursement Agreement for the construction of East Chicago Showboat. Showboat has entered into the Completion Guarantee committing up to $30.0 million, subject to certain exceptions, qualifications and limitations, to complete the Minimum Facilities. Showboat also provided the Standby Equity Commitment pursuant to which it has agreed to cause to be made up to an aggregate of $30.0 million in additional capital contributions to the Showboat Partnership during the first three Operating Years if the Showboat Partnership's Combined Cash Flow does not reach $35.0 million in any one such Operating Year, subject to certain terms and conditions; however, in no event shall Showboat be required to contribute more than $15.0 million in respect of any one such Operating Year. See "Risk Factors-Completion Guarantee" and "-Standby Equity Commitment," "Description of New Notes-Completion Guarantee" and "-Standby Equity Commitment."

     On March 21, 1996, the Company entered into the Purchase Agreement with the Initial Purchasers for the sale by the Company of $140.0 million in aggregate principal amount of the Old Notes. The Old Notes were purchased by the Initial Purchasers for resale to qualified institutional investors in reliance on Rule 144A and certain other exemptions under the Securities Act. The net proceeds from the sale of the Old Notes (approximately $134.4 million after the deduction of a 3.5% discount to the Initial Purchasers and estimated offering expenses of $600,000), the $39.0 million Capital Contribution and the $16.0 million Capital Lease Financing will be used to finance the design, development, construction, equipping and opening of East Chicago Showboat on Lake Michigan in East Chicago, Indiana for an approximate cost of $195.0 million.

     The following table sets forth the estimated sources and uses of funds for the construction of East Chicago Showboat through its expected opening date of July 1, 1997 (in millions):


SOURCES:                              USES<F1>:
Capital Contribution          $ 39.0  Casino vessel                         $ 46.0
Notes                          140.0  Gaming and other equipment .........    17.2
Capital Lease Financing         16.0  Preopening expenses                     11.0
       Total Sources          $195.0  Interest<F2>                            16.6
                                      Breakwater                              16.4
                                      Garage                                  15.8
                                      Furniture, fixtures & equipment.....    11.9
                                      Contingency                             11.5
                                      Pavilion      .......                   10.5
                                      Design and development fees.........    16.0
                                      Economic development incentives.....     5.9
                                      Site improvements and                    5.6
                                      infrastructure..
                                      Offering discounts and expenses.....     5.6
                                      Bankroll and working capital........     5.0
                                             Total Uses                     $195.0

<F1> The Company believes that the construction budget is
     reasonable and the Company expects that the Showboat Partnership will enter into fixed or guaranteed maximum price contracts (which are subject to price adjustment if the plans and specifications are changed) for the construction of a substantial portion of East Chicago Showboat. On March 8, 1996, the Showboat Partnership entered into a fixed price contract for construction of the Casino vessel. Given the risks inherent in the construction process, however, actual construction costs may be significantly higher. See "Risk Factors-Constructions Risks."
<F2> Interest is net of interest income anticipated to be earned on the funds in the Escrow Account. Assumes interest income of 4.0% on the cash balance in the Escrow Account.

     The Old Notes were issued and the New Notes will be issued under the Indenture dated March 28, 1996. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to the provisions of the Indenture and the Notes. Capitalized terms not otherwise defined have the same meanings assigned to them in the Indenture.


     The Notes mature on March 15, 2003. Interest payment dates under the Notes are March 15 and September 15, commencing September 15, 1996. The Notes are senior secured obligations of the Company. The Notes rank PARI PASSU, or on a parity with, in right of payment with all existing and future senior indebtedness of the Company and senior in right of payment to all future Subordinated Indebtedness of the Company. The Notes are without recourse to the general partners of the Company or to Showboat.

     The Notes may be redeemed at the option of the Company, in whole or in part, at any time on and after March 15, 2000, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest and Liquidated Damages thereon, if any, through the redemption date.

     Upon a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or part of such holder's Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness and issue Disqualified Stock, pay dividends or make other distributions, repurchase Equity Interests or Subordinated Indebtedness, engage in certain lease transactions, create certain liens, enter into transactions with affiliates, sell assets, issue or sell certain Equity Interests of the Company's subsidiaries or enter into certain mergers and consolidations.

     Pursuant to the Registration Rights Agreement, the Company was required to commence the Exchange Offer pursuant to an effective registration statement, or, for certain Holders and under certain circumstances, cause the Old Notes to be registered under the Securities Act pursuant to a resale shelf registration statement. See "The Exchange Offer - Termination of Certain Rights" for a description of consequences of failing to timely meet the registration requirements for the Old Notes.

     Following the commencement of operations of East Chicago Showboat, the Company expects to fund its operating debt service and capital needs from operating cash flow. Based upon the Showboat Partnership's anticipated future operations, management believes that available cash flow from East Chicago Showboat's future operations, together with the proceeds from the Offering and the Capital Contribution, will be adequate to meet the Showboat Partnership's anticipated future requirements for working capital, capital expenditures and scheduled payments of principal of and interest and Liquidated Damages, if any, on the Notes for the foreseeable future. No assurance can be given, however, that operating cash flow will be sufficient for that purpose. The Company intends to establish initial working capital reserves to provide for anticipated short-term liquidity needs. Although no additional financing is contemplated, the Company will seek, if necessary and to the extent permitted under the Indenture, additional financing through bank borrowings, debt or equity financings. There can be no assurance that additional financing, if needed, will be available to the Company, or that, if available, the financing will be on terms favorable to the Company. There is no assurance that the Company's estimate of its reasonably anticipated liquidity needs is accurate or that new business developments or other unforeseen events will not occur, resulting in the need to raise additional funds. See "Risk Factors-Substantial Leverage; Inability to Service Indebtedness."

COSTS EXPENDED TO DATE

     Through March 31, 1996, approximately $15.5 million had been expended on development of the East Chicago Showboat and the purchase of property and equipment, approximately $6.2 million had been expended on preopening expenses, licensing and organizational costs, and approximately $1.1 million had been expended on economic development costs as required by the Company's letter agreement with the City of East Chicago.

SEASONALITY

     The Company has no operating history. The Company anticipates that activity at East Chicago Showboat will be affected by weather conditions and that the heaviest activity will be from May through September rather than October through April when East Chicago experiences harsher weather. Accordingly, the Company's results of operations may fluctuate from quarter to quarter and the results for any fiscal quarter may not be indicative of results for future fiscal quarters. See "Risk Factors-Seasonality."

                            BUSINESS
OVERVIEW

     The Showboat Partnership is developing and will own and operate East Chicago Showboat, the sole licensed gaming facility located in East Chicago, Indiana on Lake Michigan. Showboat, which owns a controlling interest in the Showboat Partnership, will design, develop, construct, equip, open and operate East Chicago Showboat. Showboat is an international casino entertainment company which owns and operates casino hotels in Las Vegas, Nevada and Atlantic City, New Jersey and operates and is the largest shareholder of the Sydney Harbour Casino in Sydney, Australia. East Chicago Showboat will be strategically located approximately 12 miles from downtown Chicago, Illinois. The Showboat Partnership believes that East Chicago Showboat will have the most direct and convenient access to the Interstate Highway system of any of the existing or proposed northern Indiana gaming operations. East Chicago Showboat will be located adjacent to the off-ramp of Indiana State Highway 912, a divided six-lane highway, which connects to Interstate Highways 90 and 80/94. The Showboat Partnership expects to receive an owner's license and to open East Chicago Showboat by July 1, 1997.

     The Showboat Marina Partnership was organized on January 31, 1994 for the purpose of developing East Chicago Showboat and held the Certificate of Suitability until the Certificate of Suitability was transferred to the Showboat Partnership as of March 27, 1996. As of March 28, 1996, the Showboat Marina Partnership contributed all of its assets (except for the capital stock of Second Century) and liabilities to the Showboat Partnership, which was organized as of March 1, 1996. Finance Corporation was incorporated on March 7, 1996 to assist Showboat Partnership in financing East Chicago Showboat. The principal executive offices of the Showboat Partnership and the Finance Corporation are located at 2001 East Columbus Drive, East Chicago, Indiana 46312 and its telephone number is (219) 392-1111.

EAST CHICAGO SHOWBOAT

     East Chicago Showboat will be located at the Pastrick Marina, which is currently used for private pleasure craft docking. The Pastrick Marina will be expanded to accommodate the Casino. The Showboat Partnership is developing the approximately 100,000 square foot Casino, which will contain approximately 51,000 square feet of gaming space on four of the Casino's five levels. The Casino will feature approximately 1,700 slot machines and approximately 86 table games and will resemble a modern vacation cruise vessel.

     The Showboat Partnership believes that upon completion, the Casino will offer more gaming square feet and more gaming positions than any other riverboat casino currently operating or proposed to operate in the Chicago Gaming Market. Additional attractions of the Casino will include escalators, elevators and 11 foot to 12.5 foot high ceilings. The Showboat Partnership believes that East Chicago Showboat will be the only riverboat casino in the Chicago Gaming Market with escalators. The Casino will also have state-of-the-art design features intended to provide customers with a smooth and comfortable ride during cruises on Lake Michigan. East Chicago Showboat will provide quality, friendly customer service. The Showboat Partnership believes that customers will be attracted to East Chicago
Showboat due to its convenient and direct access to and from state and federal highways, its availability of a wide variety of table games and slot machines of varying denominations and its spacious, comfortable environment.

     Customers will enter the Casino on its second level or third level via enclosed ramps from the adjacent Pavilion. Three of the four gaming levels will be divided into two distinct gaming areas separated by a lobby. The fourth level of the Casino will contain a single gaming area, a passenger lounge, a snack bar and a cocktail lounge.

     Customers will enter the 100,000 square foot Pavilion through the PORTE COCHERE, or covered driveway entrance, or through the parking garage. The Company plans to create a festive Mardi Gras party atmosphere through murals, street performers and entertainers throughout the Pavilion. Customers entering the Pavilion through the PORTE COCHERE will proceed from the first floor lobby to the second floor public area. Customers entering the Pavilion from the parking garage will enter the Pavilion from an enclosed walkway directly into the Pavilion's second floor. The second floor public area will include a reception desk, a gift shop, a coffee shop/buffet, a food court and a cocktail lounge. Customers may choose to board the Casino from the second floor public area or from the Pavilion's third level lobby. Administrative offices, executive offices, accounting and employee support areas and receiving platforms will be located on the first floor of the Pavilion.

     East Chicago Showboat will provide secure, well-lit customer parking for approximately 2,500 vehicles, which will include an approximately 1,000 space parking garage and surface parking for approximately 1,500 vehicles. There will be 600 additional parking spaces off-site for employee parking.

DESCRIPTION OF THE CHICAGO GAMING MARKET

     The Chicago metropolitan area is the third most populated metropolitan region in the United States. Six riverboat casinos currently operate in the Chicago Gaming Market and three riverboat casino operations (including East Chicago Showboat) are proposed for the Chicago Gaming Market. The Showboat Partnership believes that the Chicago Gaming Market has a favorable demographic profile, with approximately 3.6 million adults residing within 30 miles, approximately 5.9 million adults residing within 60 miles and approximately 9.6 million adults residing within 120 miles of East Chicago Showboat. According to the United States Census Bureau 1994 statistics the average household income and the per capita income of the population within the Chicago Gaming Market was $43,935 and $16,431, respectively, which compares favorably to the national average household income and per capita income of $41,969 and $15,955, respectively.

     The Showboat Partnership believes that the Chicago Gaming Market is an undersupplied gaming market and, as a result, presents a significant opportunity for East Chicago Showboat. The Showboat Partnership estimates that as of December 31, 1995, the ratio of adult population to available casino square feet in the Chicago Gaming Market was 56.7 to 1. Assuming each of the five proposed riverboat casino operations was open as of December 31, 1995, this ratio would have been 27.2 to 1. The following table compares the gaming demographics of the Chicago Gaming Market to other major day trip casino gaming markets in the United States for the year ended December 31, 1995:

                                                  ADULT     SLOT      TABLE
                              NUMBER   NUMBER  POPULATION  MACHINE     GAME
                                OF       OF     TO CASINO  WIN/SLOT  WIN/TABLE
    METROPOLITAN AREA<F1>     SLOTS     TABLE      SQ.     DAY<F2>    DAY<F2>
                                        GAMES   FT.<F2>

Chicago, Illinois             3,875     230       56.7     $ 364     $ 3,049

Foxwoods, Connecticut         3,870     - <F3>    30.2       407     - <F3>

Atlantic City, New Jersey     27,987    1,124     18.2       252       2,747

Bossier City/Shreveport,
Louisiana                     2,911       162      9.2       296       2,178

Lake Charles, Louisiana       2,520       160      5.0       213       1,331

New Orleans, Louisiana        4,276       225      4.5       140       1,056

Gulf Coast, Mississippi       12,338      605      3.4       114         698

<F1> Excludes areas in states, such as Iowa and Missouri, which restrict the amount of individual wagers or aggregate loss.
<F2> Figures are the Company's estimates based on publicly
     available tax and gaming information and published industry reports.
<F3> Information not publicly available.

     The Chicago Gaming Market is currently generating one of the highest levels of win per slot per day and win per table per day of any of the gaming markets in the United States. The table below summarizes the recent operating data for the four riverboats operating in the Chicago Gaming Market during 1995. Figures are the Showboat Partnership's estimates based on publicly available tax and gaming information and published industry reports (dollars in millions, except slot and table win per day). There can be no assurance that the Chicago Gaming Market will continue to, or that East Chicago Showboat will, generate similar results in the future. See "Risk Factors-Reliance on Single Gaming Market."

                                1995

                          JAN       FEB      MAR     APR      MAY    JUNE
TOTAL GAMING REVENUES
AVERAGE POSITIONS:     $  57.3  $  56.8  $  64.1 $  62.5  $  63.2 $  58.3

 Slots                   3,634    3,685    3,637   3,436    3,686   3,818
 Tables                    228      228      232     210      227     236
AVERAGE WIN/SLOT/DAY   $   314  $   351  $   367 $   404  $   364 $   343
AVERAGE WIN/TABLE/DAY  $ 3,105  $ 3,225  $ 3,163 $ 3,316  $ 3,059 $ 2,683

                          JULY      AUG      SEP     OCT      NOV     DEC    TOTAL

TOTAL GAMING REVENUES
AVERAGE POSITIONS:     $  67.5  $  65.8  $  64.7 $  65.3  $  64.1 $  64.8  $ 754.5

 Slots                   3,856    3,857    3,858   3,857    3,864   3,875    3,756
 Tables                    234      234      234     234      232     230      230
AVERAGE WIN/SLOT/DAY   $   385  $   372  $   375 $   376  $   366 $   349  $   364
AVERAGE WIN/TABLE/DAY  $ 2,970  $ 2,941  $ 3,027 $ 2,816  $ 3,126 $ 3,210  $ 3,049


MARKETING STRATEGY

     The Showboat Partnership expects to effectively compete with other Chicago Gaming Market venues due to its convenient, accessible location, the size of its facilities, quality customer service and direct marketing programs. The Casino will offer approximately 26% more gaming positions than the largest of the six casinos currently operating in the Chicago Gaming Market. Four of the six existing casinos in the Chicago Gaming Market are located in Illinois and Illinois gaming law limits its casinos to 1,200 gaming positions. East Chicago Showboat will be located approximately 3.5 miles north of Interstate Highway 90 and 5.5 miles north of Interstate Highway 80/94. Customers traveling from either of the Interstates will exit onto Indiana State Highway 912, a six-lane divided highway, which will lead directly into East Chicago Showboat. The Showboat Partnership believes that
East Chicago Showboat will have the most direct and convenient access from federal and state highways of any riverboat casino in the Chicago Gaming Market.

     The Showboat Partnership expects to capitalize on its location by building and operating the largest of any of the riverboat casinos currently operating or proposed to operate in the Chicago Gaming Market. The size of the Casino will permit East Chicago Showboat to offer a wide array of games in varying denominations within a spacious interior.

     The Showboat Partnership intends to utilize proven marketing programs, such as a slot club and special promotions, which have been successfully implemented at Showboat's other gaming facilities. The Showboat Partnership believes that such marketing programs will be transferable because the Chicago Gaming Market is primarily a day trip market similar to the Atlantic City, New Jersey market. The Showboat Partnership's marketing programs will include data based marketing which will offer complimentary merchandise, coin/cash rebates based on play, complimentary food and free bus transportation to and from East Chicago Showboat. The Showboat Partnership will also utilize competitive payouts on gaming machines, value pricing of food and other amenities, entertainment, and friendly, quality customer service to maximize customer satisfaction.

     The Showboat Partnership will also employ a comprehensive marketing program to establish the Showboat name in the Chicago metropolitan area. The Showboat Partnership expects to use billboard, magazine, newspaper and radio advertising to increase East Chicago Showboat's visibility and to promote an exciting and entertaining image. The Showboat Partnership will promote the construction progression and grand opening of East Chicago Showboat. See "Risk Factors-Risk of New Venture; Lack of Prior Operating History."

SHOWBOAT, INC.


     Showboat, an international gaming company with over 40 years of gaming experience, beneficially owns 55% of the partnership interests of the Showboat Partnership, and Waterfront beneficially owns the remaining partnership interests. Showboat, through its subsidiaries, will design, develop, construct, equip and operate East Chicago Showboat.

Showboat currently owns and operates the Atlantic City Showboat and the Las Vegas Showboat and owns a 24.6% interest in and manages through subsidiaries the Sydney Harbour Casino located in Sydney, Australia. As of December 31, 1995, Showboat managed casino properties containing a total of approximately 231,000 square feet of casino space, 5,450 slot machines, 258 table games, 1,253 hotel rooms, 41,000 square feet of convention space, 18 restaurants and 2 showrooms. Showboat had revenues and EBITDA of $428.6 million and $78.2 million, respectively, for the year ended December 31, 1995. The Showboat Partnership will pay the Manager a management fee equal to 2% of Net Revenues (as defined in the Management Agreement) and 5% of EBITDA (as defined in the Management Agreement), subject to the limitations set forth in the "Restricted Payments" covenant of the Indenture.


     Through its subsidiaries, Showboat has contributed $36.9 million of the $39.0 million Capital Contribution, which will be used, in part, to develop and construct East Chicago Showboat. In addition, Showboat has entered into a Completion Guarantee pursuant to which Showboat has agreed to cause East Chicago Showboat to become Operating and has guaranteed the payment of all Project Costs owing prior to such completion up to a maximum aggregate amount of $30.0 million. Showboat has also provided the Standby Equity Commitment pursuant to which it has agreed to cause to be made up to an aggregate of $30.0 million in additional capital contributions to the Showboat Partnership during the first three Operating Years if the Showboat Partnership's Combined Cash Flow is less than $35.0 million for any one such Operating Year. However, in no event will Showboat be required to cause to be contributed more than $15.0 million to the Showboat Partnership in respect of any one such Operating Year. The Completion Guarantee and the Standby Equity Commitment are subject to certain limitations, qualifications and exceptions. See "Risk Factors-Completion Guarantee" and "-Standby Equity Commitment" and "Description of New Notes-Completion Guarantee" and "-Standby Equity Commitment."

     Showboat's marketing and operating strategy is to develop a high volume of traffic through its casinos, emphasizing slot machine play. Showboat modifies its marketing and operating strategy to maximize casino revenues by focusing on a specific venue's unique location and demographics. The Atlantic City Showboat targets the day trip customer by providing competitive games and excellent service in an attractive and convenient facility. The Las Vegas Showboat targets customers by offering competitive slot machines, bingo, moderately priced food and accommodations, a friendly "locals" atmosphere and a 106 lane bowling center. The Atlantic City Showboat was voted best casino in 1995 for the second straight year by the readers of the Southern New Jersey COURIER POST, and the Las Vegas Showboat was voted "best in Las Vegas" for slot machines, video poker, bingo, keno and bowling in 1994 and "best in Las Vegas" for bingo in 1995 by the readers of the LAS VEGAS REVIEW JOURNAL.

     Showboat designed, developed, constructed and operates the Atlantic City Showboat, which opened March 30, 1987. The Atlantic City Showboat is located at the eastern end of the Atlantic City Boardwalk on approximately 13 acres. Access to the Atlantic City Showboat's four-story podium, which houses the casino and a 20-story hotel tower, is provided by two main entrances, one on the Boardwalk and one on Pacific Avenue, which runs parallel to the Boardwalk. A 17-story tower containing additional casino space and 284 hotel rooms was recently added to the casino at a total cost of approximately $93 million. The Atlantic City Showboat has been designed to promote ease of customer access to the casino and all other public areas of the casino hotel. The Atlantic City Showboat contains approximately 96,000 square feet of gaming space, containing approximately 3,450 slot machines, 88 table games, six poker tables, a horse race simulcast facility, and a keno facility. The facility also contains approximately 2,000 square feet of space for video games, approximately 27,000 square feet of meeting rooms, convention, board room and exhibition space and the 60 lane bowling center, including a snack bar and cocktail lounge. The 20-story hotel tower and the adjacent 17-story tower together feature 800 guest rooms. Many of the guest rooms in both towers have a view of the ocean. Included in the number of guest rooms are 59 suites, 40 of which have ocean-front decks. Hotel occupancy has averaged 92.1% over the three year period ended September 30, 1995. A nine-story parking garage is located on-site at the Pacific Avenue entrance. The facility provides self-parking for approximately 2,000 cars and a 14-bus depot integrated within the casino podium and additional ground level self-parking for approximately 950 cars. In addition, on-
site   underground   parking  accommodates  valet   parking   for
approximately 600 cars.

     Showboat designed, developed, constructed and operates the Las Vegas Showboat, which opened in 1954. The Las Vegas Showboat features an approximately 75,000 square foot casino. The casino is centrally located and contains approximately 1,500 slot machines, 20 table games and a keno facility. The Las Vegas Showboat also features a 453 room hotel, containing approximately 14,000 square feet of meeting room and banquet space, a 1,300 seat bingo parlor garden, and a 106 lane bowling center. Hotel occupancy has averaged 89.7% over the three year period ended September 30, 1995. The Las Vegas Showboat covers approximately twenty-six acres and is approximately two and one-half miles from the hotel casinos located in downtown Las Vegas or on the Strip. Showboat completed an approximately $21 million renovation of the Las Vegas Showboat in December 1995. The renovation included expansion of the Mardi Gras theme throughout the Las Vegas Showboat, replacement of the roof over a portion of the casino which resulted in higher ceilings, enlargement of the coffee shop and the Carnival Lounge and improvement of the power plant and HVAC system.

     Showboat is the manager and the largest shareholder of the Sydney Harbour Casino, which commenced gaming operations in a 60,000 square foot interim casino in Sydney, Australia on September 13, 1995. Showboat beneficially owns 26.3% of Sydney Harbour Casino Holdings Limited, the parent company of the casino licensee, and has an 85% interest in the management company which operates the Sydney Harbour Casino. As a part of the 99-year gaming license awarded to Sydney Harbour Casino, it will be the only full-service casino in the State of New South Wales for 12 years. The interim Sydney Harbour Casino is located approximately one mile from the Sydney central business district at Pyrmont Bay next to Darling Harbour on Wharves 12 and 13, formerly a cruise ship passenger terminal. The terminal building was renovated to permit the operation of a casino containing approximately 500 slot machines and 150 table games.

     The permanent Sydney Harbour Casino is expected to be open in November 1997. The permanent Sydney Harbour Casino will feature approximately 153,000 square feet of casino space, including an approximately 22,000 square foot private gaming area which is expected to be located on a separate level and which will target a premium clientele. The Sydney Harbour Casino is planned to have 1,500 slot machines and 200 table games. The Sydney Harbour Casino will also contain themed restaurants, cocktail lounges, a 2,000 seat lyric theatre, a 900 seat cabaret style theatre and extensive public areas. The Sydney Harbour Casino complex will include a 352 room hotel tower and an adjacent condominium tower containing 139 privately owned units with full hotel services.

     The Showboat Star Casino was located on the south shore of Lake Pontchartrain in New Orleans, Louisiana, approximately seven miles from the New Orleans "French Quarter" and commenced gaming
operations   on   November  8,  1993.  The  riverboat   contained
approximately 21,900 square feet of gaming space on three levels, with approximately 770 slot machines and 40 table games. On-shore facilities included a 34,000 square foot terminal building, which contained a restaurant, a cocktail lounge and administrative offices. The on-shore facility provided parking for approximately 1,150 cars. In 1993, a subsidiary of Showboat purchased a 30% equity interest in the Showboat Star Partnership for $18.6 million. In 1994, Showboat purchased an additional 20% equity interest in the partnership for $9.0 million and in March 1995 it purchased the remaining 50% equity interest from its partners for $25.0 million, subject to adjustment. The Showboat Star Partnership
elected to  cease  all gaming   operations   on   March  9,  1995
due   to   conflicting  interpretations  by  the  Orleans  Parish
District Attorney and an administrative law judge regarding the Louisiana Riverboat Gaming Act relating to circumstances under which a riverboat casino could conduct dockside gaming operations. In unrelated transactions, the Showboat Star Partnership sold certain of its assets and Showboat sold all of its equity interest in Showboat Star Partnership resulting in a pretax gain to Showboat of $2.6 million.

DESIGN AND CONSTRUCTION


     Showboat, through its subsidiaries, will design, develop, construct, equip and open East Chicago Showboat. Showboat, an international gaming company with more than 40 years of experience in the gaming industry, has successfully developed and constructed the Atlantic City Showboat and renovated and expanded the Las Vegas Showboat. Showboat also designed, developed, constructed, equipped and opened the interim Sydney Harbour Casino, constructed at a cost of $60 million, which opened in September 1995 on time and substantially within budget. Showboat is currently developing and constructing the approximately $650 million casino-hotel complex in Sydney, Australia, which it will manage and in which it currently owns a 24.6% interest. The Company believes that Showboat's experience in developing casinos will help facilitate the construction of East Chicago Showboat.


     The Showboat Partnership entered into a fixed price contract for the construction of the Casino vessel and expects to enter into fixed or guaranteed maximum price contracts with specific completion dates for substantial portions of the Pavilion and other structures comprising East Chicago Showboat. Guaranteed maximum price contracts, however, are subject to price adjustment if the plans and specifications are changed. Development and construction costs will be funded from draws against the Escrow Account in accordance with the terms of the Escrow and Disbursement Agreement. Showboat has entered into the Completion Guarantee committing up to $30.0 million, subject to certain exceptions, to complete the Minimum Facilities. See "Risk Factors-Completion Guarantee" and "-Risks of Construction" and "Description of New Notes-Completion Guarantee." Set forth below is a description of the qualifications and experience of the managers, contractors, the architect, the designers and engineers for East Chicago Showboat.

     Rodney   Lay   &   Associates,  Inc.   ("RL&A"),   a   naval
architectural firm located in Jacksonville, Florida, has been retained to provide the overall vessel design of the Casino. RL&A was established in 1959, and has been actively designing cruising and floating casinos since 1990. Over 20 RL&A designed casino vessels have been built over the past five years including a variety of traditional riverboats and 7 Casino Cats(TM), an RL&A original design which was developed specifically for the casino gaming industry. RL&A will modify the Casino Cat(TM) design for the Showboat Partnership, making the Casino the largest gaming vessel operating or currently proposed in the Chicago Gaming Market. RL&A has previously worked with Atlantic Marine, the shipbuilder of the Casino, in the construction of three Casino Cats(TM). Other RL&A designed vessels include the Space Shuttle SRB recovery ships, oceanographic research vessels, and container and cargo ships. RL&A has provided designs for a variety of gaming companies, including The Trump Organization, Harrah's, Station Casinos, The Empress Group, Players International and Argosy Gaming Company.

     Atlantic Marine has been retained as the shipbuilder of the Casino vessel. Atlantic Marine, based in Jacksonville, Florida, is an experienced shipbuilder which has built over 230 maritime vessels in a variety of styles and sizes in both steel and aluminum for domestic and international markets during its 32 year history. Atlantic Marine has been involved in constructing riverboat casino vessels since 1991, and has completed 11 riverboat casino vessels to date, ranging in style from antique replica, Mississippi River steamboat designs to the modern Casino Cat(TM) design which was originated by Rodney Lay & Associates, the naval architect for the construction of the Casino. The Casino will be the third in the Casino Cat(TM) series of vessels, which are designed and built specifically for operation on the Great Lakes. This design has been reviewed and approved by the United States Coast Guard. Atlantic Marine has built casino vessels for a
variety   of  major  clients,  including,  Steamboat  Development
Corporation,   Par-A-Dice  Gaming  Corporation,   Argosy   Gaming
Company, The Empress Group, Harvey's Iowa Management Group and Trump Indiana. Upon completion, the Casino will cruise to the St. Lawrence Seaway and maneuver through the locks monitored by the St. Lawrence Seaway Commission, to enter the various Great Lakes before reaching East Chicago, Indiana. While en route the Casino will be at risk to adverse weather conditions and established priorities for passage through the locks.

     For a discussion of certain matters relating to the Casino including the effects of certain maritime laws, bankruptcy laws and the Payment and Performance Bond, see "Risk Factors-Preferred Maritime Liens and Liens arising during Construction; Payment and Performance Bond" and "-Bankruptcy Considerations."

     C. Baxter & Associates International, Inc. ("Baxter & Associates") has been retained to serve as a naval consultant. Baxter & Associates has been involved in the construction, owners' representation, design and engineering and governmental approvals of over 19 riverboat casino vessels, ranging from Mississippi Riverboat style vessels to passenger cruise vessels operating on the East Coast of the United States.


     The  Hillier  Group  ("Hillier") has been  retained  by  the
Showboat Partnership as the architect for the Pavilion. Founded in 1966, Hillier is the fourth largest architecture firm in the United States and has won more than 150 state, national and international design awards. Hillier projects include the approximately $93 million expansion of the Atlantic City Showboat; the approximately $650 million Sydney Harbour Casino in Sydney, Australia; the $45 million expansion of Harrah's Marina Hotel in Atlantic City, New Jersey; the Howard Hughes Medical Institute in Bethesda, Maryland; the 29-story Six St. Paul Center in Baltimore, Maryland; and the Architecture School at the University of Arizona.


     Tonn & Blank, Incorporated ("Tonn & Blank") and KLM Construction, Inc. ("KLM") have been retained to construct the Pavilion, parking garage, and site improvements. Tonn & Blank, located in Michigan City, Indiana, is an experienced contractor in the Chicago region and has provided service to a broad client base for over 70 years. Tonn & Blank has constructed a wide variety of commercial, institutional and industrial projects in the $25 million to $50 million contract range.

     KLM was founded in 1978 and has completed numerous commercial, industrial and residential projects including The New York City Department of Transportation's 120,000 square foot office building in Queens County and a 105,000 square foot office building in Manhattan. Additionally, KLM has completed more than 1,200 residential units in multifamily buildings for private developers, the New York City Housing Authority and the New York City Department of Housing Preservation & Development. Currently, KLM is in pre-construction for two projects in New York City. The first is a 250-unit residential building in Queens county close to La Guardia Airport. The second is a 35-story multiple-use building on 34th Street in central Manhattan. That building will contain 80,000 square feet of retail space in addition to 250 apartments in a tower above the commercial base.

     Luhr Brothers, Inc. ("Luhr Brothers") has been retained to construct the breakwater for the Pastrick Marina which serves as a marina and mooring facility for the Casino. Luhr Brothers, established in 1948, has performed extensive work for the Corps of Engineers, including the construction of highways, railroad structures and offshore jetties excavation and grading for dams and reservoirs and dredging of inland waterways. Specific projects completed by Luhr Brothers include a $42 million contract for a Corps of Engineers dam for Clarence Cannon Reservoir near Hannibal, Missouri and a $45 million contract for embankment spillway and outlet works at Sulphur Springs, Texas. Currently, Luhr Brothers is constructing a $43 million breakwater near Sargent, Texas for the Corps of Engineers.

COMPETITION


     East Chicago Showboat will be highly dependent on the Chicago Gaming Market. While the Indiana gaming statutes allocate only one riverboat owner's license to East Chicago, five riverboat casino operations, including East Chicago Showboat, are authorized in northern Indiana on Lake Michigan by the Indiana statute and local referenda, and six additional licenses have been authorized in southern Indiana. These numbers could be changed through subsequent legislation. Owner's licenses have been issued to two riverboat casino operators to conduct gaming operations in Gary, Indiana and another riverboat casino operator in Hammond, Indiana and a certificate of suitability has been issued for one other applicant in northern Indiana other than the Showboat Partnership. Gambling operations are expected to commence at one additional site in Northern Indiana prior to the opening of East Chicago Showboat. There are currently four riverboat casinos operating in Illinois within 50 miles of East Chicago. Illinois has issued all ten riverboat casino gaming licenses authorized by existing Illinois gaming law permitting each licensee to operate riverboat casinos containing a maximum of 1,200 gaming positions per license. There can be no assurance that Illinois gaming law will not be revised to permit a greater number of gaming positions per license. An increase in the number of gaming positions per license permitted by Illinois gaming law could reduce the percentage amount by which the Showboat Partnership's gaming positions exceed the gaming positions of individual casinos operating in Illinois within the Chicago Gaming Market. Additionally, certain Illinois licensees operate two riverboats from one location permitting more regular access to those Illinois riverboats. Legislation has been introduced on numerous occasions in recent years to expand riverboat gaming in Illinois, including by authorizing new sites in the Chicago metropolitan area with which East Chicago Showboat would compete and by otherwise modifying existing regulations to decrease or eliminate certain restrictions such as gaming position limitations. To date, no such legislation has been enacted. It is impossible to predict whether any such legislation, in Illinois or elsewhere, will be enacted or whether, if passed, such legislation would have a material adverse effect on the Showboat Partnership. There can be no assurance the metropolitan Chicago market can support the number of riverboat casinos which have been proposed or may be operating at any time. See "Business-Description of the Chicago Gaming Market."


     The Showboat Partnership also will compete with gaming facilities nationwide, including riverboat gaming in Illinois, Indiana, Iowa, Louisiana, Missouri and Mississippi and land-based casinos in Colorado, Louisiana, Nevada, New Jersey, and South Dakota, as well as various gaming operations on Native American land, including those located in Arizona, Connecticut, Louisiana, Michigan, Minnesota, New York and Wisconsin and possibly in northern Indiana. Other jurisdictions may legalize various forms of gaming and wagering that may compete with East Chicago Showboat in the future, including those jurisdictions in close proximity to East Chicago, Indiana. The Pokagon Band of Potawatomi Indians (the "Pokagon Band") of southern Michigan and northern Indiana has been federally recognized as an Indian tribe. In February 1995, the Pokagon Band voted to build at least one land-based casino in southern Michigan and in April 1995 voted to accept a casino development proposal from a national casino operator. The Governor of Michigan signed an agreement with the Pokagon Band in November 1995. Published reports indicate that the Pokagon Band has asked the

Governor of Indiana to begin negotiating with regard to a land-based casino in Indiana and that the governor has declined to do so at this time. Gaming and wagering includes on-line computer gambling, bingo, pull tab games, card clubs, pari-mutuel betting on horse racing and dog racing, state sponsored lotteries, video lottery terminals and video poker terminals, as well as other forms of entertainment. The Indiana Horse Racing Commission has issued a permit for pari-mutuel wagering on a horse racetrack in Anderson, Indiana, and that permit holder also has been issued licenses for three satellite wagering facilities, including one in Merrillville, Indiana in the same county as East Chicago Showboat. The legalization of casino gaming operations in jurisdictions in close proximity to East Chicago Showboat would have a material adverse effect on the Showboat Partnership. Other changes in legislation could increase tax or other burdens on the Showboat Partnership or could lessen restriction on competitors of the Showboat Partnership in other jurisdictions, either of which would have a material adverse effect on the operating results of the Showboat Partnership.

     The Showboat Partnership expects that certain of its competitors may have significantly greater financial and other resources than the Showboat Partnership. Given all of the foregoing factors, it is possible that substantial competition could have a material adverse effect on the Company's results of operations. See "Risk Factors-Competition."

LEGAL PROCEEDINGS

     On October 17, 1995, a complaint (the "Complaint") was filed in the Circuit Court for Lake County, Indiana by an individual on behalf of himself and the residents of the City of East Chicago requesting a preliminary injunction to enjoin the Indiana Commission from conducting a hearing on the Showboat Partnership's application for the sole riverboat casino license in East Chicago, Indiana, and from issuing a certificate of suitability to the Showboat Partnership. The Complaint alleges that the City of East Chicago failed to hold an open public bidding process in selecting its applicants, and such failure is in conflict with Indiana gaming laws. On October 19, 1995, the Indiana Commission commenced the hearing on the East Chicago application, but was served with a temporary restraining order and halted the proceedings. Subsequently, in November 1995 the temporary restraining order was dissolved on the basis that no triable issues existed. The Indiana Commission thereafter conducted further proceedings and granted the Certificate of Suitability to the Manager on January 8, 1996. No assurance can be given that the plaintiff or others may not seek another temporary restraining order or injunction at a later time. An unfavorable outcome of such litigation could have a material adverse effect on the Showboat Partnership and its proposed riverboat casino project in East Chicago, Indiana. See "Risk Factors-Risks of Licensure and Permitting."

EMPLOYEES

     The Showboat Partnership has 16 employees. When East Chicago
Showboat   commences  operations,  management   anticipates   the
Showboat Partnership will have approximately 1,750 employees.

                       MATERIAL AGREEMENTS

     Set forth below are summaries of the material terms of certain material agreements to which the Showboat Partnership is or will be a party. The following summaries do not purport to be complete and are qualified in their entirety by reference to the relevant agreements. Copies of such agreements are available upon request to the Showboat Partnership addressed to the Showboat Partnership at 2001 East Columbus Drive, East Chicago, Indiana 46312, Attention: Vice President - Finance and Administration, telephone number (219) 392-1111, fax number (219) 398-0144. See
"Available Information." Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the agreement being described (unless otherwise indicated).

SHOWBOAT MARINA CASINO PARTNERSHIP AGREEMENT

     GENERAL. The Manager and the Showboat Marina Investment Partnership, an Indiana general partnership (collectively the "Partners") entered into a partnership agreement dated as of March 1, 1996 (the "Partnership Agreement") in order to: (a) acquire, design, construct, own and operate an excursion cruise vessel casino development to be acquired and developed in the City of East Chicago in the State of Indiana, and operated on Lake Michigan; (b) acquire, lease, sell or otherwise dispose of other properties used or useful in connection with the foregoing;
(c) carry on any other activities necessary or incidental to the foregoing; and (d) engage in any other business if such business is unanimously agreed to by the Partners.

     TERM. The term of the Showboat Partnership continues until the earlier to occur of (i) December 31, 2023 or (ii) the sale of all or substantially all of the partnership property. Automatic renewal of the Partnership Agreement will occur for successive one year terms until terminated by the written consent of Partners or by operation of law. If the Manager desires to terminate the Showboat Partnership after the initial term or any renewal term, the Manager must give written notice to the other Partner at least 90 days prior to the end of the initial term or any renewal term, and the Showboat Partnership will terminate at the end of that term and shall be liquidated in accordance with the Partnership Agreement.

     CAPITALIZATION.   The Partners have contributed the  Capital
Contribution  of  $39.0  million,  of  which  the Predecessor has
contributed   $38.6  million  and   Showboat   Marina  Investment
Partnership  has   contributed  $0.4   million.  Further  capital
contributions will be made when the Partners unanimously determine that additional funds are needed, and such additional capital will be contributed in proportion to the Partners' Interests (as defined in the Partnership Agreement). Except as specified in the Partnership Agreement, no Partner is entitled to a return of its capital contribution, and no Partner is entitled to receive property other than cash in return for its capital
contribution.   No  Partner  has  priority  over  another Partner
with   respect  to   distributions  or  the   return  of  capital
contributions.

     DISTRIBUTIONS. The Showboat Partnership's income, gains, losses, deductions and credits will be allocated among the Partners in proportion to their Partners' Interests which are 99% and 1% for the Manager and the Showboat Marina Investment Partnership, respectively. The Partnership Agreement provides for quarterly distributions in an amount sufficient to enable the Partners to pay their federal and state income tax liability. Cash Available for Distribution (as defined therein) will be distributed among the Partners in proportion to their respective Partners' Interests at the times the Manager deems distributions advisable, but not less frequently than quarterly. Cash Available for Distribution means gross revenue less cash expenditures and amounts set aside for reserves, but not including any amount which, if distributed, would cause a default of any covenant contained in any agreement between the Showboat Partnership and any third-party lender, including the Indenture.

     MANAGEMENT.    The  Manager shall have full,  exclusive  and
complete authority to direct and manage the affairs of the Showboat Partnership. The Partners may hold annual meetings for any reason.

     TRANSFERS OF THE PARTNER INTERESTS. Subject to and in accordance with Indiana gaming law, neither Partner may transfer or assign its Interest without first giving written notice to the other Partner of the proposed transfer (the "Transfer Notice"). Such other Partner shall have the option to acquire all or part of the Interest proposed to be transferred within 10 days after receiving the Transfer Notice. After such 10 day period, the remaining Interest proposed to be transferred which has not been acquired by the other Partner may, subject to the consent of the other Partner which consent may not be unreasonably withheld, be transferred upon the terms and conditions contained in the Transfer Notice. Any transfer or assignment, with consent, must be of all of such Partner's Interest.

     BOOKS AND RECORDS; ACCOUNTING. The books of the Showboat Partnership will be maintained on a calendar year basis in accordance with generally accepted accounting principles. The Manager will select the certified public accountants, determine all matters regarding methods of depreciation and accounting, and will make all tax elections and decisions relating to taxes.

     DISSOLUTION AND TERMINATION. The Showboat Partnership shall be dissolved and terminated upon the first to occur of: (i) the filing of bankruptcy, unless the Partners elect to continue the Showboat Partnership; (ii) upon retirement or withdrawal by a Partner, unless the Partners elect to continue the Partnership;
(iii) the expiration of the term of the Partnership; (iv) by operation of law; (v) upon termination of the Amended and Restated Showboat Marina Partnership Agreement; (vi) upon the sale by the Showboat Partnership of all or substantially all of its property and the final distribution of the proceeds thereof; or (vii) upon the written consent of the Partners.

MANAGEMENT AGREEMENT


     TERM. As of March 1, 1996 the Company entered into a management agreement with the Parent Partnership ("Manager") (the "Management Agreement") for a term through December 31, 2023. The Management Agreement will not be effective until it has been approved by the Indiana Commission.


     PURPOSE. The purpose of the Management Agreement is to engage Manager as a consultant to the Showboat Partnership to assist in designing the gaming area of the Casino, assist in installing gaming equipment, assist in obtaining approvals and licenses necessary to manage and operate East Chicago Showboat, and to manage and operate East Chicago Showboat.

     MANAGEMENT FEE. In consideration for the services provided under the Management Agreement, the Showboat Partnership agreed to pay the Manager a management fee equal to (i) 2% of Net Revenues (as defined in the Management Agreement), and (ii) 5% of EBITDA (as defined in the Management Agreement). The management fee shall be paid monthly by deposit into a management fee bank account. No management fee will be payable unless the Showboat Partnership's Fixed Charge Coverage Ratio (as defined in the
Indenture) is greater than 1.5 to 1.0 for the immediately preceding four fiscal quarters (after giving effect to the payment of such fee) and no Default or Event of Default has occurred and is continuing under the Indenture. If the management fee cannot be paid because of the Fixed Charge Coverage Ratio restriction, the management fee will accrue and, subject to the restrictions in clause (y) of the "Restricted Payments" covenant, will be paid over time in amounts that will not cause the Fixed Charge Coverage Ratio to drop below 1.5 to 1.0. See "Description of New Notes-Certain Covenants-Restricted Payments." In the event of a bankruptcy, reorganization, insolvency, dissolution or other winding-up of the Showboat Partnership, payment of the management fee will be subordinated to the prior payment in full in cash of all obligations under the Indenture and the Notes.

     EXPENSES. The Management Agreement requires the Showboat Partnership, at its sole cost and expense, to construct the Project (as defined therein), install the furniture, fixtures and equipment thereon and pay for all Project related pre-opening expenses. In addition, except where the Management Agreement expressly provides otherwise, all costs, expenses, funding or operating deficits and operating capital, real property and personal property taxes, insurance premiums and other liabilities incurred due to the operations of the Project shall be the sole and exclusive financial responsibility of the Company. After commencement of operations, the Showboat Partnership shall advance to the Manager, on a timely and prompt basis, the funds necessary to conduct the affairs of the Project and maintain the Project.

     ACCOUNTING AND FINANCIAL RECORDS. The Manager shall cause the Showboat Partnership's employees to maintain a complete accounting system in connection with the operation of the Project. Books and records shall be maintained in accordance with GAAP, on a calendar year basis, and shall be retained at the Project.

     EMPLOYEES.    All  persons employed in connection  with  the
operations  of  the  Casino shall be employees  of  the  Showboat
Partnership,  other  than  the  Manager's  management  team.  The
Showboat Partnership shall reimburse the

Manager for compensation paid to the management team. The Manager shall determine the fitness and qualifications of all casino employees, subject only to Indiana riverboat gaming licensing standards.

     BANK ACCOUNTS. Immediately upon giving written notice to the Manager of the date on which operation of the Project shall commence, the Showboat Partnership shall establish bank accounts that are necessary for the operation of the Project. Gross revenue from operations shall be deposited in the bank accounts and the Showboat Partnership shall pay out of the bank accounts, to the extent of the funds therein, all operating expenses and other amounts required by the Manager to perform its obligations under the Management Agreement.

     ARBITRATION. If any dispute shall arise under the Management Agreement, such dispute shall first be referred to a committee in an attempt for the committee to resolve the matter. If the dispute cannot be resolved by the committee, the matter shall be resolved by binding arbitration in accordance with the rules adopted by the American Arbitration Association or as the parties may otherwise agree.

     MANAGER'S DEFAULT. The Manager will be in default under the Management Agreement if the Manager (a) fails to perform or materially comply with any of the covenants, agreements, terms or conditions contained in the Management Agreement applicable to the Manager (other than monetary payments) and such failure shall continue for a period of 30 days after written notice thereof from the Company to the Manager specifying in detail the nature of such failure, or, in the case such failure is of a nature that it cannot, with due diligence and good faith, be cured within 30 days, if the Manager fails to proceed promptly and with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure to completion with all due diligence within 90 days thereafter, or (b) takes or fails to take any action to the extent required of the Manager under the Management Agreement that creates a default under or breach of any loan documents, any related contract or any requirement of riverboat gaming authorities, unless the Manager cures such default or breach prior to the expiration of applicable notice, grace and cure periods, if any; provided, however, that the Manager shall only be required to cure any defaults with respect to which the Manager has a duty thereunder. If the only result of the failure by the Manager to act is a monetary loss to the Company which is not otherwise capable of being cured by the Manager, then the Manager shall not be in default if the Manager reimburses the Company for such losses within ten business days of incurring such loss or otherwise protects the Company against such loss in a manner reasonably acceptable to the Company.

     THE SHOWBOAT PARTNERSHIP'S DEFAULT. If the Showboat Partnership (a) fails to make any monetary payment required under the Management Agreement on or before the due date and failure continues for 5 business days after written notice from the Manager specifying such failure, (b) fails to pay the entire management fee for a period of 6 months, or (c) fails to perform or materially comply with any of the other covenants, agreements, terms or conditions contained in the Management Agreement applicable to the Showboat Partnership (other than monetary payments) and such failure shall continue for a period of 30 days after written notice thereof from the Manager to the Showboat Partnership specifying in detail the nature of such failure, the Company will be in default under the Management Agreement. Notwithstanding the foregoing, failure to pay any management fee which is not permitted to be paid under the Indenture pursuant to the "Restricted Payments" covenant therein shall not be a default under the Management Agreement.

     TERMINATION.   The Management Agreement shall terminate upon
the occurrence of the following:

          (a) in the event of a terminating event specified in the Amended & Restated Showboat Marina Partnership Agreement dated as of March 1, 1996;

          (b) upon the occurrence of an event of default under the Management Agreement and the expiration of the time to cure; or

          (c) upon the occurrence of a condemnation of the Project as specified in the Management Agreement.

REDEVELOPMENT PROJECT LEASE WITH THE CITY OF EAST CHICAGO


     TERM/RENT/CONSTRUCTION. On October 19, 1995, the Parent Partnership entered into a Redevelopment Project Lease (the "Lease Agreement") with the City of East Chicago (the "City"), Department of Redevelopment pursuant to which the City granted the Parent Partnership a leasehold interest in certain property in East Chicago, Indiana ("Leased Premises") and to construct East Chicago Showboat for a period of 30 years from the date the Parent Partnership received the Certificate of Suitability from the Indiana Commission (the "Commencement Date") which term may be renewed for two additional thirty year terms at the election of the Parent Partnership. The Parent Partnership received the Certificate of Suitability as of January 8, 1996 and the
Certificate  of  Suitability  was  transferred  to  the  Showboat
Partnership as of March 27, 1996. In connection with such transfer, the Parent Partnership assigned the Lease Agreement to Showboat Partnership.


     The Showboat Partnership is obligated to pay the City $400,000 in annual rental with such rental being adjusted every three years by the same percentage as the percentage increase in the Consumer Price Index over the previous three years but with each adjustment not to exceed 105% of the previous annual rental. The annual rental is payable to the City on the Commencement Date and on each anniversary of the Commencement Date with the first annual rental payment to be paid one-half upon execution of the lease and one-half upon the Commencement Date. The first annual rental payments have been made. The Showboat Partnership must allow reasonable public access to the marina and to the beach area on the eastern portion of the Leased Premises.

     Under the Lease Agreement the Showboat Partnership must commence construction of East Chicago Showboat within 180 days after receipt of the Certificate of Suitability from the Indiana Commission and must complete construction within 18 months after receipt of the Certificate of Suitability or pay the City $250,000 per additional month until East Chicago Showboat is substantially ready for operation. The Lease Agreement requires the City to assist the Showboat Partnership with all procedural steps that are reasonably and lawfully required for the Showboat Partnership to finance and construct East Chicago Showboat, including roadwork and egress of facilities.

     MORTGAGE LIENS. The Showboat Partnership, and its successors, may, without the City's consent, mortgage, assign, lease, sublease, sell with right to lease back or repurchase, or otherwise pledge or hypothecate its entire interest under the Lease Agreement including the Leased Premises and East Chicago Showboat, as security for or in connection with any loan or other furnishing of funds from a lender (a "Provider") to finance or refinance the Showboat Partnership's interest in the Leased Premises or East Chicago Showboat or to obtain fixtures, equipment or construction in connection therewith. The Notes are secured by, among other things, a leasehold mortgage on the Leased Premises. See "Description of New Notes-Security." The City, subject to receipt of information concerning the identity of the Provider, shall provide the Provider with a copy of all notices to the Showboat Partnership under the Lease Agreement. In the case of a default under the Lease Agreement, the City shall not terminate the Lease Agreement until the Provider has had an opportunity to cure the default, and the opportunity to enter into a new lease with the City upon the termination of the Lease Agreement. Should the Provider acquire the Showboat Partnership's interest in the Lease Agreement, the Provider may assign the Lease Agreement to a person holding a license to operate a riverboat gaming casino and shall have no liability for the performance or observance of the covenants and conditions of the Lease Agreement to be performed on the part of the Showboat
Partnership  and  observed  from  and  after  the  date  of   the
assignment. Any Provider acquiring the Showboat Partnership's interest under the Lease Agreement must either obtain a license to operate a riverboat casino or assign the Lease Agreement to a person holding such a license.

     DEFAULT. An Event of Default under the Lease Agreement occurs: (i) if the Showboat Partnership fails or refuses to pay when due the annual rental or other charges payable under the Lease Agreement and such failure or refusal continues for a period of 30 days after notice from the City; (ii) if the Showboat Partnership fails or refuses to perform or comply with any of the agreements, terms, covenants or conditions provided in the Lease Agreement for a period of 30 days after notice from the City, however, in the event such failure cannot be cured within 30 days, the cure period shall be extended until such time as the failure is cured as long as the Showboat Partnership gives the City written notice of intention to cure the failure and its cure proposal and diligently pursues the same to completion; or (iii) if the Showboat Partnership (a) is adjudicated bankrupt or insolvent, (b) makes an assignment for the benefit of creditors or files an answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal, state or other bankruptcy or insolvency state law, (c) seeks, consents to, or acquiesces in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator, or (d) within 60 days after the commencement of any proceeding against the Showboat Partnership seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal or state bankruptcy or insolvency law, such proceeding has not been dismissed, vacated or stayed. If an Event of Default occurs, subject to notice to and cure by the Provider, the City may elect to terminate the Lease Agreement within 60 days following written notice to the Showboat Partnership no more than 60 days after the expiration of any cure period.

     TERMINATION. The Lease Agreement may be terminated by the Showboat Partnership upon 90 days written notice (and upon payment of one year's rent) to the City at any time after the first eight years of the initial term if, in the Showboat Partnership's opinion, continued operation of East Chicago Showboat is no longer economically feasible. If someone other than the Showboat Partnership receives the license to operate a riverboat casino or the Showboat Partnership has not received a riverboat owner's license within three years of the Commencement Date, or the Showboat Partnership does not have its license renewed or its license is revoked or suspended, either the
Showboat Partnership or the City may terminate the Lease Agreement by written notice.

     INDEMNIFICATION. The Showboat Partnership is required to defend, indemnify and hold the City harmless from any liability arising out of: (i) the Showboat Partnership's possession, use or control of the Leased Premises or East Chicago Showboat; (ii) any occurrence on or related to the Leased Premises or East Chicago Showboat, including (a) loss or damage to property, (b) injury or death of any person, or (c) environmental damage resulting from East Chicago Showboat's use of the site; (iii) the Company's breach of any covenant or obligation under the Lease Agreement. The Showboat Partnership is not required to indemnify the City against claims resulting from the City's failure to perform or its negligence in the performance of its obligations or arising from the willful actions of the City. The City shall indemnify and hold the Showboat Partnership harmless (to the extent permitted by law) from and against any and all claims resulting from the sole negligence of the City in performance of its obligations or arising from the willful actions of the City.

ECONOMIC BETTERMENT COMMITMENTS

     As a condition to receiving the Certificate of Suitability, the Showboat Partnership committed to contribute an aggregate of 3.75% of the Showboat Partnership's adjusted gross receipts to fund economic and community development projects for the City of East Chicago. The Showboat Partnership has committed to contribute 3% of the Showboat Partnership's adjusted gross receipts (as defined in the Indiana Riverboat Gambling Act) for the benefit of economic development, education and community development in the City. Of these monies, one-third will go to the City, which shall select a board to determine the use of these funds. One-third will go to the Twin City Education Foundation, Inc., an Indiana nonprofit corporation ("TCEF"), which will focus on funding training programs for workers for nonriverboat-related jobs, in addition to a scholarship program for post-secondary education for residents of the City. One-third of the funds will be contributed to the East Chicago Community Foundation, Inc., an Indiana nonprofit corporation ("ECCF"), which will fund community development projects within the City.

     The Showboat Partnership shall also reimburse the City for expenses incurred in connection with the development of East Chicago Showboat, including, but not limited to, professional planning fees, professional design fees, engineering, construction of infrastructure, including the construction of the proposed on/off ramp from Highway 912, utilities or other improvements at the Pastrick Marina or elsewhere related to East Chicago Showboat, legal fees and costs, financial consulting fees and other professional consulting fees deemed reasonably necessary by the City. The Showboat Partnership also provided approximately $70,000 in 1995 to enable the City to hire a full-time city planner.

     The Showboat Partnership has committed to fund the following projects in the approximate amounts specified, regardless of the issuance of a gaming license to the Showboat Partnership: (1)
Healthy East Chicago Wellness Program, with estimated expenditures of $200,000 (approximately $14,000 of which was paid in 1995); (2) comprehensive market development assessment for various transportation corridors in the City, with estimated expenditures of $70,000; (3) various capital improvements to the City, with expenditures of $500,000; and (4) engineering fees related to the water marketing project for extension of the City's water main, with estimated expenditures of $500,000. The Showboat

Partnership expects to make these expenditures prior to the date East Chicago Showboat becomes Operating. Fifty percent of the funds expended by the Showboat Partnership in connection with these four projects shall be credited against the 1% share payable to the City during the first and, if necessary, second years of operations, only, unless otherwise approved by the City.

     The Showboat Partnership shall reimburse the City for costs of any other required studies in connection with East Chicago Showboat, and 50% of these costs shall be credited against the 1% share payable to the City. The Showboat Partnership agreed to use local, unionized labor in construction of East Chicago Showboat, as well as the other projects to be undertaken by TCEF, ECCF and Second Century. The Showboat Partnership shall establish an assessment and training center for the benefit primarily of the youth of East Chicago, and fifty percent of the expenses incurred in establishing such center shall be credited against the 1% share payable to the City. The Showboat Partnership shall also provide training scholarships in the form of cost-free training for the residents of the City who are hired as employees of East Chicago Showboat.

     The Showboat Partnership has committed to provide approximately $4.6 million in general funding and equipment funding for support and enhancement of neighborhood improvement programs, law enforcement operations, public safety programs, the East Chicago school system and infrastructure of East Chicago. Through December 31, 1995, approximately $1.1 million had been spent on these items. Funds expended by the Showboat Partnership in connection with these programs shall not be credited against the 1% share payable to the City.

     As a condition of receiving the Certificate of Suitability, the Manager created East Chicago Second Century, Inc., a for-profit corporation ("Second Century"), which will be funded by the Showboat Partnership in an amount equal to 0.75% of adjusted gross receipts from East Chicago Showboat. Second Century will direct its development activities at sites located within the City and toward projects which are approved by the City.

     The Showboat Partnership, through Second Century, has agreed to commit to the following two community development projects:
(1) the building of 68 townhouses for moderate income East Chicago citizens on the abandoned Washington School site; and (2) the building of a five to eight unit retail center near the East Chicago Showboat employee parking lot along Michigan Avenue. In addition, the Showboat Partnership has agreed to commit to the creation of a $5 million pool for a mortgage guarantee program to assist a minimum of 250 residents of East Chicago by guaranteeing up to 25% of the purchase price of a home; and the creation of a $500,000 pool to provide for the Showboat Partnership employees who are first time home buyers, down payment assistance of 5% of the purchase price of a home up to a maximum of $5,000. These expenditures are not subject to the 50% credit against future incentive payments to the City of East Chicago.

     All of the foregoing are conditions of the Certificate of Suitability.

COMPLETION GUARANTEE

Pursuant to the Completion Guarantee, Showboat has agreed for the benefit of the Showboat Partnership to complete East Chicago Showboat so that it becomes Operating, and will guarantee the payment of all Project Costs owing prior to such completion. The Completion Guarantee is subject to certain limitations, qualifications and exceptions. Showboat's obligation to complete East Chicago Showboat so that it becomes Operating will not take effect unless there are insufficient funds in the Escrow Account (established pursuant to the Escrow and Disbursement Agreement) to meet the costs of designing, developing, constructing, equipping and opening East Chicago Showboat. In addition, Showboat's obligations under the Completion Guarantee will be limited to $30.0 million in the aggregate. Showboat's obligations under the Completion Guarantee will be suspended during the pendency of certain Force Majeure Events. Force Majeure Event is defined as strikes, lockouts, or other labor trouble; fire or other casualty; governmental preemption in connection with a national emergency; breakdown, accident or other acts of God; acts of war, insurrection, civil strife and commotion; failure to supply despite reasonable diligence of the Showboat Partnership or Showboat; any statute, rule, order or regulation of any legislature or governmental agency or any department or subdivision thereof; and litigation not caused by the Showboat Partnership, Showboat or any of Showboat's affiliates; or any other event outside the control of the Showboat Partnership or Showboat; in each such case that shall make it physically impossible or unlawful to cause East

Chicago Showboat to become Operating; provided, however, that none of the foregoing shall be deemed to be a Force Majeure Event to the extent it is not physically impossible or unlawful to cause East Chicago Showboat to become Operating by amending or altering the meaning of Minimum Facilities or otherwise altering or amending a physical specification of East Chicago Showboat (in which case Showboat shall have the obligation pursuant to the Completion Guarantee to complete the construction of East Chicago Showboat to such modified or amended extent), and provided further, that the foregoing proviso shall not prevent or cease to cause a Default or Event of Default under the Indenture for failure to construct East Chicago Showboat in accordance with the Minimum Facilities or the Plans. The Completion Guarantee specifically states that in no event shall Showboat incur, directly or indirectly, any obligation, contingent or otherwise, for payment of the principal amount of the New Notes. See "Risk Factors-Completion Guarantee" and "Material Agreements-Completion Guarantee."

STANDBY EQUITY COMMITMENT

     Showboat is providing to the Showboat Partnership the Standby Equity Commitment pursuant to which it has agreed to cause to be made up to an aggregate of $30.0 million in additional capital contributions to the Showboat Partnership during the first three Operating Years if the Showboat Partnership's Combined Cash Flow is less than $35.0 million for any one such Operating Year, however, in no event will Showboat be required to cause to be contributed more than $15.0 million to the Showboat Partnership in respect of any one such Operating Year. Contributions made pursuant to the Standby Equity Commitment must be made no later than 60 days after the end of the applicable Operating Year. The Standby Equity Commitment is subject to a number of limitations, qualifications and exceptions. See "Risk Factors-Standby Equity Commitment" and "Description of New Notes-Standby Equity Commitment."

                           REGULATION

INDIANA

     In 1993, the State of Indiana passed a Riverboat Gambling Act which created the Indiana Commission. The Indiana Commission is given extensive powers and duties for the purposes of administering, regulating and enforcing the system of riverboat gaming. It is authorized to award no more than 11 gaming licenses (five to counties contiguous to Lake Michigan, five to counties contiguous to the Ohio River and one to a county contiguous to Patoka Lake).

     With the exception of Lake County, a county must pass a referendum approving (by a majority of those who voted) riverboat gaming before riverboat gaming can be legalized in that county. If a referendum fails to pass in any county, another referendum may not be held for another two years. Once a referendum has passed in a county, the Riverboat Gambling Act requires any proposed riverboat to operate from the most populous city in that county, unless such city passes a resolution authorizing a riverboat to operate elsewhere in the county. For Lake County, the Riverboat Gambling Act provides that the second and third most populous cities of the county, Hammond and East Chicago, respectively, according to the 1990 census, may authorize riverboat gaming within such cities, by passage of a municipal referendum. Voters in both cities have passed such referenda. Gary, Lake County's most populous city, is exempted by the Riverboat Gambling Act from the gaming referendum requirement altogether. Pursuant to Indiana Commission resolution, the cost of any referendum is to be borne by all license applicants for the voting county or municipality.

     The Indiana Commission has jurisdiction and supervision over all riverboat gaming operations in Indiana and all persons on riverboats where gaming operations are conducted. These powers and duties include authority to (1) investigate all applicants for riverboat gaming licenses, (2) select among competing applicants those that promote the most economic development in a home dock area and that best serve the interest of the citizens of Indiana, (3) establish fees for licenses, and (4) prescribe all forms used by applicants. The Indiana Commission shall adopt rules pursuant to statute for administering the gaming statute and the conditions under which riverboat gaming in Indiana may be conducted. The Indiana Commission has promulgated certain final rules and has proposed additional rules governing the application procedure and all other aspects of riverboat gaming in Indiana. The Indiana Commission may suspend or revoke the license of a licensee or a certificate of suitability or impose civil penalties, in some cases without notice or hearing for any act in violation of the Riverboat Gambling Act or for any other fraudulent act or if the licensee or holder of such certificate of suitability has not begun regular riverboat excursions prior to the end of the twelve month period following the Indiana Commission's approval of the application for an owner's license. In addition, the Indiana Commission may revoke an owner's license if it is determined by the Indiana Commission that revocation is in the best interests of the state of Indiana. The Indiana Commission will (1) authorize the route of the riverboat and stops that the riverboat may make, (2) establish minimum amounts of insurance and (3) after consulting with the Corps of Engineers, determine which waterways are navigable waterways for purposes of the Riverboat Gambling Act and determine which navigable waterways are suitable for the operation of riverboats.

     The Riverboat Gambling Act requires an extensive disclosure of records and other information concerning an applicant, including disclosure of all directors, officers and persons holding one percent (1%) or more direct or indirect beneficial interest.

     In determining whether to grant an owner's license to an applicant, the Indiana Commission shall consider (1) the character, reputation, experience and financial integrity of the applicant and any person who (a) directly or indirectly controls the applicant, or (b) is directly or indirectly controlled by either the applicant or a person who directly or indirectly controls the applicant, (2) the facilities or proposed facilities for the conduct of riverboat gaming, (3) the highest total prospective revenue to be collected by the state from the conduct of riverboat gaming, (4) the good faith affirmative action plan to recruit, train and upgrade minorities in all employment classifications, (5) the financial ability of the applicant to purchase and maintain adequate liability and casualty insurance,
(6) whether the applicant has adequate capitalization to provide and maintain the riverboat for the duration of the license and
(7) the extent to which the applicant meets or exceeds other standards adopted by the Indiana Commission. The Indiana Commission may also give favorable consideration to applicants for economically depressed areas and applicants who provide for significant development of a large geographic area. Each applicant must pay an application fee of $50,000 and an additional investigation fee of

$55,000. If the applicant is selected, the applicant must pay an initial license fee of $25,000 and post a bond. A person holding an owner's gaming license issued by the Indiana Commission may not own more than a 10% interest in another such license. An owner's license expires five years after the effective date of the license; however, after three years the holder of an owner's license will undergo a reinvestigation to ensure continued suitability for licensure. Unless the license has been terminated, expired or revoked, the gaming license may be renewed if the Indiana Commission determines that the licensee has
satisfied   all   statutory  and  regulatory   requirements.   In
connection with its application for an owner's license, the Manager, Waterfront, Showboat, and its affiliates declared to the Indiana Commission that if the Manager, or upon the transfer of the certificate of suitability to the Showboat Partnership, the Showboat Partnership, receives a riverboat owner's license for East Chicago, Indiana, they shall not commence more than one other casino gaming operation within a fifty-mile radius of East Chicago Showboat for a period of five years beginning on the date of issuance of an owner's license by the Indiana Commission to the Manager or the Showboat Partnership, as applicable. Adherence to the non-competition declaration is a condition of the Certificate of Suitability and the owner's license. A gaming license is a revocable privilege and is not a property right. There can be no assurance that the Showboat Partnership will obtain an Indiana Gaming license.

     Some municipalities have initiated their own review process. The Indiana Commission has passed a resolution stating that certain evaluations by local governments will be important factors in the Indiana Commission's economic development evaluation process. However, the Indiana Commission retains the sole authority to award a license.

     Minimum and maximum wagers on games are not established by regulation but are left to the discretion of the licensee. Wagering may not be conducted with money or other negotiable currency. Riverboat gaming excursions are limited to a duration of four hours unless expressly approved by the Indiana Commission. No gaming may be conducted while the boat is docked except (1) for 30-minute time periods at the beginning and end of a cruise while the passengers are embarking and disembarking, (2) if the master of the riverboat reasonably determines that specific weather or water conditions present a danger to the riverboat, its passengers and crew, (3) if either the vessel or the docking facility is undergoing mechanical or structural repair, (4) if water traffic conditions present a danger to (A) the riverboat, riverboat passengers, and crew, or (B) other vessels on the water, or (5) if the master has been notified that a condition exists that would cause a violation of federal law if the riverboat were to cruise.

     An admission tax of $3.00 for each person admitted to the gaming excursion is imposed upon the license owner. An additional 20% tax is imposed on the adjusted gross receipts received from gaming operations, which is defined as the total of all cash and property (including checks received by the licensee whether collected or not) received, less the total of all cash paid out as winnings to patrons and uncollected gaming receivables (not to exceed 2%). The gaming license owner shall remit the admission and wagering taxes before the close of business on the day following the day on which the taxes were incurred. Legislation was recently enacted in Indiana permitting the imposition of property taxes on the riverboats at rates to be determined by local taxing authorities of the jurisdiction in which a riverboat operates. Pursuant to agreements with the City, and as reflected in the Certificate of Suitability issued by the Commission, the Showboat Partnership has agreed to (1) provide certain fixed incentives of approximately $16.4 million to the City of East Chicago and its agencies for transportation, job training, home buyer assistance and discrete economic development initiatives,
(2) pay 3% of adjusted gross receipts to the City and two not-for-profit foundations for its public schools and housing and commercial development, and (3) pay 0.75% of adjusted gross receipts for community development projects to a for-profit corporation owned by the Manager.

     The Indiana Commission is authorized to license suppliers and certain occupations related to riverboat gaming. Gaming equipment and supplies customarily used in conducting riverboat gaming may be purchased or leased only from licensed suppliers.

     The Indiana Riverboat Gambling Act places special emphasis upon minority and women's business enterprise participation in the riverboat industry. Any person issued a riverboat owner's license must establish goals of expending at least 10% of the total dollar value of the licensee's contracts for goods and services with minority business enterprises and 5% of the total dollar value of the licensee's contracts for goods and services with women's business enterprises. The Indiana Commission may suspend, limit or revoke the gaming owner's license or impose a fine for failure to comply with statutory requirements.

COAST GUARD

     Each cruising riverboat also is regulated by the Coast Guard, whose regulations affect vessel design, construction, operation (including requirements that each vessel be operated by a minimum complement of licensed personnel) and maintenance in addition to limiting the number of passengers/customers. The Casino must hold a valid Coast Guard-issued certificate of inspection and loss or suspension of such certificate could preclude the use of the Casino. The Casino is subject to annual as well as unannounced inspection by the Coast Guard and must be drydocked every five years for inspection of the hull. Such drydockings remove the Casino from service for a period of time and can result in required repairs. The Showboat Partnership believes that Coast Guard regulations, and the requirements of operating and managing cruising gaming vessels generally, make it more difficult and more expensive to conduct riverboat gaming than to operate land-based casinos.

     All shipboard employees of the Showboat Partnership employed on Coast Guard regulated vessels, even those who have nothing to do with the actual operation of the vessel, such as dealers, cocktail hostesses and security personnel, may be subject to the Jones Act which, among other things, exempts those employees from state limits on worker's compensation awards. The Showboat Partnership intends to obtain such insurance to cover employee claims.

     In order for the Casino to be able to operate in the United States coastwise trade, the Showboat Partnership must be a "citizen of the United States," as defined in the Merchant Marine Act, 1920, as amended, and the Shipping Act, 1916, as amended. A partnership owning any vessel engaged in the United States coastwide trade, such as the Showboat Partnership, is considered a United States citizen for purposes of United States coastwide requirements if at least 75% of the equity interest in the partnership is owned by United States citizens and all general partners are United States citizens.

OTHER FEDERAL, STATE AND LOCAL LEGISLATION AND REGULATIONS

     Certain federal, state and local legislation and regulations relating to safety, health and environmental matters that apply to businesses generally, such as the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Resource Conservation Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act, apply to the Showboat Partnership. In addition, certain legislation and regulations that apply to vessels in general that operate in United States waters, such as the Oil Pollution Act of 1990 (which among other things, deals with liability for oil spills and requires a certificate of financial responsibility for vessels operating in United States waters), or within the jurisdiction of various states would apply to the Showboat Partnership.

     Although the Showboat Partnership does not anticipate making material expenditures with respect to such laws and regulations, the applicability of such laws and regulations may result in additional costs to the Showboat Partnership.

                           MANAGEMENT

     The following management team will oversee the development and operation of East Chicago Showboat:

     J. Kell Houssels, III, age 46, is the Chief Executive Officer of Finance Corporation and has held such position since March 1996. He has been a director of Showboat, Inc. since 1983. He is currently also President and Chief Executive Officer of Showboat, Inc. and Ocean Showboat, Inc. and director of Showboat, Inc. and all of its subsidiaries. From May 1993 to June 1994, he served as President and Chief Executive Officer of Showboat Development Company. From January 1990 to May 1994, Mr. Houssels, III served as Vice President of Showboat, Inc. From May 1993 to June 1994, he served as President and Chief Executive Officer of Atlantic City Showboat, Inc. and from January 1990 to May 1993, he served as President and Chief Operating Officer of Atlantic City Showboat, Inc.

     Mark J. Miller, age 39, is a Director and the Treasurer of Finance Corporation and he has held such positions since March 1996. He has been Executive Vice President-Operations of Showboat, Inc. since June 1994; Vice President-Finance of Ocean Showboat since April 1988; and Vice President-Finance, Chief Financial Officer of Ocean Showboat since April 1991. From May 1994 to May 1995, Mr. Miller served as the President and Chief Executive Officer of Atlantic City Showboat, Inc. From October 1993 to June 1994, he served as Executive Vice President and Chief Operating Officer of Atlantic City Showboat, Inc. and he was Vice President-Finance and Chief Financial Officer of Atlantic City Showboat, Inc. from December 1988 to October 1993.

     J. Keith Wallace, age 54, has been the President and Chief Executive Officer of the Showboat Partnership and Showboat Indiana, Inc. since January 1996 and Director of Finance Corporation since March 1, 1996. From February 1995 to January 1996, Mr. Wallace was the President and Chief Executive Officer of Showboat Operating Company. From May 1993 to February 1995, he was the President and Chief Executive Officer of Lake Pontchartrain Showboat, Inc. and Showboat Louisiana, Inc., from June 1993 to April 1995. Mr. Wallace served as Executive Vice President and Chief Operating Officer of Showboat Louisiana, Inc., and Lake Pontchartrain Showboat, Inc., respectively. From August 1990 to April 1993, Mr. Wallace was the Vice President and General Manager of Showboat Operating Company.

     Joseph G. O'Brien, III, age 33, has been the Vice President of Finance and Administration for the Showboat Partnership since May 1995, the Vice President - Finance and Chief Financial Officer of Showboat Indiana, Inc. since April 1996 and the Vice President Chief Financial Officer of Finance Corporation since March 1996. From June of 1993 until April of 1995, Mr. O'Brien served on the Executive Committee of the Showboat Star Partnership in New Orleans, Louisiana; from February 1995 until April 1995 he served as Acting Chief Operating Officer on the Showboat Star Partnership; and from June 1993 until February of 1995 he served as Controller of the Showboat Star Partnership. Prior to joining the Showboat Star Partnership, Mr. O'Brien was a certified public accountant with the firm of Ericksen, Krentel, Canton & LaPorte in New Orleans, Louisiana from July 1984 to June 1993.

     Dominick J. Burzichelli, age 33. Mr. Burzichelli is Vice President of Human Resources for the Showboat Partnership. Mr. Burzichelli has been employed by Showboat since 1986 and has served in the Human Resources department in various capacities including Director and Manager levels. His areas of expertise have included labor relations, recruitment and placement.

     Michael A. Pannos, age 47. Mr. Pannos is Secretary and Director of Finance Corporation since March 1996 and has been Director and President of Waterfront since July 3, 1993. He is a practicing attorney in the firm of Pannos & Mindel since 1980. Mr. Pannos was elected as Chairman of the Indiana Democratic Party in 1988. He was also elected Vice-President of the Association of Democratic Chairs, and has served as a member of the Rules Committee of the Democrat National Committee.

     Thomas S. Cappas, age 61. Mr. Cappas is a Director of Finance Corporation since March 1996 and has been Director, Treasurer and Secretary of Waterfront since July 3, 1993. Since 1959, Mr. Cappas has been a practicing attorney in East Chicago, Indiana. Mr. Cappas has held a variety of public sector positions in East Chicago.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid by the Showboat Partnership during 1995 to the officers and other persons of the Showboat Partnership, in all capacities in which they served.

                   SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION


                                                          OTHER
      NAME AND                                           ANNUAL
 PRINCIPAL POSITION        YEAR    SALARY    BONUS    COMPENSATION

J. Keith Wallace           1995    $  -      $   -        -
 President and Chief
 Executive Officer

Thomas C. Bonner           1995    $ 193,322 $ 116,580
 President and Chief Ex -
  ecutive Officer until
  November 1995

Paul Sykes                 1995    $ 119,333 $ 41,756
 Vice President
  Operations until
  November 1995

Joseph O'Brien, III        1995    $ 56,250  $ 7,631
 Vice President Finance
  and Administration

Dominick Burzichelli       1995    $ 57,414  $ 11,756
 Vice President Human
  Resources


                                           LONG-TERM COMPENSATION

                                     AWARDS                     PAYOUTS<F1>

                                                        LONG- TERM
                            RESTRICTED    SECURITIES    INCENTIVE
      Name and                 STOCK      UNDERLYING      PLANS       ALL OTHER
 Principal Position           AWARDS     OPTIONS/SARS    PAYOUTS    COMPENSATION

J. Keith Wallace                 -             -        $        -   $         -
 President and Chief
 Executive Officer

Thomas C. Bonner                 -             -        $ 34,500<F2> $ 57,604<F3>
 President and Chief Ex -
 ecutive Officer until
 November 1995

Paul Sykes                       -             -        $ 9,000<F4>  $ 30,535<F5>
 Vice President
  Operations until
  November 1995

Joseph O'Brien, III              -             -        $ 9,000<F6>  $ 24,622<F7>
 Vice President Finance
  and Administration

Dominick Burzichelli             -             -        $ 3,000<F8>  $ 21,075<F9>
 Vice President Human
  Resources


<F1>    Amounts  represented  in this column were received by the  named individuals under either the Showboat, Inc. 1989 Executive Long Term Incentive Plan ("1989 Plan") or the Showboat, Inc. 1994 Executive Long Term Incentive Plan ("1994 Plan"), or both. The 1989 Plan and the 1994 Plan are Showboat's incentive plans which provide for awards of restricted stock options to
        key   executives   of  the  Showboat  Partnership's   operating
        subsidiaries.

<F2>    Of  this  amount,  $12,000 (800 shares) vested under  the  1989
        Plan, $15,000 (1,000 shares) vested under the 1994 Plan (grants issued in 1994), and $7,500 (500 shares) vested under the 1994 Plan (grants issued in 1995).

<F3>    This  amount  primarily represents $4,350 for excess  coverage life insurance and medical reimbursement costs and $31,643, $1,906, $9,500 and $10,205 for a relocation bonus, moving expenses, a housing allowance and contributions to Mr. Bonner's 401(k) Plan account, respectively.

<F4>    This  amount  represents the vesting of 600 shares  under  the
        1994 Plan (grants issued in 1994).

<F5>    This  amount  primarily represents $2,954 for excess  coverage life insurance and medical reimbursement cost and $19,686, $2,629 and $5,266 for a relocation bonus, moving expenses and contributions to Mr. Sykes 401(k) Plan account, respectively.

<F6>    This  amount  represents the vesting of 600 shares  under  the
        1994 Plan (grants issued in 1995).

<F7>    This  amount  primarily represents $1,795 for excess  coverage life insurance and medical reimbursement costs and $16,500, $4,129 and $2,198 for a relocation bonus, moving expenses and contributions to Mr. O'Brien's 401(k) Plan account, respectively.

                                   57

<F8>    This  amount  represents the vesting of 200 shares  under  the
        1994 Plan (grants issued in 1994).

<F9>    This  amount  primarily represents $1,326 for excess  coverage life insurance and medical reimbursement costs and $11,117, $5,456 and $3,176 for a relocation bonus, moving expenses and contributions to Mr. Burzichelli's 401(k) Plan account, respectively.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of March 1, 1996 the Showboat Partnership entered into the Management Agreement with the Manager for a term through December 31, 2023. The Management Agreement will not be effective until it has been approved by the Indiana Commission. The Manager holds a 99% ownership interest in Showboat Partnership. In consideration for the services provided under the Management Agreement, the Showboat Partnership has agreed to pay the Manager a management fee equal to (i) 2% of Net Revenues (as defined in the Management Agreement) and (ii) 5% of EBITDA (as defined in the Management Agreement), subject to the limitations set forth in the "Restricted Payments" covenant of the Indenture. Mr. Michael A. Pannos, a Director and Secretary of Finance Corporation, beneficially owns 16.8% of Showboat Partnership and Mr. Thomas S. Cappas, a Director of Finance Corporation, beneficially owns 12.8% of Showboat Partnership. See "Material Agreements-Management Agreement," "Management" and "Principal Security Holders."

     The Showboat Partnership intends to enter into certain construction agreements with KLM and Tonn & Blank, providing for such firms to act as general contractors for construction of the Pavilion and parking garage. Nikos Kefalidis, the President of KLM, beneficially owns 3.0% of the Showboat Partnership. The Showboat Partnership has budgeted approximately $32.0 million for construction of the Pavilion, parking garage, and site improvements.

     The Showboat Partnership's Partnership Agreement (the "Partnership Agreement") provides that each Partner and its Indemnified Persons (as defined therein) will not be liable, responsible or accountable in damages or otherwise to the Partnership, or to any of the Partners (as defined therein), for any act or omission performed or omitted by them in good faith on behalf of the Partnership and in a manner reasonably believed by them to be within the scope of their authority and in the best interests of the Partnership unless the acts or omissions constitute either fraud, bad faith, gross negligence, or willful misconduct as determined by final decision of a court of competent jurisdiction or which occurred prior to the formation of the Partnership.

     In addition, to the extent that, at law or in equity, a Partner or its Indemnified Persons have duties (including fiduciary duties) and liabilities relating thereto to the Partner or to the Partners, and their Indemnified Persons acting under the Partnership Agreement or otherwise will not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of the Partnership Agreement.

     Section 78.751 of Chapter 78 of the Nevada Revised Statutes contains provisions for indemnification of officers, directors, employees and agents of the Showboat Partnership. The Articles of Incorporation of Finance Corporation provides that no director of Finance Corporation will be personally liable to Finance Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for breach of the director's fiduciary duties to Finance Corporation or its stockholders; or (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.

     The Showboat Partnership intends to maintain a directors' and officers' insurance policy which insures the officers and directors of its general partners from any claim arising out of an alleged wrongful act by such person in their respective capacities as officers and directors of the its general partners.

     The Finance Corporation's Articles of Incorporation also provide that the Finance Corporation's Board of Directors may cause the Finance Corporation to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the corporation would have the power to indemnify such person. The Finance Corporation presently has directors' and officers' liability insurance in effect.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Showboat Partnership pursuant to the foregoing provisions, the Showboat Partnership has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                   PRINCIPAL SECURITY HOLDERS

     The following table sets forth the beneficial ownership of the interests in the Showboat Partnership and the Finance Corporation as of March 31, 1996 by each person known by the Showboat Partnership and the Finance Corporation to (i)
beneficially own 5% or more of the outstanding Showboat Partnership and the Finance Corporation interests, (ii) each officer and director of Waterfront, and (iii) each executive officer  and  director  of Showboat Indiana,  Inc.,  the  general
partner   of  Showboat  Indiana  Investment  Limited  Partnership
("SIILP").


     NAME AND ADDRESS OF       % OWNERSHIP % BENEFICIAL  % BENEFICIAL
        BENEFICIAL OWNER        WATERFRONT   OWNERSHIP     OWNERSHIP
                                             SHOWBOAT       FINANCE
                                            PARTNERSHIP   CORPORATION

Showboat Partnership                -            -          100.0%
2001 East Columbus Drive
East Chicago, Indiana 46312

Showboat Marina Partnership<F1>     -          99.0%         99.0%
2001 East Columbus Drive
East Chicago, Indiana 46312

Showboat Marina Investment
 Partnership<F1>                    -           1.0%          1.0%
2001 East Columbus Drive
East Chicago, Indiana 46312

SIILP<F2>                           -          55.0%         55.0%
2800 Fremont Street
Las Vegas, Nevada 89104

Waterfront<F3>                      -          45.0%         45.0%
8101 Polo Club Drive, Suite D
Merriville, Indiana 46410

J. Keith Wallace<F4>                -            -             -
2001 East Columbus Drive
East Chicago, Indiana 46312

John D. Gaughan<F5>                 -            -             -
2800 Fremont Street
Las Vegas, Nevada 89104

J.K. Houssels<F5>                   -            -             -
2800 Fremont Street
Las Vegas, Nevada 89104

Frank A. Modica<F5>                 -            -             -
2800 Fremont Street
Las Vegas, Nevada 89104

H. Gregory Nasky<F6>                -            -             -
2800 Fremont Street
Las Vegas, Nevada 89104

J. Kell Houssels, III<F7>           -            -             -
2800 Fremont Street
Las Vegas, Nevada 89104

Leann Schneider<F8>                 -            -             -
2800 Fremont Street
Las Vegas, Nevada 89104

Michael A. Pannos<F9>             37.3%        16.8%         16.8%
8101 Polo Club Drive, Suite D
Merrillville, Indiana 46410

Thomas S. Cappas<F10>             28.4%        12.8%         12.8%
1802 E. Columbus Drive
East Chicago, Indiana 46312


<F1>    Showboat  Marina  Partnership and Showboat  Marina  Investment
        Partnership are owned 55% by SIILP and 45% by Waterfront.

                               60

<F2>    SIILP  is  wholly owned by subsidiaries of Showboat.  Showboat
        Indiana, Inc., a Nevada subsidiary of Showboat, is the sole general partner of SIILP.

<F3>    Waterfront, an Indiana corporation, is owned by 13  individual investors. Investment and voting control of Waterfront are vested in its stockholders and its board of directors.

<F4>    Mr.  Wallace is the President and Chief Executive  Officer  of
        the   Showboat  Partnership,  Showboat  Indiana,  Inc.  and   a
        Director of Finance Corporation.

<F5>    A Director of Showboat Indiana, Inc.

<F6>    Mr. Nasky is the Secretary and a Director of Showboat Indiana,
        Inc.

<F7>    Mr. Houssels, III is the Chairman of the Board of Directors of
        Showboat Indiana, Inc. and Finance Corporation.

<F8>    Ms. Schneider is the Treasurer of Showboat Indiana, Inc.

<F9>    Michael  A.  Pannos  is  a  Director  and  the  President   of
        Waterfront and is Secretary and Director of Finance Corporation. Mr. Pannos' beneficial ownership in Waterfront and the Company includes common stock of Waterfront owned by his wife.

<F10>   Thomas  S.  Cappas is a Director, Secretary and Treasurer  of
        Waterfront  and  is  a  Director of  Finance  Corporation.  Mr.
        Cappas'   beneficial  ownership  includes   common   stock   of
        QWaterfront owned by his wife.

                               61

                    DESCRIPTION OF NEW NOTES

GENERAL

     The New Notes will be issued pursuant to an Indenture dated as of March 28, 1996 (the "Indenture") among Showboat
Partnership, Finance Corporation and American Bank National Association, as trustee (the "Trustee"). Except as otherwise indicated below, the following summary applies to both the Old Notes and the New Notes. As used herein, the term "Notes" shall mean the Old Notes and the New Notes unless otherwise stated.

     The terms of the Notes include those stated in the Indenture and the Collateral Documents and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders thereof ("Holders") are referred to the Indenture and the Trust Indenture Act for a statement thereof. The form and terms of the New Notes are substantially identical to the form and terms of the Old Notes, except that (i) the New Notes will be registered under the Securities Act, and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of the New Notes will not be entitled to Liquidated Damages, which terminate upon consummation of the Exchange Offer, and (iii) holders of New
Notes   will  not  be  entitled  to  certain  rights  under   the
Registration Rights Agreement intended for the holders of unregistered securities. The New Notes will be issued solely in exchange for an equal principal amount of Old Notes. As of the date hereof, Old Notes in the aggregate principal amount of $140.0 million are outstanding. See "The Exchange Offer." The following summary of certain provisions of the Indenture, the Collateral Documents and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such documents, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "-Certain Definitions." Copies of the Indenture, the Collateral Documents, the Registration Rights Agreement and the other material agreements described or referred to herein are available as set forth under "Additional Information."

RANKING AND SECURITY


     The Notes will rank senior in right of payment to all Subordinated Indebtedness of the Company and will be secured by a first priority lien on the Note Collateral, subject to Permitted Liens, whether such Note Collateral is now owned or hereafter acquired by the Company. Currently, there is no Indebtedness senior to or PARI PASSU (or on a parity) with the Notes. The Note
Collateral  will  include  substantially  all   of   the   assets
comprising East Chicago Showboat (other than any assets which if pledged, hypothecated or given as collateral security would require the Trustee or a holder or beneficial owner of the Notes to be licensed, qualified or found suitable by any applicable Gaming Authority, and other than certain assets to the extent such assets are financed by Indebtedness permitted to be incurred and secured under the terms of the Indenture). See "-Security."


     In addition, the Notes will be secured by a pledge of the Capital Stock of each Subsidiary now or hereafter owned by the Company, including a pledge of the Capital Stock of Finance Corporation, and of any intercompany notes held by the Company, unless such pledge would in any way jeopardize obtaining or maintaining a Gaming License or would require the Trustee or a holder or beneficial owner of the Notes to be licensed, qualified or found suitable by any applicable Gaming Authority. The Notes will be without recourse to the general partners of the Company or to Showboat.

     Presently there are no other liabilities of the Company that would have to be repaid nor any consents or waivers that would have to be obtained prior to or concurrently with a repurchase. In the event of a Default or Event of Default, the right of the Trustee to realize upon and sell the Note Collateral is likely to be significantly impaired by applicable bankruptcy and insolvency laws if a proceeding under such laws were commenced in respect of the Company or any Guarantor. Such laws may impose limitations or prohibitions on the exercise of rights and remedies under the Collateral Documents for a substantial or indefinite period of time. In addition, neither the Trustee nor any holder is permitted to operate or manage any casino unless such Person has been licensed under applicable law for such purposes. Such casino licensing requirements could delay the sale of any of the Note Collateral in foreclosure and may adversely affect the sales price thereof.

     See "Risk Factors-Regulations," "-Foreclosure Restrictions;
Title Considerations" and "-Bankruptcy Considerations."

COMPLETION GUARANTEE

     Pursuant to the Completion Guarantee, Showboat has agreed to complete East Chicago Showboat so that it becomes Operating, and has guaranteed the payment of all Project Costs owing prior to such completion. The Completion Guarantee is subject to certain limitations, qualifications and exceptions. Showboat's obligation to complete East Chicago Showboat so that it becomes Operating will not take effect unless there are insufficient funds in the Escrow Account (established pursuant to the Escrow and Disbursement Agreement) to meet the costs of designing, developing, constructing, equipping and opening East Chicago Showboat. In addition, Showboat's obligations under the
Completion Guarantee are limited to $30.0 million in the aggregate. Showboat's obligations under the Completion Guarantee will be suspended during the pendency of certain Force Majeure Events. See "Risk Factors-Completion Guarantee" and "Material Agreements-Completion Guarantee."

STANDBY EQUITY COMMITMENT

     Pursuant to the Standby Equity Commitment, if during any of the first three Operating Years the Company's Combined Cash Flow is less than $35.0 million for any one such Operating Year, Showboat will cause additional capital contributions to be made to the Company in such amount that will result in net cash proceeds to the Company in an amount equal to not less than the difference between $35.0 million and the Company's Combined Cash Flow for such Operating Year (the "Standby Equity Commitment Proceeds"); PROVIDED, HOWEVER, that in no event shall Showboat be required to contribute any more than $15.0 million in respect of any one such Operating Year or more than $30.0 million in the aggregate in respect of all three Operating Years. The Standby Equity Commitment also provides that the Standby Equity Commitment Proceeds shall be contributed to the Company no later than 60 days after the end of the applicable Operating Year. See "Risk Factors-Standby Equity Commitment," "Material Agreements-Standby Equity Commitment" and "Selected Consolidated Financial Data of Showboat, Inc."

PRINCIPAL, MATURITY AND INTEREST

     The Notes will be senior secured obligations of the Company, limited in aggregate principal amount to $140.0 million and will mature on March 15, 2003.

     Each New Note will bear interest at the rate of 13 1/2% per annum on the principal amount then outstanding from the New Note Issuance Date to the date of payment of such principal amount of such New Note. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the Issuance Date or the last Interest Payment Date, as applicable to, but not including, the New Note Issuance Date, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue on the day prior to the New Note Issuance Date. Installments of interest will be due and payable semi-annually in arrears on March 15, and September 15 of each year to the holders of record at the close of business on the immediately preceding March 1, and September 1. Additionally, installments of accrued and unpaid interest will become due and payable with respect to any principal amount of the Notes that matures (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of the Notes. Interest on the Notes will be computed on the basis of a 360-day year, consisting of twelve 30-day months. Each installment of interest will be calculated to accrue from and including the most recent date to which interest has been paid or provided for (or from and including the Issuance Date if no installment of interest has been paid) to, but not including, the date of payment.

     Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders; PROVIDED that all payments with respect to (i) Global Notes and (ii) $5 million or more in principal amount of Certificated Notes the holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by the

Company, its office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

MANDATORY REDEMPTION

     Except as set forth below under "-Repurchase at the Option of Holders," the Company will not be required to make mandatory redemption or sinking fund payments prior to maturity with respect to the Notes.

OPTIONAL REDEMPTION

     Except as described below, the Notes will not be redeemable at the Company's option prior to March 15, 2000. From and after March 15, 2000, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices
(expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:


                                                    PERCENTAGE
                                                   OF PRINCIPAL
YEAR                                                  AMOUNT

2000                                                 106.750%
2001                                                 103.375%
2002 and thereafter                                  100.000%


     Notwithstanding the foregoing or any other provision hereof, if any Gaming Authority requires that a holder or beneficial owner of the Notes must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any or obtain any applied for Gaming License or franchise of the Company or any Restricted Subsidiary under any applicable gaming laws, and such holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such holder or beneficial owner is not so licensed, qualified or found suitable by such Gaming Authority or the Company determines, upon the written advice of counsel or any Gaming Authority, that the ownership of the Notes would jeopardize or prevent the issuance of any Gaming License to the Company or reinstatement or renewal of any Gaming License held by the Company, the Company shall have the right, at its option, (i) to require such holder or beneficial owner to dispose of such holder's or beneficial owner's Notes within 30 days of notice of such finding by the applicable Gaming Authority that such holder or beneficial owner will not be licensed, qualified or found suitable as directed by such Gaming Authority or within 30 days of the Company's determination, described herein, based upon written advice of counsel or any Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority) or (ii) to call for redemption of the Notes of such holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such holder or beneficial owner acquired the Notes, together with, in either case, accrued and unpaid interest thereon, if any, to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority. In connection with any such redemption, and except as may be required by a Gaming Authority, the Company shall comply with the procedures contained in the Indenture for redemption of the Notes. Under the Indenture, the Company is not required to pay or reimburse any holder or beneficial owner of Notes who is required to apply for such license, qualification or finding of suitability for the costs of such application including investigatory costs. Such expenses will, therefore, be the obligation of such holder or beneficial owner. See "Risk Factors-Regulation" and "Regulation."

REPURCHASE AT THE OPTION OF HOLDERS

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to any offer to repurchase the Notes required by the Indenture.

  CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will make an offer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each holder with the following information: (1) a Change of Control Offer is being made pursuant to the covenant titled "Change of Control" and all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment; (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date on which such notice is mailed, except as may otherwise be required by applicable law (the "Change of Control Payment Date"); (3) any Note not properly tendered will remain outstanding and continue to accrue interest;
(4) unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form titled "Option of Holder to Elect Purchase" on the reverse thereof completed, to the paying agent and at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase the Notes; PROVIDED that the Paying Agent receives, not later than the close of business on the last day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes tendered for purchase, and a statement that such holder is withdrawing his tendered Notes and his election to have such Notes purchased; and (7) holders whose Notes are being purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     On the Change of Control Payment Date, the Company will, to the extent permitted by law, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver, or cause to be delivered, to the Trustee for cancellation, the Notes so accepted, together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company. The Paying Agent will promptly mail to each holder the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The existence of a holder's right to require the Company to repurchase such holder's Notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire the Company in a transaction that would constitute a Change of Control.

     The source of funds for any repurchase of Notes upon a Change of Control will be the Company's cash or cash generated from operations or other sources, including borrowings or sales of assets or Capital Stock; however, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of the Notes. Any failure by the Company to repurchase Notes tendered pursuant to a Change of Control Offer will constitute an Event of Default. See "Risk Factors-Substantial Leverage; Inability to Service Indebtedness."

  ASSET SALES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist any Asset Sale, unless (i) no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such Asset Sale, (ii) the Company or its Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (iii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; PROVIDED, HOWEVER, that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's, as the case may be, most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary, as the case may be (other than liabilities that are by their terms expressly subordinated to the Notes or any Note Guarantee), that are assumed or repaid by the transferee of any such assets and (b) any notes or other obligations received by the Company or any Restricted Subsidiary, as the case may be, from such transferee that are converted by the Company or such Restricted Subsidiary, as the case may be, into cash (to the extent of the cash received) within 10 Business Days following the closing of such Asset Sale, shall be deemed to be cash only for purposes of satisfying clause (iii) of this paragraph and for no other purpose under the Indenture.

     Within 180 days after the Company's or any Restricted Subsidiary's, as the case may be, receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may apply the Net Proceeds from such Asset Sale to an investment in any one or more businesses, capital expenditures or other tangible assets of the Company or any Restricted
Subsidiary, in each case, engaged, used or useful in the Principal Business, with no concurrent obligation to make an offer to repurchase any Notes. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary, as the case may be, may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents, which shall be pledged to the Trustee as security for the Notes if such unapplied Net Proceeds aggregate more than $2 million at any time. Any Net Proceeds from any Asset Sale that are not invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $7.5 million, the Company shall make an offer to all holders (an "Asset Sale Offer") to purchase the maximum principal amount of
Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such Asset Sale Offer, in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale
Offer with respect to Excess Proceeds within 10 Business Days after the date that the Excess Proceeds exceed $7.5 million by mailing the notice required pursuant to the terms of the Indenture. If the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below under the caption "-Selection and Notice." To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may, subject to the other provisions of the Indenture, use any remaining Excess Proceeds for general corporate purposes. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The
Indenture will also require the Company (or such Restricted Subsidiary, as the case may be) to grant to the Trustee, on behalf of the holders, a first priority lien on any properties or assets acquired with the Net Proceeds of any such Asset Sale on the terms set forth in the Indenture and the Collateral Documents.

  EVENT OF LOSS

The Indenture provides that within 12 months after any Event of Loss with respect to Note Collateral with a fair market value (or replacement cost, if greater) in excess of $1 million, the Company or the affected Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to East Chicago Showboat, with no concurrent obligation to make any purchase of any Notes; PROVIDED that (i) the Company delivers to the Trustee within 90 days of such Event of Loss a written opinion from a reputable architect that East Chicago Showboat with at least the Minimum Facilities can be rebuilt, repaired, replaced, or constructed and Operating within one year of such Event of Loss and that, with respect to any Event of Loss that occurs on or prior to July 1, 1997, East Chicago Showboat with at least the Minimum Facilities can be rebuilt, repaired, replaced or constructed and Operating on or prior to December 31, 1997, (ii) an Officer's Certificate certifying that the Company has available from Net Loss Proceeds or other sources sufficient funds to complete such rebuilding, repair, replacement or construction, and (iii) the Net Loss Proceeds are less than $75 million. Any Net Loss Proceeds from an Event of Loss that are not reinvested or are not permitted to be reinvested as provided in the first sentence of this paragraph will be deemed "Excess Loss Proceeds." When the aggregate amount of Excess Loss Proceeds exceeds $7.5 million, the Company shall make an offer to all Holders (an "Event of Loss Offer") to purchase  the  maximum  principal amount of  Notes,  that  is  an integral multiple of $1,000, that may be purchased out of the Excess Loss Proceeds at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such Event of Loss Offer, in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Notes tendered pursuant to an Event of Loss Offer exceeds the amount of Excess Loss Proceeds, the Trustee will select the Notes to be repurchased in the manner described below under the caption "-Selection and Notice." To the extent that the aggregate amount of Notes tendered pursuant to any Event of Loss Offer is less than the Excess Loss Proceeds, the Company may, subject to the other provisions of the Indenture, use any remaining Excess Loss Proceeds for general corporate purposes. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero. Pending any permitted rebuilding, repair, replacement or construction or the completion of any Event of Loss Offer, the Company shall pledge to the Trustee as additional Note Collateral any Net Loss Proceeds or other cash on hand required for such permitted rebuilding, repair, replacement or construction pursuant to the terms of the mortgages relating to East Chicago Showboat. Such pledged funds will be released to the Company to pay for or reimburse the Company for the actual cost of such permitted rebuilding, repair, replacement or construction, or such Event of Loss Offer, pursuant to the terms of the mortgages relating to East Chicago Showboat. Pending the final application of the Net Loss Proceeds, such proceeds shall be invested in Cash Equivalents which shall be pledged to the Trustee as security for the Notes. The Indenture will also require the Company or such Restricted Subsidiary to grant to the Trustee, on behalf of the holders, a first priority lien on any properties or assets rebuilt, repaired, replaced or constructed with such Net Loss Proceeds on the terms set forth in the Indenture and the Collateral Documents.

     The Indenture will also provide that with respect to any Event of Loss pursuant to clause (D) of the definition of "Event of Loss" that has a fair market value (or replacement cost, if greater) in excess of $15 million, the Company (or the affected Restricted Subsidiary, as the case may be), will be required to receive consideration at least (i) equal to the fair market value (as determined by an Independent Financial Advisor) of the assets subject to an Event of Loss and (ii) 90% of which is in the form of cash or Cash Equivalents; PROVIDED, HOWEVER, that the amount of (a) any liabilities (as shown on the Company's (or such Restricted Subsidiary's, as the case may be), most recent balance sheet or in the notes thereto) of the Company (or such Restricted Subsidiary, as the case may be) (other than liabilities that are by their terms expressly subordinated to the Notes or any Note Guarantee) that are assumed or repaid by the transferee of any such assets and (b) any notes or other obligations received by the Company (or such Restricted Subsidiary, as the case may be), from such transferee that are converted by the Company or such Restricted Subsidiary, as the case may be, into cash (to the extent of cash received) within 10 Business Days following the closing of such sale of the assets subject to such Event of Loss, shall be deemed to be cash only for purposes of satisfying clause
(ii) of this paragraph and for no other purpose under the Indenture.

  EXCESS CASH FLOW OFFER

     The Indenture provides that within 90 days after each Operating Year, the Company shall make an offer to all holders (an "Excess Cash Flow Offer") to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased with 50% of the Company's Excess Cash Flow (the "Excess Cash Flow Offer Amount") in respect of the Operating Year then ended, at a purchase price in cash equal to 101% of the principal amount of Notes to be purchased, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such Excess Cash Flow Offer (the "Excess Cash Flow Purchase Price"), in accordance with the procedures set forth in the Indenture. The Excess Cash Flow Offer is required to remain open for 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law. Upon the expiration of such period, the Company will apply the Excess Cash Flow Offer Amount to the purchase of all Notes tendered at the Excess Cash Flow Purchase Price. If the aggregate principal amount of Notes tendered pursuant to any such offer exceeds the amount of funds available to repurchase such Notes, the Trustee will select the Notes to be repurchased in the manner described below under the caption "-Selection and Notice." To the extent that the aggregate principal amount of Notes tendered pursuant to any Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount with respect thereto, the Company may, subject to the other provisions of the Indenture, use any remaining Excess Cash Flow for general corporate purposes.

  CERTIFICATE OF SUITABILITY TRANSFER OFFER

     The Indenture provides that if the Certificate of Suitability has not been transferred from the Manager to the Company by July 1, 1996, the Company shall make an offer to all holders (a "Certificate of Suitability Transfer Offer") to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes then outstanding at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase.

     The Indenture also provides that until the earlier of (i) the completion of such Certificate of Suitability Transfer Offer or (ii) transfer of the Certificate of Suitability from the Manager to the Company, the Company will cause the amount of funds remaining in the Escrow Account to be no less than $147 million. The Certificate of Suitability was transferred to the Company as of March 27, 1996.

  SELECTION AND NOTICE

     If less than all of the Notes are to be purchased in an Asset Sale Offer, Event of Loss Offer or Excess Cash Flow Offer, or redeemed at any time, selection of Notes for purchase or redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); PROVIDED, that no Notes of $1,000 or less shall be purchased or redeemed in part.

     Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each holder of Notes to be purchased or redeemed at such Holder's registered address. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

     A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, unless the Company defaults in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

CERTAIN COVENANTS

  TRANSFER OF CERTIFICATE OF SUITABILITY.

     The Indenture provides that the Company will use its best efforts to diligently pursue the transfer of the Certificate of Suitability from the Manager to the Company. On March 27, 1996, the Certificate of Suitability was transferred by the Manager to the Company.

  USE OF PROCEEDS

     The Indenture provides that the Company will use the net proceeds from the sale of the Old Notes and the proceeds from the Capital Contribution, to the extent of cash remaining, and any Additional Project Financing, to the extent received in cash, if any, only for Permitted Proceed Uses. The Company will cause all of such proceeds to be deposited into the Escrow Account and disbursed only in accordance with the terms of the Escrow and Disbursement Agreement.

  CONSTRUCTION

     The Indenture provides that the Company will cause construction of East Chicago Showboat, including the furnishing, fixturing and equipping thereof, to be prosecuted with diligence and continuity in a good and workerlike manner substantially in accordance with the Plans and within the Construction Budget.

  GAMING LICENSES

     The Indenture provides that the Company will use its best efforts to obtain and retain in full force and effect at all times all Gaming Licenses necessary for the operation of East
Chicago Showboat.

  RESTRICTED PAYMENTS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than (1) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or (2) dividends or distributions by a Restricted Subsidiary of the Company payable to the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Restricted Subsidiaries or any other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary); (iii) purchase, redeem or otherwise acquire or retire for value any Subordinated Indebtedness of the Company or any of its Restricted Subsidiaries; (iv) make any payment in respect of repayment or reimbursement of amounts advanced under any obligation under the Completion Guarantee or make any payment of any fee for services to any Affiliate of any partner of the Company (other than a reimbursement of actual out-of-pocket costs not to exceed fair market value and other than any payment in the form of Equity Interests that are not Disqualified Stock); or (v) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) for any Restricted Payment, the Company would, at the time of such Restricted Payment and after giving PRO FORMA effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the description of the covenant described below under the caption "-Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issuance Date (including Restricted Payments permitted by clauses (u) and (x) in the next succeeding paragraph but excluding Restricted Payments under clauses (v), (w), (y) and (z)), is less than the sum of (i) 50% of the Combined Net Income After Tax Distributions of the Company for the period (taken as one accounting period) from the first day after East Chicago Showboat is Operating to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available (or, if such Combined Net Income After Tax Distributions for such period is a deficit, MINUS 100% of such deficit), PLUS (ii) 100% of the aggregate net cash proceeds received by the Company since the Issuance Date from the issue or sale of Equity Interests or debt securities of the Company that have been converted into such Equity Interests of the Company (other than (1) Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary of the Company, (2) Disqualified Stock or debt securities that have been converted into Disqualified Stock, (3) Equity Interests the proceeds of which were applied under clauses (v) and (w) of the next paragraph and (4) Equity Interests issued or sold to comply with the Standby Equity Commitment or the Completion Guarantee), PLUS (iii) to the extent not otherwise included in the Company's Combined Net Income After Tax Distributions, 100% of the cash dividends or distributions or the amount of the cash principal and interest payments received since the Issuance Date by the Company or any Restricted Subsidiary from any Unrestricted Subsidiary or in respect of any Restricted Investment (other than dividends or distributions to pay obligations of such Unrestricted Subsidiary for income taxes), until the entire amount of the Investment in such Unrestricted Subsidiary has been received or the entire amount of such Restricted Investment has been returned, as the case may be.

     The foregoing provisions do not prohibit:

          (u) the payment of any dividend or the making of any distribution within 60 days after the date of declaration thereof, if, at the date of declaration, such payment or distribution would have complied with the provisions of the Indenture;

          (v) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock);

          (w) the redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Subordinated Indebtedness of the Company or Equity Interests of the Company (other than Disqualified Stock); PROVIDED, HOWEVER, that (A) the principal amount of such Subordinated Indebtedness shall not exceed the principal amount of the Subordinated Indebtedness so redeemed, repurchased, retired or otherwise acquired (plus the amount of reasonable expenses incurred and any premium paid in connection therewith); (B) the Subordinated Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being redeemed, repurchased, retired or otherwise acquired, and (C) such Subordinated Indebtedness is subordinated in right of payment to the Notes and any Note Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Subordinated Indebtedness being redeemed, repurchased, retired or otherwise acquired;

          (x) any redemption or purchase by the Company or any Restricted Subsidiary of Equity Interests of the Company required by a Gaming Authority in order to preserve a Gaming License; (PROVIDED, that so long as such efforts do not jeopardize any Gaming License, the Company or such Restricted Subsidiary will have diligently attempted to find a third-party purchaser for such Equity Interests and no third-party purchaser acceptable to the applicable Gaming Authority was willing to purchase such Equity Interests within a time period acceptable to such Gaming Authority);

          (y) the payment of fees to the Manager under the Management Agreement; PROVIDED, HOWEVER, that: (A) no Default or Event of Default shall have occurred and be continuing by the Company; (B) at the time of payment of such fees, the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such payment would have been at least 1.5 to 1.0 (calculated on a pro forma cash basis after only deducting such fees to the extent paid in cash and not deferred for such period including any fees deferred from a prior period to be paid in cash during such period and not deducting any such fees to the extent deferred and not paid in cash during such period); and (C) any fees not paid pursuant to the previous provision shall be deferred and may be paid only at such time that such fee may be paid under this clause (y) or as a Restricted Payment under paragraph (c) above; and

          (z) quarterly distributions to the partners of the Company in an amount not to exceed, with respect to any fiscal year, an amount equal to the good faith estimate of maximum federal and state income tax liability of the Company in such period if it were a taxable Person at the highest effective federal and state income tax rate of any partner of the Parent Partnership. Each such quarterly distribution shall not exceed the estimated federal and state tax liability calculated on such basis. In addition, the Company may make one annual tax distribution in respect of any difference between the annual tax liability so calculated and the estimated quarterly distributions made. Any distribution of estimated tax payments that exceed the annual tax liability so calculated will be applied to reduce the distributions in the following year.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined in good faith by, and evidenced by a resolution of, the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. Not less than once each fiscal quarter, the Company shall deliver to the Trustee an Officers' Certificate stating that each Restricted Payment made during the prior fiscal quarter was permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements. In addition, for purposes of determining the amount of Restricted Investments outstanding at any time, all Restricted Investments will be valued at their fair market value at the time made (as determined in good faith by, and evidenced by a
resolution   of,  the  Board  of  Directors  set  forth   in   an
Officers' Certificate delivered to the Trustee), and no adjustments will be made for subsequent changes in fair market value.

  DESIGNATION OF UNRESTRICTED SUBSIDIARY

     The Indenture provides that the Board of Directors may designate any Restricted Subsidiary (other than Finance Corporation) to be an Unrestricted Subsidiary; PROVIDED, that:
(i) at the time of designation, the Investment by the Company and any of its Restricted Subsidiaries in such Subsidiary shall be deemed a Restricted Investment (to the extent not previously included as a Restricted Investment) made on the date of such designation in the amount of the greater of (a) the net book value of such Investment or (b) the fair market value of such Investment (as determined in good faith by, and evidenced by a resolution of, the Board of Directors set forth in an Officers' Certificate delivered to the Trustee), (ii) since the Issuance Date, such Unrestricted Subsidiary has not acquired any assets from the Company or any Restricted Subsidiary, other than as permitted by the provisions of the Indenture, including the provisions described under the covenants titled "Restricted Payments" and "Asset Sales"; (iii) at the time of designation, no Default or Event of Default has occurred and is continuing or will result immediately after such designation or as a result of any Restricted Investment in such Subsidiary; (iv) at the time of designation, such Subsidiary has no Indebtedness other than Non-Recourse Indebtedness of such Subsidiary or a Note Guarantee; (v) such Subsidiary does not own any Equity Interests in a Restricted Subsidiary; (vi) such Subsidiary does not own or operate or possess any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of East Chicago Showboat; and (vii) such
Subsidiary does not operate any gaming operations in East Chicago, Indiana or within a 50 mile radius of Chicago, Illinois, or permit any gaming operations to be conducted on any property owned by such Subsidiary in East Chicago, Indiana or within a 50 mile radius of Chicago, Illinois, other than operations that are conducted by the Company or a Restricted Subsidiary pursuant to a lease that extends beyond March 15, 2003.

     An Unrestricted Subsidiary will cease to be an Unrestricted Subsidiary and will become a Restricted Subsidiary if either (1) at any time while it is a Subsidiary of the Company, (A) such Subsidiary acquires any assets from the Company or any Restricted Subsidiary other than as permitted by the provisions of the Indenture, including the provisions described under the covenants titled "Restricted Payments" and "Asset Sales"; (B) such
Subsidiary has any Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; (C) such Subsidiary owns any Equity Interests in a Restricted Subsidiary of the Company; and
(D) such Subsidiary owns or operates or possesses any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of East Chicago Showboat or (2) the Company designates such Unrestricted Subsidiary to be a Restricted Subsidiary and no Default or Event of Default occurs or will be continuing immediately after such designation.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. As of the Issuance Date, the Company will not have any Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture and will not be Guarantors.

  LIMITATIONS ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
  DISQUALIFIED STOCK

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries may incur Indebtedness or issue shares of Disqualified Stock if (i) East Chicago Showboat is Operating, and (ii) the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence or issuance would have been at least 2.0 to 1.0, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom) as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and the application of such proceeds had occurred, at the beginning of such four-quarter period.

     The foregoing limitations do not apply to:

          (a) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness for working capital in an aggregate principal amount not to exceed $3 million at any time outstanding;

          (b)  the  incurrence   by  the   Company or  any of its
     Restricted Subsidiaries of the Existing Indebtedness;

          (c) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by the Notes or a Note Guarantee or obligations arising under the Collateral Documents, to the extent that such obligations would constitute Indebtedness;

          (d) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (the "Refinancing Indebtedness") issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund Indebtedness referred to in the first paragraph of this covenant or in clauses (b) or (c) or this clause (d); PROVIDED, HOWEVER, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (2) the Refinancing Indebtedness shall, if applicable, be subordinated in right and priority of payment to the Notes and any Note Guarantee on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded, and (3) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded;

          (e) intercompany Indebtedness between or among the Company and any Wholly Owned Restricted Subsidiary; PROVIDED, HOWEVER, the obligations to pay principal, interest or other amounts under such intercompany Indebtedness is subordinated to the prior payment in full in cash of the Notes and any Note Guarantee;

          (f) Hedging Obligations that are incurred for the purpose of fixing or hedging (1) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding or (2) foreign currency exchange rate risk;

          (g) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase or lease of personal property or equipment used in the Principal Business of the Company or such Restricted Subsidiary, in an aggregate principal amount pursuant to this clause (g) not to exceed $16 million at any time outstanding;

          (h) the incurrence by the Company or any of its Restricted Subsidiaries of Non-Recourse Financing used to finance the purchase or lease of personal or real property used in the business of the Company or any such Restricted Subsidiary; PROVIDED, that (1) such Non-Recourse Financing represents at least 80% of the purchase price of such personal or real property, (2) the Indebtedness incurred pursuant to this clause (h) shall not exceed $15 million at any time outstanding, and (3) no such Indebtedness may be incurred pursuant to this clause (h) unless East Chicago Showboat is Operating and the Company shall have generated at least $10 million of Combined Cash Flow in any one fiscal quarter; and

          (i) the incurrence by the Company or any of its Restricted Subsidiaries of any other Indebtedness in an aggregate principal amount pursuant to this clause (i) not to exceed $4 million at any time outstanding.

     The  Indenture provides that the Company will not permit any of  its  Unrestricted  Subsidiaries  to  incur  any  Indebtedness
(including  Acquired  Indebtedness)  or  issue  any   shares   of
Disqualified Stock, other than Non-Recourse

Indebtedness; PROVIDED, HOWEVER, that if any such Unrestricted Subsidiary ceases to remain an Unrestricted Subsidiary, such event shall be deemed to constitute the incurrence of the Indebtedness of such Subsidiary by a Restricted Subsidiary.

  LIENS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, except Permitted Liens, on any asset owned as of the Issuance Date or thereafter acquired by the Company or such Restricted Subsidiary (including, without limitation, the Note Collateral), or any income or profits therefrom, or assign or convey any right to receive income or profits therefrom.

  MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Indenture provides that the Company may not consolidate or merge with or into or wind-up into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless (i) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation or partnership organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all of the obligations of the Company under the Indenture and the Collateral Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee under the Notes and the Indenture; (iii)
immediately after such transaction, no Default or Event of Default exists; (iv) such transaction will not result in the loss or suspension or material impairment of any Gaming License; (v) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (a) will have Combined Net Worth (immediately after such transaction but prior to any purchase accounting adjustments resulting from such transaction) equal to or greater than the Combined Net Worth of the Company immediately preceding such transaction and (b) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant titled "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock"; and (vi) such transaction would not require any holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; PROVIDED that such holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

     The phrase "all or substantially all" of the assets of the Company as used in the Indenture has no clearly established meaning under New York law (the Indenture's governing law). Such phrase has been the subject of limited judicial interpretation in a few jurisdictions and the phrase "all or substantially all" of the assets will be interpreted based on the particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred.

  TRANSACTIONS WITH AFFILIATES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million, a resolution adopted by a majority of the disinterested non-employee directors of the Board of Directors approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause
(i) above and (b) with

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

respect to any Affiliate Transaction involving aggregate payments of or loans in the principal amount of $10 million or more an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor. The foregoing provisions do not apply to the following: (1) transactions between or among the Company and/or any of its Restricted Subsidiaries; (2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant titled "Restricted Payments"; (3) purchases of Equity Interests (other than Disqualified Stock) by any stockholder of the Company (or an Affiliate of a stockholder of the Company); PROVIDED that such Equity Interests do not bear cash dividends; (4) any payments due to the Manager under the Management Agreement in the form executed prior to the Issuance Date; (5) payments to Second Century, TCEF and ECCF relating to the Company's economic development commitments to the City of East Chicago under the Certificate of Suitability; and (6) the transactions contemplated by the Completion Guarantee and the Standby Equity Commitment.

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries (other than in respect of the subordination of such Indebtedness to the Notes or the Note Guarantees, as the case may be), (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or
(iii) sell, lease, or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of (A) contractual encumbrances or restrictions in effect on the Issuance Date, (B) the Indenture, the Notes, any Note Guarantees and the Collateral Documents, (C) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and replacements and accessions thereto, (D) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (E) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (iii) above on the property so acquired, (F) applicable law or any applicable rule or order of any Gaming Authority, or (G) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (F) above; PROVIDED, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors (as evidenced by a resolution thereof set forth in an Officers' Certificate delivered to the Trustee), no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

  LINE OF BUSINESS

     The Indenture provides that for so long as any Notes are outstanding, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business or activity other than the Principal Business.

     The Indenture will also provide that Finance Corporation will not own or acquire any assets or properties, or conduct any business or activities other than in connection with the issuance of the Notes and observance of the provisions of the Indenture.

  RESTRICTIONS ON LEASING AND DEDICATION OF PROPERTY

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, lease, sublease, or grant a license, concession or other agreement to occupy, manage or use any real or personal Project Assets owned or leased by the Company or any Restricted Subsidiary
(each,  a  "Lease  Transaction"), other than the following  Lease
Transactions:

          (i) the Company or any Restricted Subsidiary may enter into a Lease Transaction with respect to any space on or within East Chicago Showboat with any Person (other than an Unrestricted Subsidiary with respect to any space on or within East Chicago Showboat); PROVIDED that (a) such Lease Transaction will not interfere with, impair or detract from the operations of any of the Project Assets and will, in the opinion of the Company, enhance the value and operations of East Chicago Showboat and (b) such Lease Transaction is at a fair market rent (in light of other similar or comparable prevailing commercial transactions) and contains such other terms such that the Lease Transaction, taken as a whole, is commercially reasonable and fair to the Company or such Restricted Subsidiary in light of prevailing or comparable transactions in other casinos, attractions or shopping venues;

          (ii) the Company or any Restricted Subsidiary may enter into a management or operating agreement with respect to any Project Asset (other than any Project Asset or space used for any casino or gaming operations) with any Person (other than an Unrestricted Subsidiary); PROVIDED that (a) the manager or operator has experience in managing or operating similar operations, (b) such management or operating agreement is on commercially reasonable and fair terms to the Company or such Restricted Subsidiary and (c) such management or operating agreement is terminable without penalty to the Company or such Restricted Subsidiary upon no more than 90 days written notice; and

          (iii) the Company may dedicate land, easements or space
     to any Governmental Authority, provided that such dedication
     does  not  materially  economically  impair   the   use   or
     operations of East Chicago Showboat.

               Notwithstanding the foregoing, the Indenture provides that the Company shall not be permitted to enter into any Lease Transaction: (x) if at the time of such proposed Lease Transaction, a Default or Event of Default has occurred and is continuing or would occur immediately after entering into such Lease Transaction (or immediately after any extension or renewal of such Lease Transaction made at the option of the Company or any Restricted Subsidiary); (y) that permits gaming or casino operations to be conducted on such Leased Premises by a Person other than the Company or a Restricted Subsidiary; or (z) if such Lease Transaction provides that the Company or any Restricted Subsidiary may subordinate its interest in the Leased Premises to any lessee or any party providing financing to any lessee.

     The Trustee shall enter into a commercially customary leasehold non-disturbance and attornment agreement with the lessee under any Lease Transaction permitted under the covenant described above. Such agreement, among other things, shall provide that if the interests of the Company (or in the case of a Lease Transaction being entered into by a Restricted Subsidiary, the interests of the Restricted Subsidiary) in the Project Assets subject to the Lease Transaction are acquired by the Trustee (on behalf of the Holders of the Notes), whether by purchase and sale, foreclosure, or deed in lieu of foreclosure or in any other way, or by a successor to the Trustee, including, without limitation, a purchaser at a foreclosure sale, then (1) the interests of the lessee in the Project Assets subject to the Lease Transaction shall continue in full force and effect and shall not be terminated or disturbed, except in accordance with the lease documentation applicable to the Lease Transaction, and
(2) the lessee in the Lease Transaction shall attorn to and be bound to the Trustee (on behalf of the Holders of the Notes) its successors and assigns under all terms, covenants and conditions of the lease documentation applicable to the Lease Transaction. Such agreement shall also contain such other provisions that are commercially customary and that will not materially and adversely affect the Lien granted by the Leasehold Mortgage, as certified by the Board of Directors in an Officers' Certificate delivered to the Trustee.

  INSURANCE

     The Indenture provides that, until the Notes have been paid in full, the Company will, and will cause its Restricted Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and shall have provided insurance certificates evidencing such insurance to the Trustee prior to the Issuance Date and shall thereafter provide such certificates prior to the anniversary or renewal date of each such policy, which certificate shall expressly state the expiration date for each policy listed. The Company will furnish or cause to be furnished copies of the policies to the Trustee. The Indenture further provides that customary insurance coverage will be deemed to include the following: (i) workers' compensation insurance, to the extent required to comply with all applicable state laws, including a specific endorsement or separate policy covering liability for Federal Longshoremen's and Harbor Workers' Compensation Act (if any employees are so covered by such Act), territorial, or United States laws and regulations or the laws and regulations of any other applicable jurisdiction, (ii) Protection and Indemnity Insurance Collision including Hull liability insurance with minimum limits of $1 million, (iii) umbrella or excess liability insurance providing liability limits over and above the foregoing insurance up to a minimum limit of $25 million, and (iv) property insurance protecting the property against such risks and hazards as are from time to time covered by an "all-risk" policy or a property policy covering "special" causes of loss (such insurance shall provide coverage in not less than the lesser of 120% of the outstanding principal amount of Notes plus accrued and unpaid interest or 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements and with a deductible for physical damage to the Casino of not more than 2% of the insured value of the Casino and a deductible for the land based facilities of not more than $500,000 (other than earthquake and flood insurance, for which the deductible may be up to 10% of such replacement value or such greater amount as is available on reasonably commercial terms)). All insurance required under the Indenture (except workers compensation) shall name the Company and the Trustee as additional insureds or loss payees, as the case may be, with losses in excess of $1 million payable jointly to the Company and the Trustee (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Trustee), with no recourse against the Trustee for the payment of premiums, deductibles, commissions or club calls, and for at least 30 days notice of cancellation. All such insurance policies will be issued by carriers having an A.M. Best & Company, Inc. rating of A- or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Indenture will provide that the Company will deliver to the Trustee on the Issuance Date and each anniversary thereafter a certificate of an insurance agent stating that the insurance policies obtained by the Company and its Restricted Subsidiaries comply with this provision and the related applicable provisions of the Collateral Documents.

  LIMITATION ON STATUS AS INVESTMENT COMPANY

     The Indenture prohibits the Company and its Restricted Subsidiaries from taking any action that would result in a requirement to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act of 1940.

  COLLATERAL DOCUMENTS

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying any provision of the Collateral Documents, to the extent that such amendment, waiver, modification or action could have an adverse effect on the rights of the Trustee or the Holders of the Notes; PROVIDED, that: (i) the Note Collateral may be released or modified as expressly provided in the Indenture and in the Collateral Documents; (ii) any Note Guarantee and pledges may be released as expressly provided in the Indenture and in the Collateral Documents; (iii) the Construction Budgets may be amended as expressly provided in the Escrow and Disbursement Agreement; and (iv) the Indenture and any of the Collateral Documents may be otherwise amended, waived or modified as set forth under the caption "-Amendment, Supplement and Waiver."

  FILING OF FIRST PREFERRED SHIP MORTGAGE

     The  Company  will  cause,  as  soon  as  practicable  after construction has been sufficiently completed to permit such actions, the Casino to be a newly documented United States vessel with the United States Coast Guard, and to file and perfect a first preferred ship mortgage with respect to such vessel in favor of the Trustee for the ratable benefit of the holders of the Notes. See "Risk Factors-Preferred Maritime Liens and Liens arising during Construction; Payment and Performance Bond."

  FURTHER ASSURANCES

     The Indenture provides that the Company will (and will cause each of its Restricted Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order (i) to carry out more effectively the purposes of the Collateral Documents, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or now or hereafter intended by the parties thereto to be granted to the Trustee or under any other instrument executed in connection therewith or granted to the Company under the Collateral Documents or under any other instrument executed in connection therewith.

  REPORTS


     The Indenture provides that whether or not required by the rules and regulations of the Commission, and within the time periods that are (or would be) prescribed thereby, so long as any Notes are outstanding, the Company will furnish to the holders of the Notes, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Furthermore, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. All such requests, either written or oral, should be made to the Company at 2001 East Columbus Drive, East Chicago, Indiana 46312, Attention: Vice-President-Finance and Administration, telephone no. (219) 392-1111, fax number
(219) 398-0144.

SECURITY

     The Notes and the Note Guarantees are secured by a first lien on the Note Collateral owned by the Company and any Guarantor, whether now owned or hereafter acquired, subject to Permitted Liens, which will include, without limitation, all of the assets comprising East Chicago Showboat (other than any assets which if pledged, hypothecated or given as collateral security would require the Trustee or a holder or beneficial owner of Notes to be licensed, qualified or found suitable and other than certain assets to the extent such assets are permitted to be financed by Indebtedness permitted to be incurred pursuant to the covenant titled "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" and such Indebtedness is permitted to be secured pursuant to the covenant titled Liens pursuant to clause (b), (c), (i) or (k) of the definition of "Permitted Liens").

     The Note Collateral will include: (i) a pledge of the funds held in the Escrow Account including, without limitation, the net proceeds from the Offering and the proceeds of the Capital Contribution, to the extent of cash remaining, if any which proceeds will be held in the Escrow Account until disbursed in accordance with the terms of the Escrow and Disbursement Agreement, (ii) a leasehold mortgage creating first priority security interests in the Company's leasehold estates comprising East Chicago Showboat and all related improvements, (iii) a security agreement creating a first priority security interest in all of the Company's accounts receivable, general intangibles, inventory and other personal property (subject to certain exceptions), and (iv) a collateral assignment of all material agreements, licenses and permits entered into by, or granted to, the Company in connection with the development, construction, ownership and operation of East Chicago Showboat (collectively, the "Note Collateral").

     Upon the completion of the construction of the Casino, the Casino will be documented under the laws of the United States with the Coast Guard and the Note Collateral will then include a first preferred ship mortgage covering the Casino (and the improvements thereon). Prior to such time as the Casino is so documented (which will not occur until construction of the Casino is completed), the Trustee, for the benefit of the holders of the Notes, will be named as an obligee on a performance bond and a payment bond guaranteeing the completion of the Casino by Atlantic Marine, the shipyard constructing the Casino.

     The proceeds of any sale of the Note Collateral in whole pursuant to the Indenture and the related Collateral Documents following an Event of Default may not be sufficient to satisfy payments due on the Notes. In addition, the ability of the Holders of the Notes to realize upon the Note Collateral may be limited under gaming laws as described below, in the event of a bankruptcy or pursuant to other applicable laws, including securities laws. See "Risk Factors-Foreclosure Restrictions; Title Considerations."

     If an Event of Default occurs and is continuing, the Trustee, on behalf of the holders of the Notes, in addition to any rights or remedies available to it under the Indenture and the Collateral Documents, may take such action as it deems advisable to protect and enforce its rights in the Note Collateral, including the institution of sale or foreclosure proceedings. The proceeds received by the Trustee from any such sale or foreclosure will be applied by the Trustee first to pay the expenses of such sale or foreclosure and fees and other amounts then payable to the Trustee under the Indenture, and thereafter, to pay amounts due and payable with respect to the Notes. See "Risk Factors-Foreclosure Restrictions; Title Considerations."

     So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Indenture and the Collateral Documents, the Company and its Subsidiaries will be entitled to use the Note Collateral in a manner consistent with normal business practices. Upon the occurrence and during the continuance of an Event of Default, the Trustee may sell the Note Collateral or any part thereof in accordance with the terms of the Collateral Documents. All funds distributed under the Collateral Documents and received by the Trustee for the benefit of the Holders of the Notes shall be distributed by the Trustee in accordance with the provisions of the Indenture.

     Under the terms of the Collateral Documents, the Trustee will determine the circumstances and manner in which the Note Collateral shall be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Note Collateral from the Liens created by the Collateral
Documents and whether to foreclose on the Note Collateral following an Event of Default. Subject to certain additional provisions set forth in the Indenture, the Note Collateral may be released from the Lien and security interest created by the Indenture and the Collateral Documents at any time or from time to time upon the request of the Company pursuant to an Officers' Certificate delivered to the Trustee (i) certifying that all terms and conditions precedent for release under the Indenture and under any applicable Collateral Document have been met and
(ii) specifying (a) the identity of the Note Collateral to be released and (b) the provision of the Indenture which authorizes such release.

     The Trustee shall release (at the sole cost and expense of the Company) (i) all Note Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of (including, without limitation, any Note Collateral that does not constitute Project Assets, and that is contributed, sold, leased, conveyed, transferred or otherwise disposed of to an Unrestricted Subsidiary, but excluding any such contribution, sale, lease, conveyance, transfer or other distribution to the Company or a Restricted Subsidiary); PROVIDED, that such contribution, sale, lease, conveyance, transfer or other distribution is or will be in accordance with the provisions of the Indenture, including, without limitation, the requirement that the net proceeds from such contribution, sale, lease, conveyance, transfer or other distribution are or will be applied in accordance with the Indenture and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (ii) Note Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; PROVIDED that the Net Loss Proceeds, if any, from such Event of Loss are or will be applied in accordance with the covenant described above under "Event of Loss" and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (iii) Note Collateral which may be released with the consent of Holders of the Notes pursuant to the amendment provisions of the

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Indenture;  (iv)  all  Note Collateral  (except  as  provided  in the discharge and defeasance provisions of the Indenture and, in particular, the funds in the trust fund described in such provisions) upon discharge or defeasance of the Indenture in accordance with the discharge and defeasance provisions thereof;
(v) all Note Collateral upon the payment in full of all obligations of the Company with respect to the Notes; and (vi) Note Collateral of a Guarantor whose Note Guarantee is released pursuant to the terms of the Indenture.

     The Indenture provides that the Net Proceeds of all Asset Sales (if unapplied Net Proceeds of Asset Sales exceed $2 million at any time) and the Net Loss Proceeds of all Events of Loss of assets constituting Note Collateral (other than Permitted Investments), as well as Excess Proceeds, shall be promptly and without any commingling deposited with the Trustee subject to a lien in favor of the Trustee for the benefit of the Holders of the Notes unless and until applied as permitted under the covenant described under "-Repurchase at the Option of Holders-Asset Sales" or "-Event of Loss," as the case may be. The Trustee shall release to the Company any Excess Proceeds or Excess Loss Proceeds, as the case may be, that remain after making an offer to purchase the Notes in compliance with the covenant described under "-Repurchase at the Option of Holders-Asset Sales" or "-Event of Loss," as the case may be. Amounts so paid to the Trustee shall be invested or released in accordance with the provisions of the Indenture.

     The right of the Trustee to realize upon and sell the Note Collateral is likely to be significantly impaired by applicable bankruptcy and insolvency laws if a proceeding under such laws were commenced in respect of the Company. Such laws may impose limitations or prohibitions on the exercise of rights and remedies under the Collateral Documents for a substantial or indefinite period of time. In addition, neither the Trustee nor any Holder of Notes is permitted to operate or manage any casino unless such Person has been licensed under applicable law for such purposes. Such casino licensing requirements could delay the sale of any of the Note Collateral in foreclosure and may adversely affect the sales price thereof. See "Risk Factors-Bankruptcy Considerations."

     Under CERCLA, a person "who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest" is not a property owner, and thus not a responsible person under CERCLA. Lenders have seldom been held liable under CERCLA. The lenders who have been found liable have generally been found to have been sufficiently involved in the mortgagors operations so that they have "participated in the management of the borrower." CERCLA does not specify the level of actual participation in management. There is currently no controlling authority on this matter. In connection with the Offering, the Company will agree to indemnify the Trustee and the Holders for any environmental liabilities arising from use by the Company of the Leased Premises.

     The Trustee may appoint one or more collateral agents who may be delegated any one or more of the duties or rights of the Trustee under the Collateral Documents or which are specified in any Collateral Documents.

ESCROW AND DISBURSEMENT AGREEMENT

     Pursuant to the Escrow and Disbursement Agreement entered into between the Company, Finance Corporation, the Trustee, the Escrow Agent and Showboat, as Disbursement Agent, the Company has placed all of the net proceeds of the Offering into the Escrow Account, together with funds received from the Capital Contribution, to the extent of cash remaining, to be held in escrow and invested in cash or Cash Equivalents by the Escrow Agent until needed from time to time to fund the construction of East Chicago Showboat. All such funds are held in the Escrow Account until disbursed in accordance with the Escrow and Disbursement Agreement. In addition, the Company will deposit into the Escrow Account any Additional Project Financing, to the extent received in cash, if any, and such Additional Project Financing will also be subject to the terms and conditions of the Escrow and Disbursement Agreement. Subject to certain exceptions set forth in the Escrow and Disbursement Agreement, the Disbursement Agent will authorize the disbursement of funds from the Escrow Account only upon the satisfaction of the disbursement conditions set forth in the Escrow and Disbursement Agreement. Such conditions generally include that the Company deliver a certificate certifying as to, among other things, the application of the funds to be disbursed, the conformity of construction undertaken to date with the plans and specifications, the expectation that East Chicago Showboat will be Operating by
October 1, 1997, the obtaining of mechanic's and materialmen's lien releases and title insurance policies or endorsements to existing title insurance policies insuring against any intervening liens, the accuracy of the Construction Budget, the sufficiency of remaining funds to complete East Chicago Showboat and the absence of an Event of Default under the Indenture and the

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

satisfaction of certain other conditions to disbursement set forth in the Escrow and Disbursement Agreement. See "Risk
Factors-Possible Conflicts of Interest."

     The Escrow and Disbursement Agreement also provides that the Construction Budget may be amended from time to time under certain circumstances as set forth therein. The Construction Budget may be amended only upon the satisfaction of certain conditions set forth in the Escrow and Disbursement Agreement. Such conditions generally include that the Company deliver a certificate certifying as to the reasonable necessity of the amendment; the availability of funding to pay costs represented by any line item increase, taking into account approved line item decreases; the continued reasonableness of the Construction Budget; conformity with plans and specifications; the expectation taking into account approved line item changes that East Chicago Showboat will be Operating by October 1, 1997; the sufficiency of remaining funds to complete East Chicago Showboat within the line item allocations, including allocations for contingencies; the absence of an Event of Default under the Indenture; and certain other conditions if the unallocated reserve is zero. In addition, prior to any amendment to the Construction Budget, certain additional conditions will be required to be satisfied by the Company. Such additional conditions generally include that the Company submit the proposed amendment in writing and identify with particularity the availability of funds to pay for any increased line item taking into account line item decreases. In addition, the Escrow and Disbursement Agreement will provide that construction line items may only be reduced upon evidence of the occurrence of certain savings and that unallocated reserves may be reduced by allocation to other line items.

     In addition, the Escrow and Disbursement Agreement provides that if any funds remain in the Escrow Account on the date East Chicago Showboat is Operating and East Chicago Showboat shall have generated at least $5 million of Combined Cash Flow in one fiscal quarter, the Disbursement Agent shall, upon the direction of the Company, direct the Escrow Agent, subject to certain exceptions set forth in the Escrow and Disbursement Agreement, to disburse all remaining funds, if any, in the Escrow Account to any account or accounts specified by the Company.

     The Company will be deemed to have expended all remaining proceeds from the Capital Contribution prior to expending any proceeds from the Offering. All funds in the Escrow Account have been pledged as security for the repayment of the Notes and under certain circumstances the funds in the Escrow Account will be used to offer to redeem a portion of the Notes.

NOTE GUARANTEES

     The Company's obligations under the Notes, the Indenture and the related Collateral Documents will be jointly and severally and unconditionally guaranteed by each Subsidiary of the Company hereafter formed or acquired (other than Unrestricted Subsidiaries) (a "Guarantor") and each Note Guarantee will be an unsubordinated secured obligation of the respective Guarantor, subject to certain exceptions noted in the Indenture. As of the Issuance Date, the Company's only Subsidiary is Finance Corporation and Finance Corporation is a co-issuer of the Notes.

     The obligations of each Guarantor under its Note Guarantee will be limited to the extent necessary under any applicable corporate law to ensure it does not constitute a fraudulent conveyance under applicable law.

     Except in the event of a disposition of all or substantially all of the assets of a Guarantor by way of merger or consolidation, the Indenture provides that no Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, whether or not affiliated with such Guarantor, unless (i) subject to the provisions of the following paragraph and certain other provisions of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture and supplemental Collateral Documents in form reasonably satisfactory to the Trustee pursuant to which such Person shall unconditionally guarantee, on a senior secured basis, all of such Guarantor's obligations under such Guarantor's Note Guarantee, the Indenture and the Collateral Documents on the terms set forth in the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such transaction will not result in the loss or suspension or material impairment of any Gaming License; (iv) such Guarantor, or any Person formed by or surviving any such consolidation or merger, will have Combined Net Worth (immediately after giving effect to such transaction), equal to or greater than the Combined Net Worth of such Guarantor immediately preceding the transaction;

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

and (v) such transactions would not require any holder of Notes to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction; PROVIDED that such holder would not have been required to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transactions.

     The Indenture provides that in the event of (1) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, (2) a Restricted Subsidiary becoming an Unrestricted Subsidiary pursuant to terms of the Indenture or (3) a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor or the Restricted Subsidiary becomes an Unrestricted Subsidiary pursuant to the terms of the Indenture) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Note Guarantee; PROVIDED that (A) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-Repurchase at Option of Holders-Asset Sales."

     The Indenture provides that the Company will cause each Restricted Subsidiary to (i) execute and deliver to the Trustee a supplemental indenture and supplemental Collateral Documents in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee, on an unsubordinated secured basis, all of the Company's obligations under the Notes, the Indenture and the Collateral Documents on the terms set forth in the Indenture and (ii) deliver to the Trustee an opinion of counsel that, subject to customary assumptions and exclusions, such supplemental indenture and supplemental Collateral Documents have been duly executed and delivered by such Restricted Subsidiary. The Note Guarantee will be secured by a lien or charge on all Note Collateral of such Restricted Subsidiary. The Note Guarantee will be released if the Company or its Restricted Subsidiaries cease to own any Equity Interests in such Restricted Subsidiary or if such Restricted Subsidiary becomes an Unrestricted Subsidiary in accordance with the terms of the Indenture.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of Default: (i) default in payment when due and payable, upon redemption or otherwise, of principal of or premium, if any, on the Notes or under any Note Guarantee; (ii) default for 30 days or more in the payment when due of interest or Liquidated Damages on the Notes or under any Note Guarantee;
(iii) East Chicago Showboat is not Operating by October 1, 1997 and continues to be not Operating; (iv) failure by the Company or any Guarantor to comply with the provisions described under the covenants titled "Change of Control," "Excess Cash Flow Offer," "Restricted Payments," "Asset Sales," "Events of Loss," "Use of Proceeds," "Incurrence of Indebtedness and Issuance of Disqualified Stock," and "Certificate of Suitability Transfer Offer;" (v) failure by the Company or any Guarantor for 30 days after receipt of written notice until December 31, 1997, and thereafter for 60 days after receipt of written notice, to comply with any of its other agreements in the Indenture, the Collateral Documents, or the Notes; (vi) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists or is created after the Issuance Date, which default
(a) is caused by a failure to pay when due principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity or would constitute a default in the payment of such issue of Indebtedness at final maturity of such issue and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity, aggregates $5 million or more; (vii) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days;
(viii) breach by the Company, any Guarantor or any of their Subsidiaries of any representation or warranty set forth in any Note Guarantee or any of the Collateral Documents, or default by the Company or any Guarantor in the performance of any covenant set forth in any Note Guarantee or any of the Collateral Documents or the repudiation by the Company, any Guarantor or any of their Subsidiaries of its obligations under, or any judgment or decree by a court or governmental agency of competent jurisdiction declaring the unenforceability of, any Note Guarantee or any of the Collateral Documents for any reason that would materially impair the benefits to the Trustee or the holders of the Notes thereunder; (ix) certain events of bankruptcy or insolvency with respect to the Company or any Guarantor that is a Significant Subsidiary of the Company or any group of Guarantors that together would constitute a Significant Subsidiary of the Company or any dissolution or liquidation of the Company; (x) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 days at East Chicago Showboat and such cessation or suspension of gaming operations is continuing or (xi) any failure by Showboat to comply with the terms of the Completion Guarantee, the Standby Equity Commitment or the Escrow and Disbursement Agreement for 30 days after the receipt of written notice.

     If any Event of Default (other than by reason of bankruptcy or insolvency) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Guarantor, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power, including the exercise of any remedy under the Collateral Documents. The
Trustee may withhold from holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the holders of the Notes.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention and for the purpose of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law. If an Event of Default occurs prior to March 15, 2000, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention and for the purpose of avoiding the prohibition on redemption of the Notes prior to March 15, 2000, then the implied call premium set forth in the Indenture for an optional redemption on such date (as if an optional redemption would have been permitted by the terms of the Indenture) shall also become immediately due and payable to the extent permitted by law.

     The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any Note held by a non-consenting holder.

     Specific rights and remedies of the Trustee under the Collateral Documents include the right of the Trustee or the appropriate Person under federal or state law to sell the Note Collateral and to apply the net proceeds to the Indebtedness evidenced by the Notes in accordance with the terms of the Indenture and the Collateral Documents. The Collateral Documents will generally provide for the application of the internal laws of the State of Indiana while the Indenture, the Notes and any Note Guarantee will provide, with certain exceptions, for the application of the internal laws of the State of New York. There is no certainty regarding whether New York or Indiana law would be applied by any court with respect to the enforcement of remedies under the Notes, the Indenture, any Note Guarantee or the Collateral Documents.

     In the event of an Event of Default by the Company under the Indenture, before the Trustee or holders of Notes can foreclose or take possession of East Chicago Showboat, the Trustee or such holders may have to file applications with the Indiana Commission, be investigated and be licensed by the Indiana Commission. This process can take several months and, accordingly, the ability of the Trustee or the holders to foreclose could be substantially delayed or impaired. Additionally, this may effectively limit the number of potential bidders and may delay such sales, either of which could adversely affect the sale price of the Note Collateral. Moreover, no assurance can be given that either the Trustee or any

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

holder will be found suitable or granted a license by the Indiana Commission. See "Risk Factors-Foreclosure Restrictions;
Title Considerations."

     The right of the Trustee to realize upon and sell the Note Collateral is likely to be significantly impaired by applicable bankruptcy and insolvency laws if a proceeding under such laws were commenced in respect of the Company or any Guarantor. Such laws may impose limitations or prohibitions on the exercise of rights and remedies under the Collateral Documents for a substantial or indefinite period of time.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of the Company, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES,
STOCKHOLDERS AND PARTNERS

     No director, officer, employee, incorporator, stockholder or partner of the Company or the Guarantors, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, any Note Guarantee, the Indenture, the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The obligations of the Company and the Guarantors under the Indenture will terminate (other than certain obligations) and the Note Collateral will be released upon payment in full of all of the Notes. The Company may, at its option and at any time, elect to have all of its and any Guarantors obligations discharged with respect to the outstanding Notes and any Note Guarantees ("Legal Defeasance") except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due solely out of the trust created pursuant to the Indenture, (ii) the Company's and any Guarantor's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and any Guarantor's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, events listed as items (iv-
viii) under "-Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes. Events including non-payment of principal and interest, bankruptcy, receivership, rehabilitation and insolvency also described under "-Events of Default and Remedies" will continue as an Event of Default with respect to the Notes. In addition, the Note Collateral will be released upon Covenant Defeasance or Legal Defeasance.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the outstanding Notes on the stated maturity date or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issuance Date, there has been a

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change  in  the  applicable  United  States  federal  income  tax laws, in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or
violation  of,  or  constitute  a  default  under  any   material
agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally under any applicable United States or state law and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders of the outstanding Notes; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and (viii) the Company shall have delivered to the Trustee an Officers Certificate and an opinion of counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A holder of Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder of Notes, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder of Notes to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next three succeeding paragraphs, the Indenture, the Notes, the Note Guarantees or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture, the Notes, the Note Guarantees or the Collateral Documents may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting holder of Notes): (i) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver; (ii) reduce the principal or change the fixed maturity of any Note or alter or waive the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under "-Repurchase at the Option of Holders");
(iii) reduce the rate or change the time for payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the

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rights  of  holders  of  Notes to receive payments  of  principal of or premium, if any, or interest on the Notes, (vii) release all or substantially all of the Note Collateral from the Lien of the Indenture or the Collateral Documents or (viii) make any change in the foregoing amendment and waiver provisions.

     Without the consent of holders of at least 66 2/3% of the outstanding principal amount of Notes, the Company may not amend, alter or waive the provisions set forth under "-Repurchase at the Option of Holders-Change of Control."

     Notwithstanding the foregoing, without the consent of any holder of Notes, the Company and the Trustee together may amend or supplement the Indenture, the Notes, the Note Guarantees or the Collateral Documents to cure any ambiguity, defect or
inconsistency,   to   comply   with   the   covenant    "Mergers,
Consolidations and Sales of Assets," to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Notes (including providing for additional Note Guarantees pursuant to the Indenture), or that does not adversely affect the legal rights under the Indenture of any such holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to enter into additional or supplemental Collateral Documents.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. In addition, the Trustee will furnish lists of holders or beneficial owners of the Notes to the Indiana Commission upon request.

BOOK-ENTRY; DELIVERY AND FORM

     Except as set forth in the next paragraph, the Notes to be resold as set forth herein have been or will initially be issued in the form of one or more Global Notes (collectively, the "Global Note"), which have been or will be deposited on the date of issuance with, or on behalf of, the Depositary Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

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

     The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Note, the Depositary has credited or will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Note and (ii) ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers of the Notes are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent. For certain other restrictions on the transferability of the Notes, see "Notice to Investors."

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

     Payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

CERTIFICATED NOTES

     Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Notes ("Certificated Notes"). Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee thereof). All such Certificated Notes would be subject to applicable legend requirements. In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Notes under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. If requested by a holder who holds $5 million or more in principal amount of Certificated Notes, and with respect to all Global Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the

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

accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Company expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

EXCHANGE OFFER; REGISTRATION RIGHTS

     The Company and the Initial Purchasers entered into the Registration Rights Agreement on the Closing Date. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations, the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any holder of Transfer Restricted Securities notifies the Company within the specified time period that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a shelf registration statement to cover resales of the Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for an New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 45 days after the Issuance Date,
(ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 105 days after the Issuance Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 135 days after the Issuance Date, Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the shelf registration statement, the Company will use its best efforts to file the shelf registration statement with the Commission on or prior to 60 days after such filing obligation arises (and in any event within 105 days after the Closing Date) and to cause the shelf registration statement to be declared effective by the Commission on or prior to 135 days after the Issuance Date. If (a) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Company fails to consummate the Exchange Offer or file a shelf registration statement (if required) within 135 days of the
Issuance  Date,  or (d) the shelf registration statement  or  the
Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each holder of Old Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Old Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the shelf registration statement and benefit from the provisions regarding Liquidated Damages set forth above.

GOVERNING LAW

     The Indenture and the Notes, subject to certain exceptions, will be governed by and construed in accordance with the internal laws of the State of New York, without regard to the choice of law rules thereof. The Collateral Documents will be governed, subject to certain exceptions, by the laws of the State of Indiana.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person or Restricted Subsidiary.

     "ADDITIONAL  PROJECT  FINANCING"  shall  have  the   meaning
specified in the Escrow and Disbursement Agreement.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "ASSET SALE" means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than (a) a disposition of inventory in the ordinary course of business, (b) the disposition of all or substantially all of the assets of the
Company in a manner permitted pursuant to the provisions described above under "Merger, Consolidation or Sale of Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture, (c) any disposition that is a Restricted Payment or that is a dividend or distribution permitted under the covenant "Restricted Payments" or any Investment that is not prohibited thereunder or any disposition of cash or Cash Equivalents to an Unrestricted Subsidiary, (d) any single disposition, or related series of dispositions, of assets with an aggregate fair market value of less than $500,000, (f) any Event of Loss and (g) any Lease Transaction.

     "BOARD OF DIRECTORS" means the board of directors of Showboat Indiana so long as Showboat Indiana is the controlling entity of the managing general partner of the Company, and thereafter means the board of directors of the entity controlling the managing general partner of the Company.

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     "CAPITAL   CONTRIBUTION"   means   $39   million   in   cash
contributed   to  the  Company  by  the  Parent  Partnership   in
connection with the purchase by the Parent Partnership of Capital
Stock of the Company.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means with respect to any Person, (i) any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person, or (ii) if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership (excluding any contingent interest on Indebtedness).

     "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $300 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, in each case maturing within one year after the date of acquisition and (vi) investment funds investing solely in securities of the types described in clauses (ii)-(v) above.

     "CASINO"  means the riverboat casino to be located  in  East
Chicago, Indiana on Lake Michigan.

     "CERTIFICATE OF SUITABILITY" means the certificate of suitability issued to the Parent Partnership by the Indiana Commission on January 8, 1996, as in effect on the date of the Indenture, as replaced by the certificate of suitability issued to the Company.

     "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or the sale, lease or transfer of the Casino (except in either case in connection with an Event of Loss), (ii) the consummation of any transaction or series of transactions the result of which is that the Permitted Holder and its Related Parties beneficially owns less than 50% of the general partnership interests of the Parent Partnership or the manager or less than 50% of the total Equity Interests of the Company, (iii) the consummation of any transactions or series of transactions the result of which is that the Parent Partnership owns less than 99% of the total Equity Interests of the Company, (iv) the Company ceases to own, directly or through its Wholly Owned Restricted Subsidiaries, either (1) 100% of the Capital Stock of each entity that operates or holds a Gaming License required for the operation of East Chicago Showboat or (2) all or substantially all of the Project Assets of East Chicago Showboat, or (v) the adoption of a plan relating to the liquidation, dissolution or winding-up of the Company.

     "COLLATERAL DOCUMENTS" means, collectively, the Leasehold Mortgage, Pledge Agreement, Payment and Performance Bond, Security Agreement, Collateral Assignment, First Preferred Ship Mortgage, Financing Statements, Escrow and Disbursement Agreement, Project Title Insurance, Completion Guarantee, Completion Guarantor Subordination Agreement, Standby Equity Commitment or any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Trustee in the Note Collateral.


     "COMPANY"  means  Showboat  Marina  Casino  Partnership,  an
Indiana general partnership and its wholly owned subsidiary, Showboat Marina Finance Corporation.


     "COMBINED CASH FLOW" means, with respect to any Person for any period, the Combined Net Income After Tax Distributions (assuming all required payments to Second Century are accounted for as an operating expense) of such Person for such period plus
(a) an amount equal to any extraordinary loss plus any net loss realized in connection with any

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

Asset Sale (to the extent such losses were deducted in computing Combined Net Income), plus (b) Combined Interest Expense of such Person for such period, plus (c) Combined Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Combined Net Income, plus (d) the amount distributed in respect of the same period under clause (z) of the covenant titled "Restricted Payments" in respect of income taxes, in each case,
on  a  combined   basis  for  such  Person  and   its  Restricted
Subsidiaries and determined in accordance with GAAP.

     "COMBINED DEPRECIATION AND AMORTIZATION EXPENSE" means with respect to any Person for any period, the total amount of depreciation and amortization expense and other noncash charges (excluding any noncash item that represents an accrual, reserve or amortization of a cash expenditure for a present or future period) of such Person and its Restricted Subsidiaries for such period on a combined basis as determined in accordance with GAAP.

     "COMBINED INTEREST EXPENSE" means, with respect to any period, the sum of (a) combined interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Combined Net Income (including amortization of original issue discount and non-cash interest payments, the interest component of Capital Lease Obligations, and net payments (if any) pursuant to Hedging Obligations, and excluding amortization of deferred financing fees) and (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing.

     "COMBINED NET INCOME AFTER TAX DISTRIBUTIONS" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a combined basis, determined in accordance with GAAP, less all distributions in respect of such period under clause (z) of the second paragraph under the covenant titled "Restricted Payments"; PROVIDED, HOWEVER, that (i) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the referent Person or a Wholly Owned Subsidiary thereof in respect of such period, (ii) the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition, (iii) the Net Income for such period of any Restricted Subsidiary that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "COMBINED NET WORTH" means, with respect to any Person at any time, the sum of the following items, as shown on the combined balance sheet of such Person and its Restricted Subsidiaries as of such date (i) the common equity of such Person and its Restricted Subsidiaries; plus (ii) (without duplication),
(a) the aggregate liquidation preference of Preferred Stock of such Person and its Restricted Subsidiaries (other than Disqualified Stock), and (b) any increase in depreciation and amortization resulting from any purchase accounting treatment from an acquisition or related financing; less (iii) any goodwill incurred subsequent to the Issuance Date; and less (iv) any write up of assets (in excess of fair market value) after the Issuance Date, in each case on a combined basis for such Person and its Restricted Subsidiaries determined in accordance with GAAP; PROVIDED, that in calculating Combined Net Worth, any gain or loss from any Asset Sale shall be excluded.

     "CONSTRUCTION BUDGET" means itemized schedules setting forth on a line item basis all of the costs (including financing costs) estimated to be incurred in connection with the financing, design, development, construction, equipping and opening of East Chicago Showboat, as such schedules are delivered to the Disbursement Agent on the Issuance Date and as amended from time to time in accordance with the terms of the Escrow and Disbursement Agreement.

     "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

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

     "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to March 15, 2003.

     "EAST CHICAGO SHOWBOAT" means the Casino, Pavilion, parking garage, breakwater and other land-based and dockside facilities proposed to be constructed in East Chicago, Indiana as described in this Prospectus, as the Plans may be amended pursuant to the Indenture and the Collateral Documents, but excluding (i) any obsolete personal property or real property improvement determined by the Board of Directors to be no longer useful or necessary to the operations or support of East Chicago Showboat and (ii) any equipment leased from a third party in the ordinary course of business.

     "ECCF"  means  East Chicago Community Foundation,  Inc.,  an
Indiana non-profit corporation.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "ESCROW ACCOUNT" means that certain escrow account into which the net proceeds from the sale of the Notes, together with the Capital Contribution to the extent of cash remaining, if any, have been deposited.

     "ESCROW AND DISBURSEMENT AGREEMENT" means the Escrow and Disbursement Agreement among the Company, Finance Corporation, the Trustee and Showboat, as Escrow Agent and Disbursement Agent, a form of which is attached to the Indenture as an exhibit.

     "EVENT OF LOSS" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following:
(A)  any  loss, destruction or damage of such property or  asset;
(B) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain; (C) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (D) any settlement in lieu of clause (B) or (C) above; PROVIDED that any event under clauses (B), (C) or (D) for the benefit of the Company shall not be an Event of Loss.

     "EXCESS CASH FLOW" means, for any period, the Company's Combined Cash Flow, less the sum of (i) combined cash interest expense (including the interest portion of any payments associated with Capital Lease Obligations and capitalized interest) of the Company and its Restricted Subsidiaries that is actually paid during such period, (ii) up to $12 million in combined capital expenditures of the Company and its Restricted Subsidiaries that are actually made during such period, (iii) principal payments on the Notes or any other Indebtedness (including the principal portion of any Capital Lease Obligations) of the Company and its Restricted Subsidiaries that are actually made or paid during such period, (iv) the amount distributed in respect of the same period under clause (z) of the covenant titled "Restricted Payments" in respect of income taxes, and (v) $3 million, all determined on a combined basis in accordance with GAAP.

     "EXISTING INDEBTEDNESS" means up to $1 million in aggregate principal amount of Indebtedness (other than Capital Lease Obligations) of the Company and its Restricted Subsidiaries in existence on the Issuance Date, plus interest accruing thereon, after application of the net proceeds of the sale of the Notes as described in this Prospectus, until such amounts are repaid.

     "FIRST MORTGAGE NOTE COLLATERAL" means all assets, now owned or hereafter acquired, of the Company or any Guarantor defined as Collateral in the Collateral Documents, which will initially include all real estate, improvements and all personal property owned by the Company and any Restricted Subsidiary with certain exceptions as provided in the Collateral Documents and the Indenture. Herein, the term "Note Collateral" is used in place of "First Mortgage Note Collateral."

     "FIRST MORTGAGE NOTES" means the 13 1/2% Series A First Mortgage Notes due March 15, 2003 issued pursuant to the Indenture and the 13 1/2% Series B First Mortgage Notes due March 15, 2003 to be issued pursuant to the Indenture. Herein, the term "Notes" is used in place of "First Mortgage Notes."

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

     "FIRST    PREFERRED    SHIP  MORTGAGE"   means   the   first
preferred ship mortgage attached as an Exhibit to the Indenture.

     "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person as of any date, the ratio of the Combined Cash Flow of such Person for the most recently ended four full fiscal quarters for which internal financial statements are available to Fixed Charges for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Disqualified Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers, consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the applicable four-quarter reference period.

     "FIXED CHARGES" means, with respect to any Person for any period, the sum of (i) Combined Interest Expense of such Person for such period, (ii) any capitalized interest not deducted in calculating Combined Net Income and (iii) to the extent not included above, the maximum amount of interest which would have to be paid by such Person or its Restricted Subsidiaries under a Guarantee of Indebtedness of any other Person if such Guarantee were called upon, in each case, on a combined basis and in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time. For the purposes of the Indenture, the term "combined" with respect to any Person shall mean such Person combined with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.

     "GAMING AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Indiana Commission and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

     "GAMING LICENSE" means every material license, franchise or other authorization required to own, lease, operate or otherwise conduct gaming activities of the Company or any of its
Subsidiaries,  including without limitation,  all  such  licenses granted under the Indiana Riverboat Gambling Act, and the regulations promulgated pursuant thereto, and any other applicable federal, state, foreign or local laws.

     "GOVERNMENT SECURITIES" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; PROVIDED, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

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     "GUARANTEE"    means    a    guarantee   (other   than    by
endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner
(including,   without   limitation,   letters   of   credit   and
reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

     "INDEBTEDNESS" means, with respect to any Person, (a) any indebtedness of such Person, whether or not contingent (i) in respect of borrowed money (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capital Lease Obligations), except any such balance that constitutes an accrued expense or trade payable, or
(iv) representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP,
(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person). For purposes of this definition, the term Indebtedness shall not include any amount of the liability in respect of any operating lease that at such time would not be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP.

     "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the Board of Directors, (i) qualified to perform the task for which it has been engaged and
(ii) disinterested and independent with respect to the Company and all of the Subsidiaries, each Affiliate of the Company, and the Permitted Holder and its Related Parties.

     "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, a form of which is attached to the Indenture as an exhibit.

     "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees and any guarantee of performance for the benefit of a third Person or commitment to invest in a third Person, in each case to the extent of such guarantee or such commitment and measured at the time such guarantee of performance or commitment to invest is made), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "ISSUANCE DATE" means the closing date for the sale and original issuance of the Notes.

     "LEASEHOLD MORTGAGE" means that certain Leasehold Mortgage and Security Agreement dated as of March 28, 1996 granted by the Company in favor of the Trustee relating to the leasehold estate as more particularly described therein.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "MANAGEMENT AGREEMENT" means the Management Agreement dated as of March 1, 1996 between the Manager and the Company, as in effect on the Issuance Date.

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

     "MANAGER"   means  Showboat Marina Partnership,  an  Indiana
general partnership.

     "MINIMUM FACILITIES" means, with respect to East Chicago Showboat, a passenger vessel fully documented and certified by the Coast Guard licensed to accommodate at least 1,800 passengers (in addition to master, crew and any other employees of the Company) with all engines, propulsion, navigation, safety, heating and air conditioning, and other marine equipment necessary for the proper and safe operation of a cruising vessel and with a casino of at least 1,800 gaming positions of operating slot machines and operating table games (assuming 12 gaming positions per craps table and 7 gaming positions per other tables), 800 usable parking spaces in a parking garage, together with all necessary dockside facilities for embarking and disembarking passengers and all banking, coin, security and other ancillary equipment and facilities necessary to operate East Chicago Showboat on at least a 20 hour per day, seven day per week, 365 day per year basis.

     "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and calculated before deducting any amortization of pre-opening expenses incurred prior to the date East Chicago Showboat is Operating and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (iii) excluding any extraordinary gain (but not loss).

     "NET LOSS PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees) and any taxes paid or payable as a result thereof.

     "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien (other than the Notes) on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

     "NET REVENUES" means, with respect to any Person for any period, the net revenues (after promotional allowances) of such Person and its Restricted Subsidiaries calculated on a combined basis in accordance with GAAP.

     "NON-RECOURSE FINANCING" means Indebtedness incurred in connection with the purchase or lease of personal or real property useful in the Principal Business and as to which the lender upon default (i) may seek recourse or payment only through the return or sale of the property or equipment so purchased or leased and (ii) may not otherwise assert a valid claim for payment on such Indebtedness against the Company or any Restricted Subsidiary or any other property of the Company or any Restricted Subsidiary.

     "NON-RECOURSE INDEBTEDNESS" means Indebtedness or Disqualified Stock, as the case may be, or that portion of Indebtedness or Disqualified Stock, as the case may be, (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support pursuant to any undertaking, agreement or instrument that would constitute Indebtedness or Disqualified Stock, as the case may be, or
(ii) is directly or indirectly liable, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness or Disqualified Stock, as the case may be, of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or Disqualified Stock, as the case may be, or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "NOTE   COLLATERAL"  is  used herein  for  the  term  "First
Mortgage Note Collateral," as used in the Indenture.

     "NOTES" is used herein for the term "First Mortgage Notes," as used in the Indenture.

     "OBLIGATIONS"  means  any  principal,  interest,  penalties,
fees,   indemnifications,  reimbursements,  damages   and   other
liabilities   payable  under  the  documentation  governing   any
Indebtedness.

     "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company or a Guarantor, as the case may be, by two Officers of the Company or a Guarantor, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or a Guarantor, as the case may be, that meets the requirements set forth in the Indenture.

     "OPERATING" means, with respect to East Chicago Showboat, the first time that (i) all Gaming Licenses have been granted, are in full force and effect and have not been revoked or suspended, (ii) all Liens (other than Liens created by the Collateral Documents or Permitted Liens) related to the construction of East Chicago Showboat have been discharged or, if payment is not yet due or if such payment is contested in good faith by the Company relating thereto, sufficient funds remain in the Collateral Account to discharge such Liens, (iii) East Chicago Showboat is in a condition (including installation of furnishings, fixtures and equipment) to receive guests in the ordinary course of business, (iv) gaming and other operations in accordance with applicable law are open to the general public and are being conducted at East Chicago Showboat with respect to at least the Minimum Facilities, (v) the Casino has been certified by the U.S. Coast Guard, and (vi) a notice of completion of East Chicago Showboat has been duly recorded in Indiana.

     "OPERATING YEAR" means the four full consecutive fiscal quarter period of the Company first beginning after the date that East Chicago Showboat first becomes Operating, and each succeeding four full consecutive fiscal quarter period thereafter that begins immediately after each anniversary of the date East Chicago Showboat first becomes Operating.

     "PARENT  PARTNERSHIP" means Showboat Marina Partnership,  an
Indiana general partnership.

     "PERMITTED HOLDER" means Showboat.

     "PERMITTED INVESTMENTS" means (a) any Investments in the Company, any Guarantor or in any Restricted Subsidiary if the Investments in such Restricted Subsidiary from the Company, any Guarantor or any of the other Restricted Subsidiaries aggregate less than $1 million; (b) any Investments in Cash Equivalents; and (c) Investments by the Company or any Restricted Subsidiary of the Company in any Person, if as a result of such Investment
(i) such Person becomes a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated, dissolved or wound-up into, the Company or a Guarantor.


     "PERMITTED LIENS" means (a) Liens in favor of the Company; PROVIDED that if such Liens are on any Note Collateral, that such Liens are either collaterally assigned to the Trustee or subordinate to the Lien in favor of the Trustee securing the Notes or any Note Guarantee; (b) Liens on property of a Person existing at the time such Person is merged into or consolidated with or into, or wound up into, the Company or any Restricted Subsidiary of the Company; PROVIDED, that such Liens were in existence prior to the contemplation of such merger or consolidation or winding up and do not extend to any other assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary and any replacement or accession to such property; (c) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (d) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business or in the construction of East Chicago Showboat and which obligations are not expressly prohibited by the Indenture; PROVIDED, HOWEVER, that the Company has obtained a title insurance endorsement insuring against losses arising therewith or if such Lien arises after completion of East Chicago Showboat, the Company has bonded within a reasonable time after becoming aware of the existence of such Lien; (e) Liens securing obligations in respect of the Indenture, the Notes and any Note Guarantee; (f) any existing Liens listed on the Project Title Insurance, as such term is defined in the Leasehold Mortgage, and leases, to the extent permitted pursuant to the covenant entitled "Restrictions on Leasing and Dedication of Property"; (g) (1) Liens for taxes, assessments or governmental charges or claims or (2) statutory Liens of landlords, and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, crew wages, maritime or other similar Liens arising in the ordinary course of business or in the construction of East Chicago Showboat, in the case of each of (1) and (2), with respect to amounts that either (A) are not yet delinquent or (B) are being contested in good faith by appropriate proceedings as to which appropriate reserves or other provisions have been made in accordance with GAAP; PROVIDED,

HOWEVER,   that  the  Company  has  obtained  a  title  insurance
endorsement insuring against losses arising therewith or if such Lien arises after completion of East Chicago Showboat, the Company has bonded within a reasonable time after becoming aware of the existence of such Lien; (h) easements, rights-of-way,
navigational   servitudes,   restrictions,   minor   defects   or
irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary
conduct   of   business  of  the  Company  and   its   Restricted
Subsidiaries;  (i)  Liens  securing  purchase  money   or   lease
obligations otherwise permitted by the Indenture incurred or assumed in connection with the acquisition, purchase or lease of real or personal property to be used in the Principal Business of the Company or any of its Restricted Subsidiaries; PROVIDED, that such Lien does not extend to any Note Collateral or to any property or assets of the Company or any Restricted Subsidiary other than the property or assets so purchased or leased; (j) Liens on East Chicago Showboat or any related facilities or real
estate   securing  any  Indebtedness  permitted  to  be  incurred
pursuant  to the covenant titled "Incurrence of Indebtedness  and
Issuance of Disqualified Stock," which is used to finance the Project Expansion Costs of a Project Expansion; PROVIDED that (i) such Lien is junior or PARI PASSU (or on a parity with) to the Lien securing the Notes; (ii) the aggregate principal amount of such Indebtedness does not exceed 70% of the aggregate Project Expansion Costs of such Project Expansion; (iii) the Notes are secured by such Project Expansion on a senior or PARI PASSU with or on a parity with respect to such Lien; and (iv) with respect to any Indebtedness secured by a Lien ranking PARI PASSU with or on a parity with the Lien securing the Notes, (A) the holders of such Indebtedness or any trustee or other representative thereof becomes a party to an Intercreditor Agreement substantially in the form attached to the Indenture as an exhibit and exercises rights and remedies in accordance with the provisions thereof, and (B) the Trustee receives an endorsement to its title insurance policy relating to the Lien of the Leasehold Mortgage insuring the continuing priority of such Lien as set forth in the title insurance policy; and (k) a leasehold mortgage in favor of a party financing the lessee of space within East Chicago Showboat provided that (i) the lease affected by such leasehold mortgage
is permitted pursuant  to  the  covenant   entitled "Restrictions
on Leasing and Dedication of Property," (ii) neither the Company nor any Restricted Subsidiary is liable for the payment of any principal of, or interest or premium on, such financing and (ii) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Lien of the Leasehold Mortgage.


     "PERMITTED PROCEED USES" means (i) funding interest payments on the Notes, (ii) repurchasing of Notes pursuant to a repurchase offer, (iii) funding Project Costs relating to East Chicago Showboat in accordance with the Escrow and Disbursement Agreement and (iv) providing working capital, to the extent of funds remaining after the payment of the items set forth in clauses (i) through (iii) above.

     "PERSON"  means  any  individual, corporation,  partnership,
joint   venture,   association,   joint-stock   company,   trust,
unincorporated  organization,  government  or   any   agency   or
political subdivision thereof or any other entity.

     "PLANS" means all drawings, plans and specifications prepared by or on behalf of the Company and its Restricted Subsidiaries, as the same may be amended, modified or supplemented from time to time, and, if required, submitted to and approved by the appropriate Gaming Authorities, which describe and show East Chicago Showboat and the labor and materials necessary for construction thereof.

     "PREFERRED   STOCK"  means  any  Equity  Interest   with   a
preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

     "PRINCIPAL BUSINESS" means the casino gaming and resort business and any activity or business incidental, directly related or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation or other activity or business designed to promote, market, support, develop, construct or enhance the casino gaming and resort business operated by the Company and its Restricted Subsidiaries.

     "PROJECT" means East Chicago Showboat.

     "PROJECT ASSETS" means, with respect to East Chicago Showboat at any time, all of the assets then in use related to East Chicago Showboat including the Casino, Pavilion, parking garage, breakwater any real estate assets, any buildings or improvements thereon, and all equipment, furnishings and fixtures, but excluding: (i) any obsolete personal property or real property improvement determined by the Board of Directors to be no longer useful or necessary to the operations or support of East Chicago Showboat and (ii) any equipment leased from a third party in the ordinary course of business.

     "PROJECT COSTS" means, with respect to the construction or development of East Chicago Showboat, the aggregate costs required to complete the construction or development of East Chicago Showboat, through the date on which East Chicago Showboat is Operating in accordance with the Plans, the applicable legal requirements and the Construction Budget.

     "PROJECT EXPANSION" means any addition, improvement, extension or capital repair to East Chicago Showboat or any contiguous or adjacent property, including the purchases of real estate improvements thereon, but excluding separable furniture.

     "PROJECT EXPANSION COSTS" means, with respect to a Project Expansion, the aggregate costs required to complete such Project Expansion, including direct costs related thereto including, but not limited to, construction management, architectural, engineering, interior design, legal and other professional fees, site work, utility installation, permits, certificates and bonds, but excluding principal or interest payments on any Indebtedness, operating expenses (including, but not limited to, non-construction supplies and pre-opening expenses) and any allocation to corporate overhead or administrative expenses of the Company, any Guarantor, or any Subsidiary.

     "PROJECT TITLE INSURANCE " means any lender's policy of title insurance issued to the Trustee for the benefit of the Holders.

     "RELATED PARTIES" means any Wholly Owned Subsidiary  of  the
Permitted Holder.

     "RESTRICTED INVESTMENT" means (i) an Investment other than a Permitted Investment or (ii) any sale, conveyance, lease, transfer or other disposition of assets at less than fair market value to an Unrestricted Subsidiary; PROVIDED that the amount of such Restricted Investment under this clause (ii) shall be such difference in value.

     "RESTRICTED SUBSIDIARY" means, at any time, any direct or indirect Subsidiary of the Company that is not then an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

     "SECOND CENTURY" means East Chicago Second Century, Inc. or any successor corporation that is entitled to receive 0.75% of the Adjusted Gross Gaming Receipts (as defined in certain economic development commitments to the City of East Chicago) of East Chicago Showboat under the Certificate of Suitability.

     "SHOWBOAT" means Showboat, Inc., a Nevada corporation.

     "SHOWBOAT INDIANA" means Showboat Indiana, Inc., a Nevada corporation.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary which would be a  "significant subsidiary" as defined in Article 1, Rule 1-02 of
Regulation  S-X,  promulgated  pursuant  to  the  Act,  as   such
Regulation is in effect on the Issuance Date.

     "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries which is expressly by its terms subordinated in right of payment to the Notes or any Note Guarantee.

     "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership of which more than 50% of such partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "TCEF"  means  Twin  City  Education  Foundation,  Inc.,  an
Indiana non-profit corporation.

     "UNRESTRICTED SUBSIDIARY" means any entity that would have been a Restricted Subsidiary of the Company but for its designation as an "Unrestricted Subsidiary" in accordance with the provisions of the Indenture, so long as it remains an Unrestricted Subsidiary in accordance with the terms of the Indenture.

     "VOTING STOCK" means, with respect to any Person, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required  payments  of  principal,  including  payment  at  final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

     "WHOLLY  OWNED  RESTRICTED SUBSIDIARY" is any  Wholly  Owned
Subsidiary that is a Restricted Subsidiary.

     "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

             CERTAIN U.S. INCOME TAX CONSIDERATIONS

     The following discussion is a general summary of certain material federal income tax consequences expected to result to holders of the Notes. This discussion is based on laws, regulations, rulings and judicial decisions now in effect, all of which are subject to change. Any such change could be retroactive in effect.

     This discussion does not cover all aspects of federal income taxation that may be relevant to a particular holder in light of such holder's individual investment circumstances or to holders that may be subject to special tax treatment (such as life insurance companies, financial institutions, tax-exempt organizations (including qualified pension or profit sharing plans and foreign taxpayers), and no aspect of foreign, state or local taxation is addressed. This discussion is limited to holders who hold their Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR FOR THE FEDERAL AND STATE INCOME AND OTHER TAX CONSEQUENCES PECULIAR TO SUCH HOLDER ARISING FROM HOLDING OR DISPOSING OF THE NOTES.

INTEREST

     Holders will be required to report interest income for federal income tax purposes for any interest earned on the Notes in accordance with their method of tax accounting.

SALE, REDEMPTION AND MATURITY OF THE NOTES

     A holder of Notes will recognize gain or loss, if any, on the sale, redemption or maturity of a Note equal to the difference between the fair market value of all consideration received (excluding amounts received that are attributable to accrued and unpaid interest, which amounts must be included as ordinary interest income) upon such sale, redemption or maturity of the Notes and such holder's adjusted tax basis in the Note. Except to the extent of any unrecognized accrued market discount, discussed below, such gain or loss will be capital gain or loss.

     Generally, a holder who purchases Notes subsequent to original issuance at a "market discount" (I.E., at a price below the stated redemption price at maturity) must treat gain recognized on the disposition of such Notes as ordinary income to the extent market discount accrued while the debt instrument was held by such holder, unless such holder made an election to include such market discount in income as it accrued. Such an election would apply to all market discount obligations acquired on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

     Holders who purchase Notes subsequent to original issuance should consult their own tax advisors regarding the amount of any market discount accrued with respect to Notes held by them.

AMORTIZABLE BOND PREMIUM

     If the holder's initial tax basis in the Notes at acquisition exceeds their amount payable at maturity, the excess will be treated as "amortizable bond premium." In such case, the holder may elect under Section 171 of the Code to amortize the bond premium annually under a constant yield method. The holder's adjusted tax basis in the Notes is decreased by the amount of the allowable amortization. Because the Notes have early call provision, holders must take such call provisions into account to determine the amount of amortizable bond premium. Amortizable bond premium is treated as an offset to interest received on the obligation rather than as an interest deduction, except as may be provided in the Treasury Regulations. An election to amortize bond premium would apply to amortizable bond premium on all taxable bonds held at or acquired after the beginning of the holder's taxable year as to which the election is made, and may be revoked only with the consent of the IRS. Holders who acquire their Notes with amortizable bond premium should consult their own tax advisor.

ISSUER OF THE NOTES

     Showboat Partnership will claim all deductions for interest expense with respect to the Notes. Showboat Partnership will not treat Finance Corporation as the issuer of the Notes for federal income tax purposes.

BACKUP WITHHOLDING

     A holder of Notes may be subject to backup withholding at the rate of 31% with respect to interest paid on, or gross proceeds from, the sale of the Notes, unless such holder (a) is a corporation or comes within certain other exempt categories or
(b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder who does not provide Showboat Partnership with its correct taxpayer identification number may be subject to penalties imposed by the IRS.

     Showboat Partnership will report to the holders of Notes and the IRS the amount of any "reportable payments" (including any interest paid) and any amount withheld with respect to the Notes during the calendar year.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder's federal income tax liability, provided that the required information is furnished to the IRS.

                      PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by any broker-dealer for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing  of  options  on the New Notes or a combination  of  such methods  of  resale, at market prices prevailing at the  time  of resale,  at  prices related to such prevailing market  prices  or
negotiated  prices.   Any such resale may  be  made  directly  to
purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of counsel for the Initial Purchasers and the Trustee) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                          LEGAL MATTERS

     Certain legal matters with regard to the validity of the New Notes will be passed upon for the Company by Kummer Kaempfer Bonner & Renshaw, Las Vegas, Nevada. Also, certain legal matters with respect to Showboat will be passed upon for Showboat by Kummer Kaempfer Bonner & Renshaw, Las Vegas, Nevada. H. Gregory Nasky, of counsel to the law firm of Kummer Kaempfer Bonner & Renshaw, is a Director and the Secretary of Showboat Indiana, Inc. and John N. Brewer, a partner with the law firm of Kummer Kaempfer Bonner & Renshaw, is an Assistant Secretary of Showboat Indiana, Inc. and Showboat Marina Finance Corporation.

                             EXPERTS

     The consolidated financial statements of Showboat Marina Casino Partnership as of March 31, 1996 and for the period from March 29, 1996 (commencement of development) through March 31, 1996 and the financial statements of Showboat Marina Partnership for the period January 1, 1996 through March 28, 1996, the year ended December 31, 1995, and the period from January 31, 1994 (inception) through December 31, 1994 have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                  INDEX TO FINANCIAL STATEMENTS

                                                           PAGE

Showboat Marina Casino Partnership (Showboat Partnership)
and Showboat Marina Partnership (Predecessor)
Independent Auditors' Report                                F-2


Balance Sheet as of March 31, 1996                          F-3

Statement of Operations for the Period from March 29, 1996
(commencement of development) through March 31, 1996        F-4

Statement of Partners' Capital for the Period from
March 29, 1996 (commencement of development) through
March 31, 1996                                              F-5


Statements of Cash Flows for the Period from March 29, 1996
(commencement of development) through March 31, 1996 -
Showboat Partnership                                        F-6


Statements of Cash Flows for the Period January 1, 1996
through March 28, 1996, the Year Ended December 31, 1995
and the Period January 31, 1994 (inception) though December
31, 1994 - Predecessor                                      F-6

Notes to Consolidated Financial Statements                  F-7

                  INDEPENDENT AUDITORS' REPORT

The Partners
Showboat Marina Casino Partnership:



     We have audited the accompanying consolidated balance sheet of Showboat Marina Casino Partnership (Showboat Partnership) (a development stage entity) as of March 31, 1996 and the related consolidated statements of operations, partners' capital, and cash flows for the period from March 29, 1996 (commencement of development) through March 31, 1996 and the related statements of cash flows of Showboat Marina Partnership (Predecessor) for the period from January 1, 1996 through March 28, 1996, the year ended December 31, 1995 and the period from January 31, 1994 (inception) through December 31, 1994. These consolidated financial statements are the responsibility of the Partnership's and Predecessor's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Showboat Marina Casino Partnership (a development stage entity) as of March 31, 1996, and the results of its operations and cash flows for the period from March 29, 1996 (commencement of development) through March 31, 1996, in conformity with generally accepted accounting principles. Further in our opinion, the aforementioned Predecessor financial statements present fairly, in all material respects, its cash flows for the period from January 1, 1996 through March 28, 1996, the year ended December 31, 1995 and the period from January 31, 1994 (inception) through December 31, 1994, in conformity with generally accepted accounting principles.


Las Vegas, Nevada
May 1, 1996


                                /S/  KPMG PEAT MARWICK LLP



               SHOWBOAT MARINA CASINO PARTNERSHIP

                  (A DEVELOPMENT STAGE ENTITY)

                   CONSOLIDATED BALANCE SHEET

                         March 31, 1996

                               ASSETS

Cash held in escrow                                  $    157,295,018

Interest receivable                                            59,287

Property and equipment:
Land improvements                                           2,122,505
Furniture, fixtures and equipment                             654,941
Construction in progress                                   10,413,434
Total property and equipment                               13,190,880

Licensing costs                                             2,372,731
Economic development costs                                  1,120,275
Debt issuance costs                                         5,619,418
Other assets                                                  425,060

                                                            9,537,484

                                                     $    180,082,669




                 LIABILITIES AND PARTNERS' CAPITAL

Accounts payable                                     $        946,465
Accrued expenses                                              152,419
Long-term debt                                            140,000,000
Total liabilities                                         141,098,884

Commitments and contingencies


Partners' capital (includes deficit accumulated
during the development stage of $16,2215)                  38,983,785


                                                     $    180,082,669


     See accompanying notes to consolidated financial statements

        SHOWBOAT MARINA CASINO PARTNERSHIP (PARTNERSHIP)

                  (A DEVELOPMENT STAGE ENTITY)

                               AND

               Consolidated Statement of Operations

                    Period from March 29, 1996
       (Commencement of development) through March 31, 1996

Interest income                                       =   59,287

Interest expense, net of $ 17,630 capitalized            (75,502)

         Net loss accumulated during the development
          stage                                       =  (16,215)


     See accompanying notes to consolidated financial statements


        SHOWBOAT MARINA CASINO PARTNERSHIP (PARTNERSHIP)

                  (A DEVELOPMENT STAGE ENTITY)

                               AND

          Consolidated Statement of Partners' Capital

                    Period from March 29, 1996
       (Commencement of development) through March 31, 1996

                                                                        SHOWBOAT
                                                         SHOWBOAT        MARINA
                                                          MARINA       INVESTMENT
                                                        PARTNERSHIP    PARTNERSHIP       TOTAL

Balance at beginning of period.......................   $         -     $         -     $       -

Capital contributions................................    21,897,287        390,000     22,287,287

Net loss accumulated during the development
 stage...............................................      (16,053)          (162)       (16,215)

Transfer of net assets from Showboat Marina
 Partnership.........................................    16,712,713              _     16,712,713

Balance at March 31, 1996............................   $38,593,947    $   389,838    $38,983,785


                See accompanying notes to consolidated financial statements



    SHOWBOAT MARINA CASINO PARTNERSHIP (SHOWBOAT PARTNERSHIP)


                  (A DEVELOPMENT STAGE ENTITY)

                               AND

            SHOWBOAT MARINA PARTNERSHIP (PREDECESSOR)

              Consolidated Statements of Cash Flows


                     SHOWBOAT PARTNERSHIP                 PREDECESSOR

                         PERIOD FROM
                          MARCH 29,
                             1996                                     PERIOD FROM
                        (COMMENCEMENT    PERIOD FROM                  JANUARY 31,    CUMULATIVE
                              OF         JANUARY 1,                      1994       PERIOD FROM
                         DEVELOPMENT)   1996 THROUGH                  (INCEPTION)   JANUARY 31,
                        THROUGH MARCH     MARCH 28,     YEAR ENDED      THROUGH     1994 THROUGH
                           31, 1996         1996       DECEMBER 31,    DECEMBER      MARCH 31,
                                                           1995        31, 1994         1996
Cash flows from
 operating activities:
Net loss                  $  (16,215)     $        -   $         -   $         -     $    (16,215)
Interest receivable          (59,287)              -             -             -          (59,287)
Licensing costs                    -        (275,892)   (1,466,579)     (630,260)      (2,372,731)
Other assets                       -         (68,491)     (337,345)      (19,224)        (425,060)
Accounts payable                   -         443,044       503,421             -           946,465
Accrued expenses             152,419               -             -             -          152,419
Net cash provided by
 (used in) operating          76,917          98,661    (1,300,503)     (649,484)      (1,774,409)
 activities

Cash flows from
 investing activities:
Economic development
 costs                             -          (7,167)   (1,113,108)            -       (1,120,275)
Purchase of land
 improvements                      -       (286,402)    (1,788,699)      (47,404)      (2,122,505)
Purchase of property
 and equipment                     -       (198,112)      (456,829)            -         (654,941)
Payments for
 construction in                   -     (5,245,575)    (4,239,144)     (928,715)     (10,413,434)
 progress
  Advance to affiliate
                                   -           (400)             -             -             (400)
Net cash used in
 investing activities              -     (5,737,656)    (7,597,780)     (976,119)     (14,311,555)

 Cash flows from
   financing
   activities:
  Proceeds from
   issuance of notes
   payable, net of       134,930,814       (550,232)             -             -      134,380,582
   issuance costs
  Loan from affiliate              -     28,118,377      6,182,623             -       34,301,000
  Capital contributions   22,287,287    (22,287,287)     3,074,397     1,625,603        4,700,000

Net cash provided by
 financing activities    157,218,101      5,280,858      9,257,020     1,625,603      173,381,582

Net increase
 (decrease) in cash      157,295,018       (358,137)       358,737                    157,295,618
 Cash at beginning of              -        358,137              -             -                -
   period
 Cash at end of period  $157,295,018    $       600    $   358,737   $         -     $157,295,618



     See accompanying notes to consolidated financial statement

    SHOWBOAT MARINA CASINO PARTNERSHIP (SHOWBOAT PARTNERSHIP)


                  (A DEVELOPMENT STAGE ENTITY)

                               AND

            SHOWBOAT MARINA PARTNERSHIP (PREDECESSOR)

           Notes to Consolidated Financial Statements

                         March 31, 1996

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS


   The accompanying consolidated financial statements present the financial position, results of operations and cash flows of Showboat Marina Casino Partnership (a development stage entity) (Showboat Partnership) and its wholly owned subsidiary, Showboat Marina Finance Corporation (Finance Corporation) as of and for the period from March 29, 1996 (commencement of development) through March 31, 1996. These financial statements also present the cash flows of Showboat Marina Partnership (Predecessor) for the period from January 1, 1996 through March 28, 1996, the year ended December 31, 1995 and the period from January 31, 1994 (inception) through December 31, 1994. The Predecessor had no operations through March 28, 1996 other than development and licensing activities, the cost of which were capitalized and subsequently contributed to the Showboat Partnership as described below. Therefore a statement of operations has not been provided for the Predecessor.



   Showboat Partnership is a general partnership and was formed as of March 1, 1996 for the purpose of developing a riverboat casino complex in East Chicago, Indiana to be operated on Lake Michigan. The complex will consist of a gambling cruise vessel and a land based support facility (the East Chicago Showboat). The East Chicago Showboat is expected to contain approximately 51,000 square feet of gaming space with approximately 1,700 slot machines and approximately 86 table games. Finance Corporation was incorporated on March 7, 1996 to assist Showboat Partnership in financing the East Chicago Showboat. The Predecessor was formed on January 31, 1994 and has been developing the project prior to the formation of the Showboat Partnership.



   The Showboat Partnership is owned 99% by the Predecessor and 1%
   by  Showboat  Marina  Investment  Partnership.   The  Showboat
   Partnership  is  effectively  owned  55%  by   Showboat,  Inc.
   (Showboat) and 45% by Waterfront Entertainment and Development, Inc. (Waterfront) through various partnership interests.



   The Predecessor has applied for the sole riverboat gaming license allocated to East Chicago, Indiana and was granted a certificate of suitability (the Certificate of Suitability) by the Indiana Gaming Commission on January 8, 1996. On March 20, 1996, the Predecessor received approval to transfer the Certificate of Suitability to the Showboat Partnership. As of March 27, 1996, the Predecessor contributed the Certificate of Suitability, and on March 28, 1996 all of its assets (except for the capital stock of Second Century discussed in Note 2), liabilities and obligations were contributed to the Showboat Partnership.



   Showboat, through subsidiaries and its majority interest in the Predecessor, will manage the East Chicago Showboat through December 31, 2023 and Predecessor will receive fees equal to 2% of net revenue and 4% of EBITDA, as defined in the management agreement. The management agreement requires the Showboat Partnership to construct the facilities, install the furniture, fixtures and equipment and pay for all preopening costs. After commencement of operations, the Showboat Partnership shall advance, on a timely basis, the funds necessary to conduct the affairs of and maintain the East Chicago Showboat.

   ECONOMIC DEVELOPMENT COSTS


   The Showboat Partnership has incurred certain costs pursuant to an agreement with the City of East Chicago to fund various projects and programs for the benefit of East Chicago residents. Fifty percent of the amount spent for these costs may be credited as an offset against taxes due to East Chicago based on gross receipts for a period not to exceed two years. Any costs incurred in excess of the amount to be offset will be amortized against operations over fifteen years which approximates the estimated time period of the enhanced revenue stream created by entrance into the Chicago area gaming market.


   LICENSING COSTS


   The Showboat Partnership is incurring costs in order to obtain the necessary gaming licenses, including legal costs, filing and investigation fees, which are being capitalized until commencement of operations, at which time such licensing costs will be amortized over five years, the initial term of the gaming license.


   ORGANIZATIONAL COSTS


   The Showboat Partnership is in the development stage and is currently incurring organizational costs which are being capitalized until operations of the riverboat casino complex commence, at which time such organizational costs will be amortized over a five year period. Organizational costs consist primarily of legal fees associated with establishing the business.


   INCOME TAXES

   A provision for income taxes is not recorded because, as a partnership, taxable income or loss is allocated and taxed to the partners based on their respective percentage of ownership. There is no significant difference between bases of assets and liabilities for tax purposes and financial reporting purposes.

   FAIR VALUE OF CERTAIN FINANCIAL INSTRUMENTS

   The  carrying  amount  of receivables,  accounts  payable  and accrued expenses approximates fair value because of the  short
   term   maturity  of  these  instruments.   See  note   5   for
   additional fair value disclosures.

   USE OF ESTIMATES


   Management of the Showboat Partnership has made estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


(2)  CASH HELD IN ESCROW


   The  cash received from the sale of the 13 1/2% first mortgage
   notes,   together  with  the  funds  received   from   capital
   contributions  were  placed in an escrow account.   Funds  can
   only  be released by the escrow agent after certain conditions
   are  met.   These conditions include that Showboat Partnership
   deliver a certificate certifying as to, among other things, the application of the funds to be disbursed, the conformity
   of   construction  undertaken  to  date  with  the  plans  and
   specifications, the expectation that East Chicago Showboat will be operating by October 1, 1997, the obtaining of
   mechanic's   and   materialmen's  lien  releases   and   title
   insurance   policies  or  endorsements   to   existing   title
   insurance policies insuring against any intervening liens, the accuracy of the construction budget for the East Chicago Showboat and the sufficiency of remaining funds to complete East Chicago Showboat. The escrow agreement provides that any funds remaining in the escrow account upon commencement of operations may be disbursed once the Showboat Partnership generates at least $5.0 million of combined cash flow in one fiscal quarter.


(3)  LAND IMPROVEMENTS


   On   October  19,  1995,  the  Predecessor  entered   into   a
   Redevelopment Project Lease (which was transferred to the Showboat Partnership) with the City of East Chicago, Department of Redevelopment pursuant to which the City of East Chicago granted the Showboat Partnership a leasehold interest in certain property in East Chicago, Indiana and the exclusive right to dock and operate a riverboat casino in East Chicago, Indiana and to construct ancillary land based facilities, which may include restaurants, entertainment facilities and parking areas. The Showboat Partnership is in the process of improving the land covered by the lease and constructing land based facilities thereon.



   In exchange for such exclusivity, the Showboat Partnership is obligated to pay East Chicago $400,000 in annual rental with such rental being adjusted every three years by the same percentage as the percentage increase in the Consumer Price Index (CPI) over the previous three years subject to a maximum 5% increase for each adjustment.



   The term of the lease agreement is thirty years from the date the Showboat Partnership received the Certificate of Suitability from the Indiana Gaming Commission which occurred on January 8, 1996, which term may be renewed for two additional thirty
   year   terms   at  the  election  of the Showboat Partnership.
   The Showboat Partnership shall complete construction within 18 months of receiving the Certificate of Suitability or shall pay the City of East Chicago $250,000 per additional month needed for construction, unless the Showboat Partnership has opened a temporary riverboat casino.



   If someone other than the Showboat Partnership receives the license to operate the East Chicago Showboat or the Showboat Partnership does not have its license renewed or its license is revoked or suspended, either party may terminate the lease agreement by written notice.


(4)  ECONOMIC DEVELOPMENT AGREEMENT


   The Predecessor has entered into an agreement with the City of East Chicago in April of 1994, subsequently amended in April of 1995 and clarified through oral and written presentations to the Indiana Gaming Commission. This agreement was transferred to the Showboat Partnership on March 27, 1996 after approval from the Indiana Gaming Commission.


   The components of the economic development costs and the subparagraphs explaining the nature of the costs at March 31, 1996 are as follows:


    Economic development initiatives (4e)                     $1,000,878
    Healthy East Chicago Wellness Program (3a)                    14,085
    City Planner payroll expenses (5a)                            68,307
    Training Scholarships (4a)                                    18,151
    Reimbursement of expenses incurred by the City (5b)           18,854
                                                              $1,120,275

   The agreement to promote the City's Economic Development, above and beyond the economic benefits generated by the capital investment at the site and the employment
   opportunities  to  be  created,  consists  of  the   following
   components:


    1. Upon commencement of gaming operations, the Showboat Partnership will contribute annually to and for the benefit of economic development, education and community development in the City an amount equal to 3% of the
        Showboat Partnership's adjusted gross receipts (as defined in the Indiana Riverboat Gambling Act). Said contribution to be distributed as follows:


        a.  1% to the City of East Chicago
        b.  1% to the Twin City Education Foundation, Inc. (TCEF)
            - a nonprofit Indiana Corporation
        c.  1%  to  the  East Chicago Community Foundation,  Inc.
            (ECCF) - also a nonprofit Indiana Corporation


    2. To serve as a catalyst for meaningful and significant economic, commercial and housing development in East
        Chicago, the Predecessor will create and fund East Chicago Second Century, Inc. (Second Century), a for profit development company, whose operations will be funded by an annual contribution in an amount equal to 0.75% of adjusted gross gaming receipts of the Showboat Partnership. The stock of Second Century, as well as any operations or projects, will remain in the Predecessor.


        All   of  Second  Century's  development  activities  and
        projects will:

            .    be direct to sites located within East Chicago
            .    conform  to the City's development  and  master
                 plans
            .    be subject to prior approval by the City.

        As  immediate priorities, the Predecessor agrees and  the
        City   authorizes   Second  Century   to   proceed   with
        development of:


            .   a 5-8 unit retail center adjacent to the Showboat
                Partnership's  employee parking lot  on  Michigan
                Avenue (project cost estimated at $4,000,000)



            . a 68 unit townhouse complex for moderate income citizens on the abandoned Washington High School site. The Predecessor agrees that Second Century will proceed with this townhouse development, even if a gaming license is not granted to the Showboat Partnership (project cost estimated at $5,000,000).



    3. In addition to the above contributions, expressed as a percentage of adjusted gross gaming receipts, the Showboat Partnership agrees to fund with fixed sum contributions the following projects, up to the maximum amount defined for each, regardless of whether or not a gaming license is issued to the Showboat Partnership:


        a.  Healthy East Chicago Wellness Program, not to  exceed
            $200,000

        b.  Comprehensive   Market  Development  Assessment   for
            various transportation corridors in East Chicago, not to exceed $70,000

        c. Various capital improvements to East Chicago, as determined by the City, not to exceed $500,000

        d. Engineering fees related to the water marketing project for extension of East Chicago's water main to south Lake County, not to exceed $500,000

        e. Assessment and Training Center to benefit primarily the youth, but ultimately all residents of East Chicago. (No specific amount has been allocated to this project, and although expressly defined in the 1994 letter of agreement, it was not accounted for in the Economic Development analysis presented to the Indiana Gaming Commission, nor was it considered in the School of Public and Environmental Affairs report generated by the Indiana Gaming Commission.)


        Fifty percent of the fixed sums contributed by the Showboat Partnership toward these five projects will be credited against the 1% share of adjusted gross receipts payable to East Chicago only during the first and, if necessary, second year of operation, unless otherwise approved by the City of East Chicago for credit in subsequent years. The timing of these expenditures has not yet been agreed to with the City of East Chicago.



    4. In addition to fixed sum contributions which are to be credited against East Chicago's 1% share, as defined in the previous paragraph, the Showboat Partnership agrees to fund the following programs, but not subject to the credit against the City's 1% share of adjusted gross receipts; the timing of these expenditures has not yet been agreed to with the City of East Chicago:



        a. Training scholarships in the form of cost free training for East Chicago residents to be employed by the Showboat Partnership, an estimated expense of $1,544,400, including necessary licensing fees for such employees.


        b.  The local share of the proposed Indiana State Highway
            912 extension, projected at $3,500,000.


        c. A pool of $500,000 to provide down payment assistance of 5% of the purchase price of a home in East Chicago, not to exceed $5,000 in each instance, for Showboat Partnership employees who are first time home buyers.



        d. A pool of $5,000,000 to guarantee mortgages up to 25% of the purchase price of a home in East Chicago. Whether funded by a fixed sum contribution or a line of credit, the Showboat Partnership's liability is limited only to the extent of losses that prompt a lender to exercise the mortgage guarantee commitment.



        e. A list of economic development initiatives totaling $4,557,490 - the City reserving the right to reallocate funds among various line items which are broadly categorized under Neighborhood Improvement, Law Enforcement, Other Public Safety, Schools and Infrastructure/Equipment. The Showboat Partnership is committed to funding these economic development initiatives, whether granted a gaming license or not.

    5. Finally, the Showboat Partnership agrees to reimburse the City of East Chicago for the following expenses:


        a. 1994 payroll expenses, not to exceed $70,000, for a City Planner to be hired by the City, with the understanding that the City will include the expenses of the professional planner in its 1995 municipal budget.


        b. Expenses incurred by the City in connection with development of the East Chicago Showboat, including, but not limited to, professional planning fees, engineering, construction of infrastructure, utilities or other improvements at the Pastrick Marina or elsewhere related to the East Chicago Showboat, legal fees and costs, financial consulting fees, other professional consulting fees deemed necessary by East Chicago.



        Reimbursement of the above expenses is not conditioned upon the Showboat Partnership being granted a gaming license, nor is it subject to the credit against the City's 1% share of adjusted gross receipts. However, the Showboat Partnership also agrees to reimburse the City for the cost of any studies, undertaken by the City in
        connection   with  the   Project,  but  not  specifically
        described in the Economic Development Agreement, with the understanding that 50% of any such reimbursement will, in fact, be credited against the City's 1% share of adjusted gross receipts.



    6. Above and beyond the financial obligations contemplated by the Economic Development Agreement, the Showboat
        Partnership is also committed to:


        a. give priority in hiring to qualified residents of East Chicago

        b. subscribe to prevailing standards for the hiring of women and minorities

        c.  give   priority  in  contracting  vendors  to   local
            companies, especially to women and minority owned business enterprises


        d. use local, unionized labor in construction of the East Chicago Showboat, as well as the other projects undertaken by TCEF, ECCF and Second Century.


(5)  LONG-TERM DEBT


   On March 28, 1996, the Showboat Partnership and the Finance Corporation issued $140,000,000 of 13-1/2% First Mortgage Notes due 2003 (Notes) through a private placement. The proceeds from the sale were $134,380,582, net of underwriting discounts and commissions. The proceeds will be used to develop the East Chicago Showboat. Interest is payable on the Notes semiannually on March 15, and September 15 of each year commencing September 15, 1996. The Notes will not be redeemable prior to March 15, 2000, except as otherwise required by a gaming authority. On and after March 15, 2000, the Notes will be redeemable at the option of the Showboat Partnership and the Finance Corporation, in whole or in part, at redemption prices ranging from 106.750% in 2000 through 100.000% in 2002 and thereafter, as defined in the Indenture for the Note (Note Indenture), plus accrued and unpaid interest and liquidated damages, if any.


   The Note Indenture places significant restrictions on the incurrence of additional indebtedness, the creation of additional liens on the collateral securing the Notes,
   transactions   with   affiliates  and   payment   of   certain
   restricted payments.

   The carrying amount of the Notes approximates fair value due to the recent issuance of the Notes at the market rate prevailing on March 28, 1996.


(6)  COMMITMENTS AND CONTINGENCIES


   Thompson Engineering has been retained to provide the Showboat Partnership with basic services related to the reconstruction and the construction phases of the development of the riverboat casino complex. For basic services, the Showboat Partnership shall compensate Thompson Engineering on a time and material basis.



   The Hillier Group has been retained by the Showboat Partnership as the project architect for the pavilion, garage, water treatment plant facade, vessel, and sitework. The Hillier Group will provide the basic services related to the five phases: Schematic Design Phase, Design Development Phase, Construction Documents Phase, Bidding or Negotiation Phase, and the Construction Phase. The compensation for these basic services is time and materials.


   Atlantic Marine, Inc. has been retained to build and equip the Casino vessel. The contract price is fixed at $36,000,000 and is not subject to any escalation whatsoever, but is subject to adjustments, if any, as set forth in the contract.


   The Showboat Partnership has entered into numerous agreements and financial commitments for the construction of leasehold improvements as well as to promote the economic development of the City of East Chicago that must be completed whether or not an owner's license is issued to the Partnership. In the event an owner's license is not issued, the fulfillment of these commitments as well as the realization of the costs already expended could have a material adverse impact on the financial condition, results of operations and liquidity of the Showboat Partnership.



   On October 17, 1995, a complaint (the Complaint) was filed in the Circuit Court of Lake County, Indiana by an individual on behalf of himself and the residents of the City of East Chicago requesting a preliminary injunction to enjoin the Indiana Gaming Commission from conducting a hearing on the Predecessor's application for the sole riverboat casino license in East Chicago, Indiana, and from issuing a Certificate of Suitability to the Predecessor. The Complaint alleges that the City of East Chicago failed to hold an open public bidding process in selecting its applicants, and such failure is in conflict with Indiana gaming laws. On October 19, 1995, the Indiana Gaming Commission commenced the hearing on the East Chicago application, but was served with a temporary restraining order and halted the proceedings. Sub-sequently, in November 1995 the temporary restraining order was dissolved on the basis that no triable issues existed. The Indiana Gaming Commission thereafter conducted further proceedings and granted the Certificate of Suitability to the Predecessor on January 8, 1996. No assurance can be given that the plaintiff or others may not seek another temporary restraining order or injunction at a later time. An unfavor-able outcome of such litigation could have a material adverse effect on the Showboat Partnership and its proposed riverboat casino project in East Chicago, Indiana.


(7)  PARTNERS' CAPITAL


   Showboat, beneficial owner of 55% of the Showboat Partnership, has committed to a standby equity commitment of up to $30,000,000 and a completion guarantee of $30,000,000. The terms of these agreements are as follows:

   The standby equity commitment provides that if during any of the first three full four-quarter periods after the riverboat is operating the Showboat Partnership's combined cash flow is less than $35,000,000 for any such full fiscal four-quarter period, Showboat will cause to be contributed capital contributions that will result in net cash proceeds to the Showboat Partnership for not less than the difference between $35,000,000 and the combined cash flow for the period; provided, however, that in no event shall Showboat be required to cause to be contributed more than $15,000,000 in respect of any one such full fiscal four-quarter period or more than $30,000,000 in the aggregate.



   Showboat has also agreed to complete the East Chicago Showboat so that it becomes operating and will guarantee the payment of all project costs owing prior to such completion. The completion guarantee will be subject to certain limitations, qualifications and exceptions. This obligation goes into effect only in the event there are insufficient funds to meet the costs of developing, constructing and opening the riverboat and is limited to $30,000,000 in the aggregate.

     SELECTED CONSOLIDATED FINANCIAL DATA OF SHOWBOAT, INC.

     The completion of East Chicago Showboat so that it becomes Operating and payment of all Project Costs owing prior to such completion is, subject to certain limitations, qualifications and exceptions, guaranteed by Showboat. Showboat's obligation to complete East Chicago Showboat so that it becomes Operating will not take effect unless there are insufficient funds in the Escrow Account pursuant to the Escrow and Disbursement Agreement to meet the costs of designing, developing, constructing, equipping and opening East Chicago Showboat. Showboat's obligations under the Completion Guarantee are limited to $30.0 million in the aggregate and its obligations will be suspended during the pendency of any force majure event or other event outside the control of the Company which makes completion of East Chicago Showboat physically impossible or unlawful. Showboat is also providing the Standby Equity Commitment pursuant to which it agreed to cause to be made up to $30.0 million in additional capital contributions to the Company during the first three Operating Years if the Company's Combined Cash Flow is less than $35.0 million for any one such Operating Year; however, in no event shall Showboat be required to cause to be contributed more than $15 million in respect of any one such Operating Year. "See Risk Factors-Completion Guarantee," "-Standby Equity Commitment," "Description of New Notes-Completion Guarantee" and "-Standby Equity Commitment."

      The selected consolidated financial data presented below under the captions Statement of Income Data and Balance Sheet Data for, and as of the end of, each of the years in the five-
year period ended December 31, 1995, are derived from the consolidated financial statements of Showboat, Inc. and subsidiaries, which consolidated financial statements have been audited.

                                                                  Year Ended December 31,
                                                            1991           1992          1993
                                                  (In thousands, except per share and ratio data)
Statement of Income Data:
 Net revenues                                             $331,560      $355,236       $375,727
 Total expenses                                            296,059       308,728        329,458
 Income from operations from consolidated subsidiaries      35,501        46,508         46,269
 Equity in income (loss) of unconsolidated affiliate            --            --           (850)
 Income from operations                                     35,501        46,508         45,419
 Interest expense, net <F1>                                 25,399        23,894         21,481
 Income tax expense (benefit)                                4,088         6,757         10,474
 Income before extraordinary items and cumulative
   effect adjustment                                         6,014        15,857         13,464
 Extraordinary items and cumulative effect adjustment          180        (3,408)        (6,123)
 Net income (loss)                                        $  6,194      $ 12,449       $  7,341

 Net income (loss) per share                                  0.55          1.08           0.49
 Cash dividends declared per share                            0.10          0.10           0.10
 Ratio of earnings to fixed charges <F2>                     1.29x         1.68x          1.67x

Other Data:
 Depreciation and amortization                              25,692        22,012         23,303
 Capital expenditures                                       13,203        23,092         70,267

                                                                        As of December 31,
                                                             1991           1992          1993
Balance Sheet Data:
 Cash and cash equivalents                                 $38,690      $99,601        $122,787
 Total assets                                              320,032      384,900         470,700
 Long-term debt (including current maturities)             213,004      209,116         280,617
 Shareholders' equity                                      641,133      126,018         135,158



                                                                                               Three Months
                                                               Year Ended December 31,            Ended
                                                                1994           1995           March 31, 1996
                                                         (In thousands, except per share       (Unaudited)
                                                                 and ratio data)
Statement of Income Data:
 Net revenues                                             $401,333       $428,592             $102,590
 Total expenses                                            362,333        381,896               94,151
 Income from operations from consolidated subsidiaries      39,000         46,696                8,439
 Equity in income (loss) of unconsolidated affiliate        12,828            (22)                  --
 Income from operations                                     51,828         46,674                8,439
 Interest expense, net <F1>                                 24,580         23,467                6,207
 Income tax expense (benefit)                               11,549         11,435                 (796)
 Income before extraordinary items and cumulative
    effect adjustment                                       15,699         13,175                 (801)
 Extraordinary items and cumulative effect adjustment           --             --                   --
 Net income (loss)                                        $ 15,699       $ 13,175             $   (801)

 Net income (loss) per share                                  1.02           0.84                (0.05)
 Cash dividends declared per share                            0.10           0.10                0.025
 Ratio of earnings to fixed charges <F2>                     1.57x          1.22x                 0.63

Other Data:
 Depreciation and amortization                              28,387         31,533                8,018
 Capital expenditures                                       68,274         49,808               20,176


                                                                                               As of
                                                             1994           1995           March 31, 1996
Balance Sheet Data:
 Cash and cash equivalents                                $ 90,429       $106,927             $ 74,360
 Total assets                                              623,691        649,395              794,291
 Long-term debt (including current maturities)             392,035        392,391              532,480
 Shareholders' equity                                      157,461        173,941              178,196

<F1> Interest expense, net of capitalized interest and interest income.
<F2> The ratio of earnings to fixed charges has been computed  by dividing earnings available for fixed charges (income before income taxes, extraordinary items and cumulative effect adjustment plus fixed charges less capitalized interest) by fixed charges (interest expense plus capitalized interest plus the portion of rental expenses deemed to represent interest).

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Showboat Partnership's Partnership Agreement (the "Partnership Agreement") provides that each Partner and its Indemnified Persons (as defined therein) will not be liable, responsible or accountable in damages or otherwise to the Partnership, or to any of the Partners (as defined therein), for any act or omission performed or omitted by them in good faith on behalf of the Partnership and in a manner reasonably believed by them to be within the scope of their authority and in the best interests of the Partnership unless the acts or omissions constitute either fraud, bad faith, gross negligence, or willful misconduct as determined by final decision of a court of competent jurisdiction or which occurred prior to the formation of the Partnership.

     In addition, to the extent that, at law or in equity, a Partner or its Indemnified Persons have duties (including fiduciary duties) and liabilities relating thereto to the Partner or to the Partners, and their Indemnified Persons acting under the Partnership Agreement or otherwise will not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of the Partnership Agreement.

     The Articles of Incorporation of Finance Corporation provides that no director of Finance Corporation will be personally liable to Finance Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for breach of the director's fiduciary duties to Finance Corporation or its stockholders; or (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.

     The Showboat Partnership intends to maintain a directors' and officers' insurance policy which insures the officers and directors of its general partners from any claim arising out of an alleged wrongful act by such person in their respective capacities as officers and directors of the its general partners.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       (A)     EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION

 1.01   Purchase  Agreement  dated March  28,  1996  by  Showboat
        Marina  Casino  Partnership and Showboat  Marina  Finance
        Corporation and confirmed and accepted by Donaldson, Lufkin & Jenrette Securities Corporation and Nomura
        Securities  International, Inc. and Bear, Stearns  &  Co.
        Inc.*

 3.01   Articles  of  Incorporation of  Showboat  Marina  Finance
        Corporation, filed  March 7, 1996.*

 3.02   Bylaws  of  Showboat Marina Finance Corporation certified
        March 21, 1996.*

 3.03   Partnership  Agreement  by and  between  Showboat  Marina
        Partnership and Showboat Marina Investment Partnership dated as of March 1, 1996.*

 4.01   Indenture  dated  as  of March 28, 1996,  among  Showboat
        Marina   Casino  Partnership,  Showboat  Marina   Finance
        Corporation,  Donaldson,  Lufkin  &  Jenrette  Securities
        Corporation,   Nomura  Securities  International,   Inc.,
        Bear,  Stearns  &  Co.  Inc. and American  Bank  National
        Association, as trustee, relating to the 13 1/2 Series  A
        and Series B First Mortgage Notes due 2003.*


 4.02   A/B  Exchange Registration Rights Agreement dated  as  of
        March  28, 1996 among Showboat Marina Casino Partnership,
        Showboat Marina Finance Corporation, Donaldson, Lufkin  &
        Jenrette   Securities  Corporation,   Nomura   Securities
        International, Inc. and Bear, Stearns & Co. Inc.*


 4.03   Specimen  of  13 1/2% Series B First Mortgage  Notes  due
        2003.*



 4.04   Form  of  Letter of Transmittal to American Bank National
        Association as Exchange Agent for exchange  of   13  1/2%
        Series A First Mortgage Notes due 2003.*



 5.01 Opinion and consent of Kummer Kaempfer Bonner & Renshaw as to the legality of securities being registered.*


10.01   Management  Agreement  dated  March  28,  1996,  by   and
        between  Showboat Marina Casino Partnership and  Showboat
        Marina Partnership.*

10.02   Completion  Guarantee  dated  March  28,  1996,  by   and
        between   Showboat,  Inc.  and  American  Bank   National
        Association, as trustee.*

10.03   Completion Guarantor Subordination Agreement dated  March
        28,  1996,  by  and between Showboat, Inc.  and  American
        Bank National Association, as trustee.*

10.04   Standby  Equity Commitment dated March 28, 1996,  by  and
        among   Showboat  Marina  Casino  Partnership,   Showboat
        Marina Finance Corporation and Showboat, Inc.*


10.05   Manager's   Consent  and  Subordination   of   Management
        Agreement  dated March 28, 1996, by and between  Showboat
        Marina    Casino   Partnership   and   Showboat    Marina
        Partnership.*


10.06   Leasehold  Mortgage,  Assignment of  Rents  and  Security
        Agreement  dated  March 28, 1996  and  made  by  Showboat
        Marina  Casino  Partnership  to  American  Bank  National
        Association, as trustee.*

10.07   Escrow  and Disbursement Agreement dated March 28,  1996,
        by   and   among   Showboat  Marina  Casino  Partnership,
        Showboat  Marina Finance Corporation and  Showboat,  Inc.
        (as  escrow  agent and disbursement agent)  and  American
        Bank National Association, as trustee.

10.08   Security  Agreement dated March 28, 1996, among  Showboat
        Marina   Casino  Partnership,  Showboat  Marina   Finance
        Corporation  and  American Bank National Association,  as
        trustee.*

10.09 Environmental Indemnity Agreement dated March 28, 1996, by and between Showboat, Inc. and American Bank National
        Association.*

10.10   Assignment  of  Contracts and Documents dated  March  28,
        1996, by and between Showboat Marina Casino Partnership and American Bank National Association, as trustee.*

10.11   Shipbuilding Contract between Atlantic Marine,  Inc.  and
        Showboat Marina Casino Partnership, dated as of March  8,
        1996.*

10.12 Economic Betterment Commitment Letter Agreement between the City of East Chicago, Indiana and Showboat Marina
        Casino Partnership, dated April 8, 1994.*

10.13 Economic Betterment Commitment Letter Agreement between the City of East Chicago, Indiana and Showboat Marina
        Casino Partnership, dated April 18, 1995.*

10.14   Noncompetition  Agreement  by  and  between  the  Indiana
        Gaming    Commission,    Showboat,    Inc.,    Waterfront
        Entertainment and Development, Inc., and Showboat  Marina
        Partnership, dated December 15, 1995.*


10.15   Redevelopment  Project  Lease  by  and  between  Showboat
        Marina   Partnership  and  the  City  of   East   Chicago
        Department of Redevelopment, dated October 19, 1995.*

10.16   Asset  Transfer Agreement by and between Showboat  Marina
        Partnership   and  Showboat  Marina  Casino  Partnership,
        dated as of March 27, 1996.*

24.01 Consent of Kummer Kaempfer Bonner & Renshaw, contained in Exhibit 5.01.*

24.02   Consent of KPMG Peat Marwick.

25.01   Powers of Attorney.*

26.01 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.*<F1>

27.01   Financial Data Schedule.*


*Previously filed

<F1>  The Form T-1 has been bound and filed separately on May 3,
      1996 (File No. 22-27548)


ITEM 22.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                           SIGNATURES


     PURSUANT  TO  THE  REQUIREMENTS OF THE SECURITIES  ACT,  THE
REGISTRANTS HAVE DULY CAUSED THIS AMENDMENT TO BE SIGNED ON THEIR
BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE  CITY
OF EAST CHICAGO, STATE OF INDIANA ON JULY __, 1996.


                                   SHOWBOAT MARINA CASINO
                                   PARTNERSHIP, an Indiana general
                                   partnership
By: SHOWBOAT MARINA INVESTMENT     By:  SHOWBOAT MARINA PARTNERSHIP,
    PARTNERSHIP, an Indiana             an Indiana general
    general partnership, a              partnership, a general
    general partner                     partner

By: SHOWBOAT INDIANA INVESTMENT    By:  SHOWBOAT INDIANA INVESTMENT
    LIMITED PARTNERSHIP, a Nevada       LIMITED PARTNERSHIP, a Nevada
    limited partnership, a              limited partnership, a
    general partner                     general partner

By: SHOWBOAT INDIANA, INC., a      By:  SHOWBOAT INDIANA, INC., a
    Nevada corporation, its             Nevada corporation, its
    general partner                     general partner


    /s/ J. Keith Wallace                 /s/ J. Keith Wallace
    J. Keith Wallace                    J. Keith Wallace
    President and Chief Executive       President and Chief Executive
    Officer                             Officer


By: WATERFRONT ENTERTAINMENT AND   By:  WATERFRONT ENTERTAINMENT AND
    DEVELOPMENT, INC., an Indiana       DEVELOPMENT, INC., an Indiana
    corporation, a general              corporation, a general
    partner                             partner


    /s/ Michael A. Pannos               /s/ Michael A. Pannos
    Michael A. Pannos                   Michael A. Pannos
    President                           President


                                   SHOWBOAT MARINA FINANCE
                                   CORPORATION, a Nevada corporation


                                        /s/ Michael A. Pannos
                                   By:  Michael A. Pannos
                                        Secretary

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THIS  AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS  IN  THE
CAPACITIES AND ON THE DATES INDICATED.


            SIGNATURES                       TITLE                 DATE


SHOWBOAT MARINA PARTNERSHIP, an       General Partner of      July   , 1996
Indiana general partnership           Showboat Marina
                                      Casino Partnership


By:  SHOWBOAT INDIANA INVESTMENT
     LIMITED PARTNERSHIP, a Nevada
     limited partnership, a general
     partner of Showboat Marina
     Partnership

By:  SHOWBOAT INDIANA , INC., a
     Nevada corporation, its
     general partner

     /s/ J. Keith Wallace
     J. Keith Wallace
     President and
     Chief Executive Officer


By:  WATERFRONT ENTERTAINMENT AND
     DEVELOPMENT, INC., an Indiana
     corporation, a general partner
     of Showboat Marina Partnership

     /s/ Michael A. Pannos
     Michael A. Pannos
     President



SHOWBOAT MARINA INVESTMENT            General Partner of      July    , 1996
PARTNERSHIP                           Showboat Marina
                                      Casino Partnership


By:  SHOWBOAT INDIANA INVESTMENT
     LIMITED PARTNERSHIP, a Nevada
     limited partnership, a general
     partner of Showboat Marina
     Investment Partnership

By:  SHOWBOAT INDIANA , INC., a
     Nevada corporation, its
     general partner

     /s/ J. Keith Wallace
     J. Keith Wallace
     President and
     Chief Executive Officer

By:  WATERFRONT ENTERTAINMENT AND
     DEVELOPMENT, INC., an Indiana
     corporation, a general partner
     of Showboat Marina Investment
     Partnership

     /s/ Michael A. Pannos
     Michael A. Pannos
     President


     /s/ J. Keith Wallace            President and Chief             , 1996
     J. Keith Wallace                Executive
                                     Officer of Showboat
                                     Indiana, Inc.
                                     (Principal Executive
                                     Officer of Showboat
                                     Indiana, Inc.)

                                     Vice President Finance          , 1996
                                     and Chief Financial
                                     Officer of Showboat
                                     Indiana, Inc.
                                     (Principal Financial
             *                       and Accounting Officer
     Joseph O'Brien, III             of Showboat Indiana,
                                     Inc.)


                                     Director of Showboat            , 1996
             *                        Indiana, Inc.
     J.K. Houssels


                                     Director of Showboat            , 1996
             *                        Indiana, Inc.
     John D. Gaughan


                                     Director of Showboat            , 1996
             *                        Indiana, Inc.
     Frank A. Modica


                                     Director of Showboat            , 1996
             *                        Indiana, Inc.
     H. Gregory Nasky


                                     Director of Showboat            , 1996
             *                        Indiana, Inc.
     J.K. Houssels, III


                                     Director and President          , 1996
                                     of Waterfront
     /s/ Michael A. Pannos           Entertainment and
     Michael A. Pannos               Development, Inc.
                                     (Principal Executive
                                     Officer of Waterfront
                                     Entertainment and
                                     Development, Inc.

                                     Director and Treasurer          , 1996
             *                       (Principal
     Thomas S. Cappas                Financial and
                                     Accounting Officer) of
                                     Waterfront
                                     Entertainment and
                                     Development, Inc.



*By  /s/ J. Keith Wallace                                      July   , 1996
     J. Keith Wallace
     Attorney In Fact


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF  1933,
THIS  AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS  IN  THE
CAPACITIES AND ON THE DATES INDICATED.


          SIGNATURES                         TITLE                       DATE


             *                   Vice President Finance and                , 1996
     Joseph G. O'Brien, III      Chief Financial Officer
                                 (Principal Financial and
                                 Accounting Officer)


             *                   Director, President and Chief             , 1996
     J. Kell Houssels, III       Executive Officer


             *                   Director                                  , 1996
     Mark J. Miller


     /s/ Michael A. Pannos       Director                                  , 1996
     Michael A. Pannos


             *                   Director                                  , 1996
     Thomas S. Cappas


     /s/ J. Keith Wallace        Director                                  , 1996
     J. Keith Wallace


*By  /s/ J. Keith Wallace                                           July __, 1996
     J. Keith Wallace
     Attorney In Fact


                              II-8


                          EXHIBIT INDEX

EXHIBIT                                                     PAGE
NUMBER                     DESCRIPTION                       NO.


 1.01   Purchase  Agreement  dated  March  28,   1996   by
        Showboat  Marina Casino Partnership  and  Showboat
        Marina  Finance  Corporation  and  confirmed   and
        accepted   by   Donaldson,   Lufkin   &   Jenrette
        Securities   Corporation  and  Nomura   Securities
        International, Inc. and Bear, Stearns & Co. Inc.*

 3.01   Articles  of  Incorporation  of  Showboat   Marina
        Finance Corporation, filed  March 7, 1996.*

 3.02 Bylaws of Showboat Marina Finance Corporation certified March 21, 1996.*

 3.03   Partnership  Agreement  by  and  between  Showboat
        Marina  Partnership and Showboat Marina Investment
        Partnership dated as of March 1, 1996.*

 4.01   Indenture  dated  as  of  March  28,  1996,  among
        Showboat   Marina  Casino  Partnership,   Showboat
        Marina  Finance Corporation, Donaldson,  Lufkin  &
        Jenrette Securities Corporation, Nomura Securities
        International, Inc., Bear, Stearns & Co. Inc.  and
        American  Bank National Association,  as  trustee,
        relating to the 13 1/2 Series A and Series B First
        Mortgage Notes due 2003.*

 4.02   A/B  Exchange Registration Rights Agreement  dated
        as  of March 28, 1996 among Showboat Marina Casino
        Partnership,  Showboat Marina Finance Corporation,
        Donaldson,    Lufkin    &   Jenrette    Securities
        Corporation, Nomura Securities International, Inc.
        and Bear, Stearns & Co. Inc.*

 4.03 Specimen of 13 1/2% Series B First Mortgage Notes due 2003.*

 4.04   Form  of  Letter of Transmittal to  American  Bank
        National   Association  as  Exchange   Agent   for
        exchange of 13 1/2% Series A First Mortgage  Notes
        due 2003.*

 5.01   Opinion  and consent of Kummer Kaempfer  Bonner  &
        Renshaw as to the legality of securities being registered.*

10.01 Management Agreement dated March 28, 1996, by and between Showboat Marina Casino Partnership and
        Showboat Marina Partnership.*

10.02 Completion Guarantee dated March 28, 1996, by and between Showboat, Inc. and American Bank National
        Association, as trustee.*

10.03   Completion Guarantor Subordination Agreement dated
        March 28, 1996, by and between Showboat, Inc.  and
        American Bank National Association, as trustee.*

10.04 Standby Equity Commitment dated March 28, 1996, by and among Showboat Marina Casino Partnership,
        Showboat  Marina Finance Corporation and Showboat,
        Inc.*

10.05   Manager's  Consent and Subordination of Management
        Agreement dated March 28, 1996, by and between Showboat Marina Casino Partnership and Showboat
        Marina Partnership.*

10.06   Leasehold   Mortgage,  Assignment  of  Rents   and
        Security  Agreement dated March 28, 1996 and  made
        by  Showboat Marina Casino Partnership to American
        Bank National Association, as trustee.*


10.07   Escrow and Disbursement Agreement dated March  28,
        1996,   by   and  among  Showboat  Marina   Casino
        Partnership,  Showboat Marina Finance  Corporation
        and   Showboat,   Inc.  (as   escrow   agent   and
        disbursement  agent)  and American  Bank  National
        Association, as trustee.

10.08   Security  Agreement dated March  28,  1996,  among
        Showboat   Marina  Casino  Partnership,   Showboat
        Marina  Finance  Corporation  and  American   Bank
        National Association, as trustee.*

10.09   Environmental Indemnity Agreement dated March  28,
        1996,  by  and between Showboat, Inc. and American
        Bank National Association.*

10.10   Assignment of Contracts and Documents dated  March
        28,  1996,  by and between Showboat Marina  Casino
        Partnership    and    American    Bank    National
        Association, as trustee.*

10.11   Shipbuilding  Contract  between  Atlantic  Marine,
        Inc. and Showboat Marina Casino Partnership, dated as of March 8, 1996.*

10.12 Economic Betterment Commitment Letter Agreement between the City of East Chicago, Indiana and Showboat Marina Casino Partnership, dated April 8,
        1994.*

10.13 Economic Betterment Commitment Letter Agreement between the City of East Chicago, Indiana and Showboat Marina Casino Partnership, dated April
        18, 1995.*

10.14   Noncompetition  Agreement  by  and   between   the
        Indiana   Gaming   Commission,   Showboat,   Inc.,
        Waterfront  Entertainment and  Development,  Inc.,
        and  Showboat  Marina Partnership, dated  December
        15, 1995.*

10.15   Redevelopment   Project  Lease  by   and   between
        Showboat Marina Partnership and the City  of  East
        Chicago Department of Redevelopment, dated October
        19, 1995.*

10.16   Asset  Transfer Agreement by and between  Showboat
        Marina  Partnership  and  Showboat  Marina  Casino
        Partnership, dated as of March 27, 1996.*

24.01 Consent of Kummer Kaempfer Bonner & Renshaw, contained in Exhibit 5.01.*

24.02   Consent of KPMG Peat Marwick.

25.01   Powers of Attorney.*

26.01   Form    T-1    Statement   of   Eligibility    and
        Qualification  under the Trust  Indenture  Act  of
        1939.*(1)

27.01   Financial Data Schedule.*

*Previously filed

(1) The Form T-1 has been bound and filed separately on May 3, 1996 (File No. 22-27548).
